UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 26, 2021
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Scientific Games Corporation to be held at 2:30 p.m. PDT, with access beginning at 2:00 p.m., on Wednesday, June 9, 2021. This year’s annual meeting will be a virtual meeting of stockholders. We have designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. In order to attend the meeting, you must pre-register at http://viewproxy.com/ScientificGamesCorp/2021/ by June 8, 2021 at 11:59 p.m. EDT. You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting http://viewproxy.com/ScientificGamesCorp/2021/vm.
At the meeting, we will be electing ten members of our Board of Directors and conducting an advisory vote to approve named executive officer compensation. We will also be seeking the ratification of the amendment, dated as of June 16, 2020, to our amended and restated regulatory compliance protection rights plan, extending the term of the plan, which was designed to strengthen our ability to secure and maintain our good standing with respect to our licenses, contracts, franchises and other regulatory approvals, as well as approval of an amendment and restatement to our 2003 Incentive Compensation Plan to increase the shares authorized for issuance and an amendment to our Employee Stock Purchase Plan to expand the employees who are able to participate. Finally, we will be asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy in advance of the meeting using one of the advance voting methods described in the accompanying materials.
We look forward to hosting you at the annual meeting.

Sincerely,

Barry L. Cottle President and Chief Executive Officer

The accompanying Proxy Statement is dated April 26, 2021, and is first being mailed to our stockholders about or before April 28, 2021.

SCIENTIFIC GAMES CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
Notice is hereby given that the annual meeting of stockholders of Scientific Games Corporation (the “Company”) will be held at 2:30 p.m. PDT on Wednesday, June 9, 2021, solely online via the Internet via a live webcast, for the following purposes:
1.To elect ten members of the Company’s Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.
2.To approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.To ratify an amendment of the Company’s regulatory compliance protection rights plan to extend the term of the plan, which was previously adopted in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its licenses, contracts, franchises and other regulatory approvals.
4.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
5.To approve an amendment and restatement of the Company’s 2003 Incentive Compensation Plan to increase the number of shares of stock authorized for issuance thereunder.
6.To approve an amendment of the Company’s 2016 Employee Stock Purchase Plan to expand the employees who are eligible to participate therein.
7.To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on April 12, 2021 (the “record date”) are entitled to receive notice of and to vote at the meeting and any adjournment thereof.
Access to the Virtual Meeting. The virtual meeting will begin promptly at 2:30 p.m. PDT. Online access to the virtual meeting will open 30 minutes prior to the start of the annual meeting to allow time for attendees to log in and test their device’s audio system.
Log-in Instructions. In order to attend the annual meeting, you must pre-register at http://viewproxy.com/ScientificGamesCorp/2021/ by June 8, 2021 at 11:59 p.m. EDT.
Submitting Questions. Questions may be submitted during registration.
Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where stockholders of record as of the record date can view and download our proxy materials and 2020 Annual Report and vote their shares in advance of the annual meeting. Stockholders of record as of the record date may vote their shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the meeting.
Technical Assistance. Technical assistance is available by e-mailing virtualmeeting@viewproxy.com or dialing the toll-free number 1-866-612-8937.
Whether or not you plan to attend the annual meeting, the Company urges stockholders of record as of the record date to vote and submit their proxy in advance of the meeting using one of the advance voting methods (see page 1 of the accompanying Proxy Statement for additional details).

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 9, 2021:

The Proxy Statement and 2020 Annual Report will be available about or before April 28, 2021, 2021 through the Investors link on our website at
www.scientificgames.com or through www.proxyvote.com.

Dated: April 26, 2021	By Order of the Board of Directors

Michael C. Eklund Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

TABLE OF CONTENTS

General Information	1
Proposal 1: Election of Directors	4
Nominees for Election	4
Corporate Governance	8
Director Compensation	12
Delinquent Section 16(a) Reports	16
Security Ownership	17
Executive Compensation	19
Compensation Discussion and Analysis	19
Compensation Committee Report	33
Summary Compensation Table	33
Grants of Plan-Based Awards for Fiscal Year 2020	35
Outstanding Equity Awards at Fiscal Year-End	36
Option Exercises and Stock Vested for Fiscal Year 2020	38
Potential Payments Upon Termination or Change in Control	39
Pay Ratio Disclosure	47
Equity Compensation Plan Information	48
Certain Relationships and Related Person Transactions	49
Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	50
Proposal 3: Ratification of the Amendment to Extend the Term of Our Regulatory Compliance Protection Rights Plan	52
Report of the Audit Committee	56
Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	57
Fees Paid to our Independent Registered Public Accounting Firm	57
Proposal 5: Approval of an Amendment and Restatement of the Company’s 2003 Incentive Compensation Plan (as Amended and Restated)	59
Proposal 6: Approval of an Amendment of the Company's 2016 Employee Stock Purchase Plan	69
Other Matters	74
Stockholder Proposals for the Next Annual Meeting	75

Appendix A:	Reconciliation of Consolidated AEBITDA to Consolidated Net Loss

Appendix B:
Amended and Restated Rights Agreement, dated as of January 10, 2018, between Scientific Games Corporation and American Stock Transfer & Trust Company, LLC which includes the Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Scientific Games Corporation as Exhibit A, the Form of Right Certificate as Exhibit B, the Summary of Rights to Purchase Shares of Preferred Stock of Scientific Games as Exhibit C and the Form of Consent to Jurisdiction as Exhibit D

Appendix C:	Amendment to Amended and Restated Rights Agreement, dated as of June 16, 2020, between Scientific Games Corporation and American Stock Transfer & Trust Company, LLC, as rights agent

Appendix D:	Proposed Scientific Games Corporation Amended and Restated 2003 Incentive Compensation Plan

Appendix E:	Proposed Scientific Games Amended and Restated 2016 Employee Stock Purchase Plan
i

SCIENTIFIC GAMES CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119
PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Scientific Games Corporation (“Scientific Games,” the “Company,” “we” or “us”) of proxies to be voted at the annual meeting of stockholders to be held at 2:30 p.m. PDT on Wednesday, June 9, 2021, solely online via the Internet via a live webcast, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.
Notice and Access to Proxy Materials
We expect our proxy materials, including this Proxy Statement and our 2020 Annual Report, to be made available to stockholders about or before April 28, 2021 through the Investors link on our website at www.scientificgames.com or through www.proxyvote.com. In accordance with the rules of the Securities and Exchange Commission (“SEC”), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a “Notice of Internet Availability of Proxy Materials” that contains instructions as to how they can view our materials online, how they can request copies be sent to them by mail or electronically by email and how they can vote online (the “Notice”).
Stockholders Entitled to Vote
All stockholders of record at the close of business on April 12, 2021 are entitled to vote at the meeting. At the close of business on April 12, 2021, 96,038,687 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.
Voting Procedures
    You may vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.
If you are the record holder of your shares, you may also vote your shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the annual meeting. If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.
Meeting Format
The 2021 annual meeting of stockholders will be a virtual meeting format due to public meeting restrictions and continued health concerns related to the COVID-19 pandemic. Stockholders will only be able to access the annual meeting virtually. The Company has designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. More information about the virtual annual meeting, including how to participate, is provided here in this Proxy Statement and on www.scientificgames.com.
Voting Matters
Stockholders are being asked to vote on the following matters at the annual meeting:

Proposal	Board’s Recommendation
Proposal 1: Election of Directors (page 4)	FOR each Nominee
The Board and the Nominating and Corporate Governance Committee believe that the ten director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.

Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers (page 50)	FOR
The Company has designed its executive compensation program to attract and retain executive talent, foster excellent business performance and align compensation with the long-term interests of our stockholders. The Board and the Compensation Committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Proposal 3: Ratification of an Amendment to Extend the Term of the Company’s Regulatory Compliance Protection Rights Plan (page 52)	FOR
The Company entered into an amendment, on June 16, 2020, to extend the term of the Company’s amended and restated regulatory compliance protection rights plan, which was previously adopted in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain its good standing with respect to its licenses, contracts, franchises and other regulatory approvals. As a matter of good corporate practice, stockholders are being asked to ratify the amendment extending the term of the Company’s regulatory compliance protection rights plan.

Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm (page 57)	FOR
The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of Deloitte.

Proposal 5: Approval of an amendment and restatement of the Company’s 2003 Incentive Compensation Plan (as currently amended and restated, the “2003 Plan”) (page 59)	FOR
The Board and the Compensation Committee have approved an amendment and restatement of the 2003 Plan to increase the number of shares available under the 2003 Plan by 3,500,000 shares. The Company is asking stockholders to approve the amendment and restatement of the 2003 Plan so that the Company will be able to continue to, among other things, attract, retain, motivate and reward executives, employees, directors and other persons who provide services to the Company and encourage long-term service by such individuals.

Proposal 6: Approval of an amendment of the Company’s 2016 Employee Stock Purchase Plan (the “ESPP”) (page 69)	FOR
The Board and the Compensation Committee have approved an amendment and restatement of the ESPP that, among other things, expands the employees who are entitled to participate therein. The Company is asking stockholders to approve this expansion of the ESPP because the Company believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of the Company’s stockholders.

All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
Changing Your Vote
A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by voting at the meeting.
Quorum
The presence, including by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.
Vote Required
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.
Each of the other proposals requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting.
Effect of Withheld Votes or Abstentions
If you “WITHHOLD” your vote in the election of directors or “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. Withholding your vote with respect to any of the director nominees will have no effect on the outcome of the election of directors (Proposal 1), and abstaining will have the effect of a vote against the other proposals (Proposals 2, 3, 4, 5 and 6).
Effect of Broker Non-Votes
A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present, will have no effect on the outcome of the election of directors (Proposal 1) and will have the effect of a vote against the advisory vote on approval of named executive officer compensation (Proposal 2), the ratification of an amendment to extend the term of our regulatory compliance protection rights plan (Proposal 3), approval of an amendment and restatement to our 2003 Plan to increase the shares authorized for issuance thereunder (Proposal 5) and approval of an amendment of our ESPP to expand the employees entitled to participate therein (Proposal 6). A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1), the advisory vote on approval of named executive officer compensation (Proposal 2), the ratification of an amendment to extend the term of our regulatory compliance protection rights plan (Proposal 3), approval of an amendment and restatement to our 2003 Plan to increase the shares authorized for issuance thereunder (Proposal 5) or approval of an amendment of our ESPP to expand the employees entitled to participate therein (Proposal 6) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent registered public accounting firm (Proposal 4) and, accordingly, your shares may be voted by your broker or nominee on Proposal 4 without your instructions.
Our Relationship with SciPlay Corporation
On May 7, 2019, SciPlay Corporation (“SciPlay”) completed an initial public offering (the “IPO”) of an 18.0% minority interest in our Social gaming business, after giving effect to the underwriters’ partial exercise of their over-allotment option on June 4, 2019. SciPlay has two classes of common stock: Class A common stock, which is traded on The NASDAQ Stock Market under the symbol “SCPL”, and Class B common stock. As of December 31, 2020, we owned all of the outstanding Class B common stock, which represents approximately 81.9% of SciPlay’s total outstanding shares of common stock and approximately 97.8% of the combined voting power of both classes of SciPlay’s outstanding common stock. Accordingly, we continue to control shares representing a majority of the combined voting power in SciPlay and continue to have a controlling financial interest in SciPlay subsequent to the IPO.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.
Nominees For Election
On April 27, 2020, the Board decreased the size of the Board from eleven to ten directors, effective simultaneously with the election of directors at the 2020 annual meeting. The Board has nominated for election as a director to the Board the ten persons named below to serve for a one-year term until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Except for Ms. Shanks, each of the director nominees served as a director during 2020 and is presently serving as a director. Ms. Shanks was recommended for consideration by the Nominating and Corporate Governance Committee by Messrs. Odell and Cottle.
On September 14, 2020, the Company announced that a group of long-term institutional investors, including highly credentialed gaming industry investor Caledonia Investments, reached an agreement to acquire a 34.9% stake in the Company from MacAndrews & Forbes Incorporated (“MacAndrews & Forbes”) at a price of $28.00 per share (the “MafCo Transaction”). The MafCo Transaction was completed on October 27, 2020, with no investor owning more than 9.9% of the Company’s shares as a result. In connection with the MafCo Transaction, the Company implemented a series of governance changes and enhancements, including refreshment of the Board. The existing stockholders’ agreement with MacAndrews & Forbes was terminated in connection with the transaction and all rights held by MacAndrews & Forbes, other than registration rights, are no longer in effect. As a result, MacAndrews & Forbes no longer holds any rights to appoint directors to our Board.
The reconstituted Board currently consists of all directors elected at the Company’s 2020 annual meeting, other than the MacAndrews & Forbes representatives, as well as four new directors. Former Aristocrat Chief Executive Officer Jamie Odell, along with former Aristocrat Chief Financial Officer Antonia Korsanos, were elected to the Board effective as of September 16, 2020 as Executive Chair and Executive Vice Chair, respectively, and were joined on the Board by the former Chief Executive Officer of Barclays Bank Plc. and President of Barclays International, Timothy Throsby, and Chairman of REA Group Limited, HT&E Limited, and Rugby Australia Limited and Deputy Chairman of Magellan Financial Group, Hamish McLennan, who were appointed as independent directors effective October 1, 2020 and October 29, 2020, respectively.
The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.
The name, age (as of April 2, 2021), business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
Jamie R. Odell	62	Director (Executive Chair)	2020
Barry L. Cottle	59	Director; President and Chief Executive Officer	2018
Antonia Korsanos	51	Director (Executive Vice Chair)	2020
Jack A. Markell	60	Director	2019
Hamish R. McLennan	54	Director	2020
Michael J. Regan	78	Director	2006
Timothy Throsby	54	Director	2020
Maria T. Vullo	57	Director	2019
Kneeland C. Youngblood	65	Director	2018
Virginia E. Shanks	60	Nominee	N/A
Jamie R. Odell has served as Executive Chair of the Board since September 2020 and has served as a consultant to the Company with the title of Special Advisor to the Chairman and CEO since May 2019. He previously served as Chief Executive Officer and Managing Director of Aristocrat Leisure Limited (“Aristocrat”) from May 2009 to February 2017. Prior to joining Aristocrat, Mr. Odell held senior executive roles in the global beverage industry.
Barry L. Cottle has served as President and Chief Executive Officer since June 2018. Mr. Cottle has also served as Executive Chairman of the Board of Directors of SciPlay since April 2019 (see “Our Relationship with SciPlay Corporation” for information on our relationship with SciPlay). Mr. Cottle joined the Company as Chief Executive, SG Interactive, in August 2015 to lead the strategy and growth plans of the Interactive group. Before joining the Company, Mr. Cottle served as Vice Chairman of Deluxe Entertainment Services Group Inc. from February 2015 until August 2015 while concurrently serving as Senior Vice President of Technology at MacAndrews & Forbes from February 2015 until August 2017, where he helped drive digital innovation. Prior to that, he was the Chief Revenue Officer and Executive Vice President - Games for Zynga Inc. from January 2012 until October 2014, where he led corporate and business development, strategic partnerships, distribution, marketing and advertising and ultimately the Social Casino group. Previously, Mr. Cottle served as the Executive Vice President - Interactive for Electronic Arts Inc. from August 2007 to January 2012. Earlier in his career, Mr. Cottle served as the Founder/Chief Executive Officer of Quickoffice, Inc.; Chief Operating Officer of Palm, Inc.; and Senior Vice President of Disney TeleVentures, a division of The Walt Disney Company dedicated to creating interactive online/TV experiences.
Antonia Korsanos has served as Executive Vice Chair of the Board since September 2020 and has served as a consultant to the Company with the title of Advisor to the CEO since July 2019. Previously, Ms. Korsanos served as the Chief Financial Officer of Aristocrat Leisure Limited (“Aristocrat”) from 2009 to 2018 and Company Secretary from 2011 to 2018. Prior to joining Aristocrat, Ms. Korsanos held senior leadership roles in the consumer goods industry, including at Goodman Fielder and Kellogg’s. Ms. Korsanos has served as a director of Crown Resorts Limited since May 2018, Treasury Wine Estates Limited since April 2020, and Webjet Limited since June 2018. Ms. Korsanos previously served as a director of Ardent Leisure Group Limited from September 2018 to June 2020.
Jack A. Markell served as the 73rd Governor of Delaware from 2009 to 2017. During his tenure, Governor Markell was focused on improving Delaware’s schools and positioning its citizens for future prosperity by launching and scaling important workforce development efforts. Governor Markell served as Chair of the National Governors Association and the Democratic Governors Association. Governor Markell previously was elected three times as Delaware’s State Treasurer prior to becoming Governor of the State. Prior to public service, Governor Markell had a career in business, banking and consulting, including serving as Senior Vice President for Corporate Development at Nextel Communications, Inc. Governor Markell’s other professional experience includes working in a senior management position at Comcast Corporation, as an associate at McKinsey and Company and as a banker at First Chicago Corporation. Governor Markell has also been a member of the board of directors of Graham Holdings Company since 2017, and FS Credit Real Estate Income Trust, Inc. since 2018. Governor Markell also serves on the board of directors of Jobs for America’s Graduates, Upstream USA, Vemo Education and Symbiont.io Inc. and serves as a member of the board of trustees of the Annie E. Casey Foundation, Delaware State University and Strada Education Network.
Hamish R. McLennan has served as Chairman of REA Group Limited, a $20 billion global digital advertising company, since April 2012, Chairman of HT&E Limited, a media and entertainment company operating radio, digital and outdoor businesses, since October 2018, and Chairman of Rugby Australia Limited, the governing body of rugby union in

Australia, since May 2020. He has also served as Deputy Chairman of Magellan Financial Group, a globally-focused equity fund, since June 2019, where he has served as a non-executive director since March 2016, and as a director of Claim Central Consolidated, a global digital claims solutions business, since September 2020. Mr. McLennan is an experienced media and marketing executive, previously serving as Executive Chairman and Chief Executive Officer at Network Ten Holdings, an Australian entertainment and news content company, from 2013 to 2015, Executive Vice President for News Corporation, a global diversified media and information services company, in Sydney and New York from 2012 to 2013, and Global Chairman and Chief Executive Officer of Young & Rubicam, a division of WPP, the world’s largest communications services group, from 2006 to 2011.
Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. Mr. Regan has been a member of the board of directors of Lifetime Brands, Inc., a global provider of kitchenware, tableware and other home products, since 2012. Mr. Regan also served as a member of the board of directors of DynaVox Inc. from 2011 to January 2015.
Timothy Throsby previously served as President of Barclays Corporate & International and Chief Executive of Barclays Corporate and Investment Bank from 2017 to 2019. Prior to joining Barclays, Mr. Throsby held senior executive roles with JPMorgan Chase Bank. He has had an extensive career in banking and private equity, working for Credit Suisse and Macquarie before joining Goldman Sachs in 1995 as a Managing Director and Co-Head of Equity Derivatives Asia and Japan. In 2002, he moved to Lehman Brothers to head the Asia and Japan Equities Division, before relocating to New York in 2004 to run the global equity derivatives business, convertibles and risk arbitrage. In 2005, he became President of Citadel Asia and Japan where he ran their Asian business, located in Hong Kong.
Maria T. Vullo has served as Vice Chairman and Chief Legal Officer of Emigrant Bank and Emigrant BanCorp, Inc., the largest privately held bank in the U.S., since September 2020. Ms. Vullo has also served as Chief Executive Officer of Vullo Advisory Services, PLLC, an advisory firm specializing in financial services. Ms. Vullo’s other professional experience includes being Regulator-in-Residence at the Fintech Innovation Lab NYC and an Adjunct Professor at Fordham Law School. She previously served as the Superintendent of the New York State Department of Financial Services (the “DFS”) from 2016 to 2019 where she was responsible for the regulation of New York’s financial services industry. Ms. Vullo managed an agency staff of 1,400 employees with a budget in excess of $250 million. Prior to assuming the role of DFS Superintendent, Ms. Vullo was a litigation partner for 20 years with Paul, Weiss, Rifkind, Wharton & Garrison LLP. She is an experienced trial and appellate litigator in civil, criminal and regulatory matters. In addition, Ms. Vullo served as Executive Deputy Attorney General for Economic Justice under Attorney General Andrew Cuomo in New York State. In that role, Ms. Vullo supervised the Bureaus of Investor Protection, Real Estate Finance, Antitrust, Consumer Protection, and Internet. Ms. Vullo was twice nominated by the New York State Commission on Judicial Nomination to be an Associate Judge of the New York Court of Appeals. Ms. Vullo has also served as a Director of Emigrant Bank since July 2019, as a Director of DayForward Life Insurance Company since 2020, and also has served as a member of numerous nonprofit boards where she has assumed leadership positions.
Kneeland C. Youngblood has served as a founding partner of Pharos Capital Group, LLC, a private equity firm that invests in the healthcare service sector since 1998. Mr. Youngblood has served as a director of Mallinckrodt plc, a specialty pharmaceutical company, since June 2013. He also serves on the board of TPG Pace Beneficial Corporation and TPG Pace Technology Corporation, which are Special Purpose Acquisition Companies. He is also a member of the Council on Foreign Relations. Mr. Youngblood has previously served on the boards of directors of TPG Pace Holdings Corp. (from June 2017 to November 2019), Pace Holdings Corp. (from 2015 to 2017), Starwood Hotels & Resorts Worldwide, Inc. (from 2001 to 2012), The Gap, Inc. (from 2006 to 2012) and Burger King Holdings, Inc. (from 2004 to 2010). He also previously served as a trustee of the Dallas Police and Fire Pension System (2017 to 2019).
Virginia E. Shanks, nominee, most recently served as the Strategic Advisor for Penn National Gaming, Inc., a casino entertainment company, until December 2019, following its acquisition of Pinnacle Entertainment Inc. (“Pinnacle”). Previously, Ms. Shanks served as the Executive Vice President and Chief Administrative Officer of Pinnacle, a casino entertainment company from July 2013 to October 2018, and as Executive Vice President and Chief Marketing Officer from October 2010 to June 2013. At Pinnacle, Ms. Shanks was responsible for all company-wide marketing strategies and had oversight of food and beverage, hotel operations, guest service, information technology and gaming operations. Prior to joining Pinnacle in 2010, Ms. Shanks was the Chief Marketing Officer for Multimedia Games, from 2008 to 2010, where she led product strategy, project management and investor relations. Before joining Multimedia Games, Ms. Shanks held senior executive positions for more than 25 years at Caesars Entertainment Corporation (predecessor to Caesars Entertainment, Inc.), where she was responsible for setting overall corporate brand strategy and overseeing sports and entertainment marketing, strategic alliances, consumer insights, retail, public relations and nationwide casino promotions. Ms. Shanks also serves on the board of directors for Altria Group, Inc. since 2017 and the board of trustees for EPR Properties since 2019. She has previously served on the board of directors for Global Gaming Women, an independent non-profit organization whose mission is to support, inspire and influence the development of women in the gaming industry, and Make-A-Wish Southern Nevada.
Qualifications of Directors
Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. Other than the minimum age requirement specified in the Nevada Revised Statutes, the Nominating and Corporate Governance Committee and the Board do not have specific qualifications that must be met by a candidate for director. However, the Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board’s overall composition, and make no distinction in the evaluation of nominees recommended by our directors or executive officers, third parties or our stockholders in accordance with the provisions contained in our Amended and Restated Bylaws.
In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual’s character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company’s business. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, gaming, lottery, social and digital gaming industry experience, experience with global operations, exposure to the development and marketing of technology and consumer products and legal and regulatory experience.
As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.
The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including gaming, lottery, social and digital gaming (Messrs. Odell and Cottle, Mses. Korsanos and Shanks), global operations (all directors), technology (Messrs. Odell, Cottle and Markell and Mses. Korsanos and Shanks, consumer products and marketing (Messrs. Odell, Cottle and McLennan and Mses. Korsanos and Shanks), legal and regulatory (Mr. Markell and Mses. Shanks and Vullo), investment and financial services (Messrs. Markell, Throsby and Youngblood and Mses. Korsanos and Vullo) and public accounting (Mr. Regan), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Odell, Cottle, McLennan and Throsby), as a chief administrative officer of a major accounting firm (Mr. Regan), as a chief administrative officer of a casino entertainment company (Ms. Shanks), as chief financial officer (Ms. Korsanos), as the Governor of the State of Delaware (Mr. Markell) and as the Superintendent of the New York State Department of Financial Services (Ms. Vullo). Messrs. Markell and Youngblood and Ms. Vullo have extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as the Company. Mr. Cottle has served as a senior executive and director of other gaming and entertainment companies, which service has given him deep knowledge of the Company and its businesses and directly relevant management experience. Mr. Youngblood has experience managing and advising a number of public and private companies. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TEN NOMINEES

Corporate Governance
Overview. The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:

Corporate Governance Highlights
• Annual election of all directors	• Code of Business Conduct (and related training)
• Seven independent director nominees	• Director and officer stock ownership guidelines
• Entirely independent Board committees (other than Compliance Committee)	• Executive compensation based on pay-for-performance philosophy
• Regular executive sessions of independent directors	• Cash and equity compensation clawback policy
• Separate Executive Chair and Chief Executive Officer roles	• Anti-hedging and anti-pledging policies
• Lead Independent Director	• Stockholder right to call special meetings
• Regular Board and committee self-evaluations	• Stockholder right to act by written consent
• Risk management oversight by the Board and committees	• Absence of an “anti-takeover” rights plan and other “anti-takeover” provisions
• Consideration of diversity in decisions regarding Board composition	• Board oversight of diversity, equity and inclusion initiatives
• New Board leadership and refreshment, including four new directors in 2020 and two new committee chairs in 2021
Director Independence. The Board has adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the NASDAQ Stock Market. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:
(1)    the director has been employed by the Company (or any subsidiary) at any time within the past three years, other than service as an interim executive officer for a period of less than one year;
(2)    the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;
(3)    the director or an immediate family member of the director has accepted any compensation (including any political contribution to a director or family member) from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer, (c) benefits under a tax-qualified retirement plan or non-discretionary compensation or (d) compensation for service as an interim executive officer for a period of less than one year;
(4)    the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization (including a charitable organization) that made payments to, or received payments from, the Company for property or services in the current year or in any of the past three years that exceed the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company’s securities or (b) payments under non-discretionary charitable contribution matching programs;
(5)    the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or
(6)    the director or an immediate family member of the director is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

In applying these standards, the Board determined that each of Messrs. Markell, McLennan, Regan, Throsby and Youngblood, and Mses. Shanks and Vullo, qualify as independent directors, and none has a business or other relationship that would interfere with the director’s exercise of independent judgment. Messrs. Odell and Cottle and Ms. Korsanos do not qualify as independent directors.
The full text of the Board’s Director Independence Guidelines, including information on the additional independence requirements applicable to Board committee members, can be accessed through the Investors — Corporate Governance link on our website at www.scientificgames.com.
Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the Investors Corporate Governance link on our website at www.scientificgames.com.
Board Leadership Structure. As described above, all of the director nominees qualify as independent directors, other than Mr. Odell, our Executive Chair, Mr. Cottle, our President and Chief Executive Officer, and Ms. Korsanos, our Executive Vice Chair. The Audit, Compensation and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Compliance Committee is comprised of independent directors, a non-independent director and an industry consultant. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Executive Chair of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Executive Chair of the Board, while maintaining the ability to separate the Executive Chair of the Board and Chief Executive Officer roles when deemed appropriate. The Executive Chair of the Board and Chief Executive Officer roles are currently held by two different individuals.
Ms. Korsanos serves as the Executive Vice Chair of the Board. Mr. Cohen currently serves as Vice Chair of the Board, and the Board has also designated Mr. Cohen as the lead independent director. The Nominating and Corporate Governance Committee will recommend, for approval by the Board, a new lead independent director following the termination of Mr. Cohen’s directorship. The lead independent director responsibilities include presiding over regularly held executive sessions of independent directors, facilitating communication between the independent directors and the Chief Executive Officer and coordinating the activities of the independent directors. The lead independent director also provides assistance to the Board and the committees of the Board in their evaluations of management’s performance, and carries out other duties assigned by the Board from time to time in areas of governance and oversight.
The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.
Board’s Role in Risk Oversight. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management, including ensuring that sufficiently robust risk and compliance policies and procedures are in place and are functioning properly to bring key risk and compliance matters to the Board’s attention. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board’s committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies, such as product and market concentration, competition, acquisitions and divestitures and business transformation and other matters presented to the Board, including operational risks, such as information technology, cybersecurity, personnel and supply chain; financial risks, such as financial reporting, valuation, market and liquidity risks, as described below; and environmental, social and governance risks, such as sustainability, social responsibility, diversity, equity and inclusion, management structure and employee compensation. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.
The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (the “Code”) (and related training), a strong ethics and compliance function that includes suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, regular cybersecurity, data flow and data privacy assessments, such as evaluation of network security measures and data protection safeguards, an internal and external audit process, such as testing controls, and internal approval and signature authority processes and legal department review of contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors often communicate directly with senior management on matters relating to risk management. In particular, the Board committee chairs regularly communicate with members of senior management, including the Chief Executive Officer, to discuss potential risks in connection with accounting and audit matters, compensation matters, compliance matters and financing-related matters.
The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board’s risk oversight function. In particular, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process and accounting. The Audit Committee also oversees the internal audit function and regularly meets in private with both the Vice President of Internal Audit (who reports functionally to the Audit Committee and administratively to the Chief Financial Officer) and representatives of the Company’s independent auditing firm. The Compensation Committee evaluates risks associated with the Company’s compensation programs and succession planning for executive officers and other senior management and discusses with management procedures to identify and mitigate such risks. See “Executive Compensation - Compensation Discussion and Analysis - Compensation Program as it Relates to Risk” below. The Compliance Committee is active in overseeing the Company’s program with respect to compliance with the laws applicable to the Company’s business, including gaming laws, as well as compliance with the Code and related policies by employees, officers, directors and other representatives of the Company. In addition, the Compliance Committee oversees a compliance review process, which is designed to ensure that the vendors, consultants, customers and business partners of the Company are “suitable” or “qualified” as those terms are used by applicable gaming and lottery authorities, and regularly meets separately with the Senior Vice President, Chief Compliance Officer and Director of Corporate Security (who reports functionally to the Chief Executive Officer and has a direct reporting line to the Compliance Committee). The Nominating and Corporate Governance Committee oversees risks related to composition, succession and structure of the Board.
Diversity, Equity and Inclusion. Diversity, equity and inclusion are embedded in the Company’s core value of team spirit, by which the Company collaborates as one diverse and inclusive team with an upbeat, inventive passion for building great entertainment. In support of this core value, in 2019, the Board established a special committee of the Board (the “Diversity, Equity and Inclusion Special Committee”) to oversee a broad review of the Company’s diversity, equity and inclusion policies and practices and compliance with its responsibilities as an equal opportunity employer and to make recommendations related thereto to the Board. Effective as of December 31, 2020, the Board assumed the oversight responsibilities previously delegated to the Diversity, Equity and Inclusion Special Committee. As a result of such efforts, the Company has formulated a diversity, equity and inclusion strategic plan and established a Diversity, Equity and Inclusion Council and task force in 2020 to make key decisions, review progress, communicate results and identify areas that require further development. As the Diversity, Equity and Inclusion Board representative, Mr. Youngblood reports to the Board at each Board meeting on the Company’s diversity, equity and inclusion strategic plan, culture and other matters related to diversity, equity and inclusion for the Company.
Board Meetings. The Board held a total of five meetings during 2020, including three at which executive sessions were held with no members of management present. During 2020, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.
Board Committees. The Board has four standing committees: the Audit Committee; the Compensation Committee; the Compliance Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors with the exception of the Compliance Committee, which is comprised of three independent directors, as well as Mr. Cottle and Patricia Becker, a gaming industry consultant.
Mr. Peter A. Cohen, who is a member of the Board, the Audit Committee and the Compensation Committee is not being nominated for re-election. Mr. Cohen’s directorship will expire simultaneously with the election of directors at the annual meeting, at which time he will no longer be a member of the Audit Committee or the Compensation Committee. The Board has approved charters for each Board committee, which can be accessed through the Investors - Corporate Governance link on our website at www.scientificgames.com. The current membership of each committee is as shown in the table below.

Audit Committee	Compensation Committee	Compliance Committee	Nominating and Corporate Governance Committee
Michael J. Regan (Chair)	Peter A. Cohen (Chair)	Kneeland C. Youngblood (Chair)	Michael J. Regan (Chair)
Peter A. Cohen	Hamish R. McLennan	Barry L. Cottle	Hamish R. McLennan
Timothy Throsby	Kneeland C. Youngblood	Jack A. Markell	Maria T. Vullo
Maria T. Vullo		Timothy Throsby
Patricia Becker
Audit Committee. The Audit Committee is responsible for hiring the Company’s independent registered public accounting firm and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and our independent registered public accounting firm, the Company’s internal accounting controls, the financial statements, the report and recommendations of our independent registered public accounting firm, the scope of the audit and the qualifications and independence of the auditor. The Audit Committee also oversees the Company’s internal audit function. The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Stock Market, the independence standards under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s Director Independence Guidelines, and that Mr. Regan qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the rules of the SEC. The Audit Committee held five meetings during 2020.
Compensation Committee. The Compensation Committee sets the compensation of the President and Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NASDAQ Stock Market and the Company’s Director Independence Guidelines and qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee held seven meetings during 2020.
Compliance Committee. The Compliance Committee is responsible for providing oversight of the Company’s program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming and anticorruption laws, and with respect to compliance with the Code by employees, officers, directors and other representatives of the Company. The Compliance Committee held four meetings during 2020.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessments of the Board and its committees. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NASDAQ Stock Market and the Company’s Director Independence Guidelines. The Nominating and Corporate Governance Committee held four meetings during 2020.
Other than the minimum age requirement specified in the Nevada Revised Statutes, the Nominating and Corporate Governance Committee does not have specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by our stockholders in accordance with the provisions contained in our Amended and Restated Bylaws. Each notice of nomination submitted in this manner must contain the information specified in our Amended and Restated Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock held by the proposing stockholder and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (i) the 90th day prior to the annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.

Each notice of nomination should include the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the President and Chief Executive Officer and third parties. The Nominating and Corporate Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.
Stockholder Communications with Directors. Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Corporate Secretary of the Company at Scientific Games Corporation, 6601 Bermuda Road, Las Vegas, NV 89119. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.
Attendance at Stockholders’ Meetings. The Company encourages directors to attend the annual stockholders’ meeting. Last year, two of the ten directors standing for election attended the annual meeting.
Compensation Committee Interlocks and Insider Participation. None of the Compensation Committee members (i) has ever been an officer or employee of the Company or (ii) was a participant in a Related Person Transaction (as defined in “Certain Relationships and Related Person Transactions”) in 2020. None of the Company’s executive officers, other than Mr. Cottle, serves, or in 2020 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or who in 2020 served, as a member of the Board or the Compensation Committee. Mr. Cottle serves, and in 2020 served, as an executive officer and member of the Board of Directors of both our Company and SciPlay.
Code of Business Conduct. The Board has adopted the Code, which applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Investors - Corporate Governance link on our website at www.scientificgames.com.
Director Compensation
The following describes the compensation paid to each of our directors in 2020, excluding the compensation of Mr. Cottle, our President and Chief Executive Officer during 2020, whose compensation is disclosed in the section entitled “Executive Compensation”.
Non-Employee Director Compensation. The compensation program for Eligible Directors (as defined below) consists of annual retainers and equity awards (the “Eligible Director compensation program”). In 2020, under the Eligible Director compensation program, Eligible Directors were entitled to receive:
(1)an annual retainer for service on the Board of $75,000;
(2)an annual retainer (in lieu of fees per committee meeting) of $10,000 ($15,000, in the case of the Audit Committee) for service on a committee;
(3)an annual retainer for the chairs of the Compensation Committee, the Compliance Committee, the Nominating and Corporate Governance Committee and the Diversity, Equity and Inclusion Special Committee of $20,000 (and an annual retainer for the chair of the Audit Committee of $35,000); and
(4)an annual grant of restricted stock units (“RSUs”) with a grant date value of $160,000 and a four-year vesting schedule, provided such Eligible Director satisfied the Board’s attendance requirement for the prior calendar year, as discussed below.
In addition, in consideration of the significant time and effort expended by the members of the non-standing Special Committee established in connection with the MafCo Transaction and the additional duties and responsibilities associated with their services on such committee, Mr. Cohen, as chair, received a one-time cash retainer of $60,000 and a monthly fee of $12,500, and each other member (Messrs. Regan and Youngblood) received a one-time cash retainer of $40,000 and a monthly fee of $10,000. In 2020, the Special Committee held 11 meetings, which included discussions with outside advisors relating to the MafCo Transaction.

New Eligible Directors generally receive stock options for 10,000 shares of our common stock (with a four-year vesting schedule), in lieu of the annual grant of RSUs, upon joining the Board. If elected to the Board at the Annual Meeting, Ms. Shanks will receive this grant shortly following the Annual Meeting. Messrs. McLennan and Throsby received this grant shortly following their elections to the Board. In addition, prior to their elections to the Board, the Company and Messrs. McLennan and Throsby had preliminary discussions regarding potential sign-on awards as an inducement for them to join the Board in light of the business opportunities and associated compensation that each would have to forgo. These awards consisted of 10,000 RSUs each, with immediate vesting, and were granted to Messrs. McLennan and Throsby on February 10, 2021. For 2020, “Eligible Directors” consisted of all directors other than Messrs. Cottle, Haddrill and Odell and Ms. Korsanos, who were instead compensated based on their employment (in the case of Mr. Cottle) or consulting agreement (in the case of Messrs. Haddrill and Odell and Ms. Korsanos) with the Company, as applicable. The compensation for Mr. Cottle is discussed in the section entitled “Executive Compensation”, and the compensation for each of Messrs. Haddrill and Odell and Ms. Korsanos is described below.
The elements of the Eligible Director compensation program are periodically evaluated and determined by the Compensation Committee, which takes into account competitive director compensation data provided by its independent compensation consultant, Compensation Advisory Partners LLC, or CAP, for companies in a peer group of comparably sized companies in related industries as well as a general industry group of comparably sized companies. The Compensation Committee uses the comparative data provided by CAP as a general indicator of relevant market conditions, but does not set specific benchmark targets for total director compensation or for individual elements of the Eligible Director compensation program. No changes were made to the Eligible Director compensation program for 2020, with the exception of the special fees provided to the members of the non-standing Special Committee. In early 2021, following its periodic evaluation of the Eligible Director compensation program, including a review of the competitive director compensation data provided by CAP, the Compensation Committee modified the Eligible Director compensation program for the first time since 2014 by: (1) increasing the annual cash retainer to $90,000 and the annual equity grant to $210,000; (2) providing that annual equity grants, beginning with the 2021 grant, would vest in full after one year; (3) providing for an annual cash retainer of $35,000 for the Lead Independent Director; and (4) allowing each Eligible Director to elect to receive all or a portion of his or her cash retainers in the form of additional equity awards instead.
Awards of stock options and RSUs are subject to forfeiture if an Eligible Director leaves the Board prior to the scheduled vesting date for any reason, except that the vesting of such awards would accelerate in full upon an Eligible Director ceasing to serve on the Board due to death or disability.
The number of RSUs awarded to each Eligible Director in respect of his or her annual grant for 2020 was determined by dividing the grant date value of $160,000 by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date and rounding down to the nearest whole number. As a result, 8,372 RSUs were awarded to each Eligible Director in 2020 (other than Messrs. McLennan and Throsby, both of whom joined the Board after the annual grant date for 2020). Mr. Haddrill was also awarded 8,372 RSUs in 2020 in accordance with the terms of his amended consulting agreement with the Company, discussed below.
Eligible Directors with unexcused absences exceeding 25% of the meetings held by the Board and committees on which they served in the prior year are not eligible to receive an annual award of RSUs except that Eligible Directors with less than six months of service in the prior year are not subject to such threshold with respect to the first grant made after becoming a director. All Eligible Directors serving at the time of grant (June 2020) satisfied the attendance requirements applicable for the 2020 annual awards.
Compensation Arrangements with Mr. Odell and Ms. Korsanos. Prior to being elected to the Board, Mr. Odell and Ms. Korsanos served as consultants to the Company and were compensated for such services pursuant to their consultant agreements with the Company. Since Mr. Odell and Ms. Korsanos were expected to continue to provide such services following their election to the Board, and such services were expected to increase, it was determined that Mr. Odell and Ms. Korsanos should continue to be compensated for their consulting services to the Company, and should not participate in the Eligible Director compensation program. At the time of their elections to the Board, pursuant to their consulting agreements, Mr. Odell and Ms. Korsanos were entitled to receive an annual consulting fee of $600,000 and $350,000, respectively, subject to certain reductions in 2020 due to the COVID-19 pandemic, as described below. In recognition of the fact that the consulting services provided by Mr. Odell and Ms. Korsanos were expected to increase substantially following the MafCo Transaction, their consulting agreements were amended effective October 1, 2020 to increase the annual fees to $900,000 and $600,000, respectively. In addition, in recognition of such services and the value unlocked by the consummation of the MafCo Transaction, in which Mr. Odell and Ms. Korsanos played critical roles, and to further align their interests with stockholders and drive stock price growth, each of Mr. Odell and Ms. Korsanos received a one-time grant of 662,933 stock options, vesting over three-years. However, half of the then-unvested portion of such stock options will vest earlier if the volume-weighted average price of our common stock is at least $50.00 for 25 out of 30 consecutive trading days, and all of the then-unvested portion of such stock options will vest earlier if the volume-weighted average price of our common stock is at least $75.00 for 25 out of 30 consecutive trading days.
Compensation Arrangements with Mr. Haddrill. During 2020, in lieu of participating in the Eligible Director compensation program, Mr. Haddrill was compensated for his service through his resignation on July 24, 2020 as Vice Chairman pursuant to a consulting agreement, effective as of February 26, 2018, with the Company. Mr. Haddrill’s consulting agreement originally provided that in exchange for certain consulting services, including in connection with his continued service as Vice Chairman of the Board, from February 26, 2018 through December 31, 2018, Mr. Haddrill would receive consulting fees of $125,000 per month. The Company and Mr. Haddrill subsequently amended his consulting agreement on January 11, 2019 and April 29, 2019, extending it through December 31, 2020. Pursuant to the amended terms, for his continued provision of services, Mr. Haddrill received consulting fees of $41,666.66 per month, prorated for any partial month, and was eligible for an annual award of equity in accordance with the Eligible Director compensation program outlined above. Mr. Haddrill resigned from the Board as of July 24, 2020 but continued to be compensated for his consulting services pursuant to his consulting agreement through December 31, 2020.
Impact of COVID-19 on Director Compensations for 2020. In light of the COVID-19 pandemic and the resulting widespread, adverse impact on our business, the Board determined to temporarily reduce the cash compensation payable to non-employee directors from May 1, 2020 through August 31, 2020 by 50%, including compensation payable to Mr. Haddrill pursuant to his consulting agreement. As Mr. Odell and Ms. Korsanos were not members of the Board at such time, they were not subject to this reduction, but each of Mr. Odell and Ms. Korsanos agreed to reduce their consulting fees by 50% for the period beginning on April 5, 2020 and ending July 31, 2020.
In addition, 30,000 stock options that had been granted to each of Mr. Odell and Ms. Korsanos in 2019 under their consulting agreements were subject to vesting criteria based on the achievement of financial goals with respect to the one-year period ending June 30, 2021. As a result, vesting was based only on the Company’s performance during the final year of the awards’ lifecycle, which coincided with the COVID-19 pandemic, and would not be smoothed out over a multi-year period. In light of this, after evaluating the significant and adverse impact of the COVID-19 pandemic on the business environment in which the Company operates, the Compensation Committee determined that the performance goals could no longer be achieved, and the stock options no longer had any meaningful retentive or incentive value. Therefore, the Compensation Committee removed the performance goals, but retained the time-vesting criteria so that the awards would continue to provide retentive value to the Company, conditioned on Mr. Odell and Ms. Korsanos agreeing to forfeit 50% of the award, to which each of them agreed.
Director Compensation for 2020. The table below shows the compensation earned by each of our directors for 2020; other than Mr. Cottle, whose compensation is reflected in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Jamie R. Odell (5)	575,000 (3)	—	15,094,984	15,669,984
Ronald O. Perelman (6)	43,750 (4)	159,989	—	203,739
Antonia Korsanos (5)	354,167 (3)	—	15,094,984	15,449,151
Peter A. Cohen	194,726 (4)	159,989	—	354,715
Richard M. Haddrill (5)(6)	416,667 (3)	159,989	—	576,656
Jack A. Markell	81,882 (4)	159,989	—	241,871
Hamish R. McLennan	17,110 (4)	—	218,716	235,826
Paul M. Meister	33,056 (4)	159,989	—	193,045
Michael J. Regan	174,812 (4)	159,989	—	334,801
Barry F. Schwartz (6)	63,965 (4)	159,989	—	223,954
Timothy Throsby	24,328 (4)	—	230,543	254,871
Frances F. Townsend (6)	67,083 (4)	159,989	—	227,072
Maria T. Vullo	94,382 (4)	159,989	—	254,371
Kneeland C. Youngblood	176,075 (4)	159,989	—	336,064

_____________
(1)Reflects the grant date fair value of RSUs awarded during 2020 to all Eligible Directors (other than Messrs. McLennan and Throsby, both of whom joined the Board after the annual grant date for 2020) and Mr. Haddrill, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The value of the sign-on RSUs received by Messrs. McLennan and Throsby in connection with their elections to the Board is not included because the terms of the awards were not finalized, and the grant date did not occur, until February 2021, and therefore the value will be reported in the Company’s proxy statement for the 2022 annual meeting of stockholders (the “2022 Proxy Statement”), in accordance with applicable SEC rules.
(2)Reflects the grant date fair value of stock options awarded to Messrs. Throsby and McLennan in connection with their election to the Board in October 2020 and the stock options awarded to Mr. Odell and Ms. Korsanos in respect of their consulting services, in each case, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(3)Reflects the consulting fees for Messrs. Odell and Haddrill and Ms. Korsanos as described above.
(4)Reflects annual retainers earned by Eligible Directors for 2020, except that in the case of Messrs. Perelman, McLennan, Meister, Schwartz and Throsby and Ms. Townsend, the amounts are pro-rated to reflect the portion of the year the individual spent on the Board. In the case of any Eligible Director who changes committee assignments during the year, the applicable retainers are subject to a pro-rata adjustment to reflect the amount of time spent on the applicable committee during the year.
(5)As described above, during 2020, Messrs. Odell and Haddrill and Ms. Korsanos did not receive any additional compensation in respect of his or her services as a director.
(6)Mr. Haddrill resigned from the Board, effective as of July 24, 2020, and each of Messrs. Perelman and Schwartz and Ms. Townsend resigned from the Board, effective as of September 16, 2020.
The table below shows the number of stock options and unvested RSUs held by each of our directors as of December 31, 2020; except for Mr. Cottle, whose stock options and unvested RSUs are reflected in the Outstanding Equity Awards at Fiscal Year-End Table below:

Name	Stock Options (in shares)	RSUs
Jamie R. Odell	677,933 (1)	7,500 (2)
Ronald O. Perelman (8)	—	—
Antonia Korsanos	677,933 (1)	7,500 (2)
Peter A. Cohen	—	17,104 (3)
Richard M. Haddrill (9)	—	—
Jack A. Markell	10,000 (4)	8,372 (5)
Hamish McLennan	10,000 (4)	— (6)
Paul M. Meister (10)	—	—
Michael J. Regan	—	17,104 (3)
Barry F. Schwartz (8)	—	—
Timothy Throsby	10,000 (4)	— (6)
Frances F. Townsend (8)	—	—
Maria T. Vullo	10,000 (4)	8,372 (5)
Kneeland C. Youngblood	10,000 (4)	14,155 (7)
_____________
(1)Reflects two grants of stock options to each of Mr. Odell and Ms. Korsanos. 15,000 of the stock options held by each of Mr. Odell and Ms. Korsanos were granted on May 16, 2019 and August 26, 2019, respectively, with an exercise price of $20.74 and $17.26, respectively, and will vest and become exercisable on May 15, 2021 and August 21, 2021, respectively. Each of these awards was part of a grant that originally consisted of 30,000 performance-conditioned stock options, however, as described above, as a result of the COVID-19 pandemic, the performance condition was removed, conditioned on Mr. Odell and Ms. Korsanos agreeing to forfeit 50% of the award, to which each of them agreed. The remaining 662,933 stock options held by each of Mr. Odell and Ms. Korsanos were granted on September 28, 2020, have an exercise price of $35.42, and will vest and become exercisable in three installments of 220,977 options on September 28, 2021 and 220,978 options on each of September 28, 2022 and 2023.

All or a portion of the 662,933 stock options held by each of Mr. Odell and Ms. Korsanos are subject to earlier vesting in the event certain specified stock-price thresholds are achieved, as described in more detail in “Compensation Arrangements with Mr. Odell and Ms. Korsanos” above.
(2)Reflects RSUs granted to Mr. Odell and Ms. Korsanos in respect of their consulting services before their election to the Board, which will vest in three equal installments as to 2,500 shares on each of May 15, 2021, 2022 and 2023 in the case of Mr. Odell and August 21, 2021, 2022 and 2023 in the case of Ms. Korsanos.
(3)Reflects RSUs as described in more detail below:

Grant Date	Unvested Quantity	Vesting Schedule
June 19, 2017	1,555	Four-year vesting; 1,555 shares to vest on June 19, 2021
June 13, 2018	1,394	Four-year vesting; 697 shares to vest on each of June 13, 2021 and 2022
June 12, 2019	5,783	Four-year vesting; 1,928 shares to vest on June 12, 2021, 1,927 shares to vest on June 12, 2022 and 1,928 shares to vest on June 12, 2023
June 10, 2020	8,372	Four-year vesting; 2,093 shares to vest on each of June 10, 2021, 2022, 2023 and 2024
(4)Reflects stock options granted to Mr. Youngblood on August 6, 2018, Mr. Markell and Ms. Vullo on June 14, 2019, Mr. Throsby on October 7, 2020 and Mr. McLennan on November 11, 2020 in connection with the applicable director’s joining the Board, each with a four-year vesting schedule and an exercise price of $37.35, $20.92, $35.81 and $34.12, respectively. The first two installments of Mr. Youngblood’s stock options vested and became exercisable on the first two anniversaries of the date of grant and the balance is scheduled to vest and become exercisable in two equal installments on the third and fourth anniversaries of the date of grant. The first installment of Mr. Markell and Ms. Vullo’s stock options vested and became exercisable on the first anniversary of the date of grant and the balance is scheduled to vest and become exercisable in three equal installments on the second, third and fourth anniversaries of the date of grant. Messrs. McLennan and Throsby’s stock options will vest and become exercisable on the first four anniversaries of their date of grant.
(5)For Mr. Markell and Ms. Vullo, reflects 8,372 RSUs granted on June 10, 2020, with 2,093 shares to vest on each of June 10, 2021, 2022, 2023 and 2024.
(6)The sign-on RSUs received by Messrs. McLennan and Throsby in connection with their elections to the Board are not reflected here because the terms of the awards were not finalized, and the grant date did not occur, until February 2021, and therefore they were not outstanding on December 31, 2020.
(7)For Mr. Youngblood, reflects 5,783 RSUs granted on June 12, 2019, with 1,928 shares to vest on June 12, 2021, 1,927 shares to vest on June 12, 2022 and 1,928 shares to vest on June 12, 2023, and 8,372 RSUs granted on June 10, 2020, with 2,093 shares to vest on each of June 10, 2021, 2022, 2023 and 2024.
(8)Messrs. Perelman and Schwartz and Ms. Townsend’s directorships ended on September 16, 2020, at which time all their remaining RSUs vested, and none of them had any outstanding stock options or RSUs as of December 31, 2020.
(9)Mr. Haddrill’s directorship ended on July 24, 2020, at which time all his remaining RSUs vested. Mr. Haddrill had no outstanding stock options or RSUs as of December 31, 2020.
(10)Mr. Meister’s directorship ended on June 10, 2020, at which time all his remaining RSUs vested. Mr. Meister had no outstanding stock options or RSUs as of December 31, 2020.
Director Stock Ownership Guidelines
The stock ownership guidelines are intended to align the financial interests of our officers and directors with the interests of our stockholders. Under the guidelines, directors (including our Executive Chair and Executive Vice Chair), other than our President and Chief Executive Officer, who is subject to the officer stock ownership requirements, are required to own the lesser of (i) the number of shares of our common stock equal to five times the director’s annual retainer divided by the preceding 200-day average closing price of such shares and (ii) 15,000 shares of our common stock. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs to be settled in shares and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Each covered director has five years to comply from the date the director became subject to the policy. At present, all of our covered directors are in compliance with the ownership guidelines. Mr. Youngblood (who joined the Board in August 2018) will have until August 2023 to satisfy the required level of ownership, Mr. Markell and Ms. Vullo (who each joined the Board in June 2019) will have until June 2024 to satisfy the required level of ownership, Mr. Odell and Ms. Korsanos (who each joined the Board in September 2020) will have until September 2025 to satisfy the required level of ownership and Messrs. McLennan and Throsby (who each joined the Board in October 2020) will have until October 2025 to satisfy the required level of ownership.
DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during 2020.

SECURITY OWNERSHIP
The following table sets forth certain information as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors and director nominees, each of our named executive officers and all of our directors and executive officers as a group. The number of shares and the percentages of beneficial ownership set forth below are calculated as of March 23, 2021, unless otherwise noted, based on outstanding shares of 95,932,077. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Shares of Common Stock of the Company
Name and Address of Beneficial Owner	Number (1)	Percent (1)
Caledonia (Private) Investments Pty Limited Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia	9,381,347 (2)	9.8%
Fine Capital Partners, L.P. 1350 Avenue of the Americas, Suite 1610 New York, New York 10019	9,123,726 (3)	9.5%
The Vanguard Group – 23-1945930 100 Vanguard Blvd. Malvern, PA 19355	7,101,262 (4)	7.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,375,526 (5)	6.6%
Jamie R. Odell	5,000	*
Barry L. Cottle	309,793	*
Peter A. Cohen	278,449	*
Antonia Korsanos	2,500	*
Jack A. Markell	2,500	*
Hamish R. McLennan	28,700 (6)	*
Michael J. Regan	83,096	*
Virginia E. Shanks (7)	—	—%
Timothy Throsby	10,000	*
Maria T. Vullo	2,500	*
Kneeland C. Youngblood	6,927	*
Michael C. Eklund	—	—%
Michael A. Quartieri (8)	29,648	*
James Sottile	39,691	*
Matthew Wilson	64,337	*
Michael F. Winterscheidt	28,522	*
All current directors and executive officers as a group (consisting of 16 persons) (9)	944,845	1.0%
_____________
*    Represents less than 1% of the outstanding shares of common stock.

(1)In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of March 23, 2021 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 23, 2021:
Mr. Odell – 2,500 RSUs; Mr. Markell and Ms. Vullo - 2,500 stock options; Mr. Youngblood - 5,000 stock options; Mr. Quartieri – 29,648 stock options; Mr. Cottle - 130,315 stock options; Mr. Sottile - 22,634 stock options; Mr. McHugh - 17,862 stock options and 9,737 RSUs; Mr. Richardson - 10,084 stock options.
(2)Based on a Schedule 13G filed with the SEC on February 16, 2021 by Caledonia (Private) Investments Pty Limited, reporting beneficial ownership as of December 31, 2020. The Schedule 13G states that Caledonia (Private) Investments Pty Limited has sole voting power and sole dispositive power with respect to 9,381,347 shares.
(3)Based on an amendment to Schedule 13G filed with the SEC on February 12, 2021 by Fine Capital Partners, L.P., Fine Capital Advisors, LLC, Ms. Debra Fine and Adom Partners, L.P., reporting beneficial ownership as of December 31, 2020. The Schedule 13G states that each such person with the exception of Adom Partners, L.P. has shared voting power and shared dispositive power with respect to 9,123,726 shares and Adom Partners, L.P. has shared voting and shared dispositive power with respect to 5,119,364 shares.
(4)Based on an amendment to Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group – 23-1945930, reporting beneficial ownership as of December 31, 2020. The Schedule 13G states that The Vanguard Group – 23-1945930 has shared voting power with respect to 113,936 shares, sole dispositive power with respect to 6,942,552 shares and shared dispositive power with respect to 158,710 shares.
(5)Based on an amendment to Schedule 13G filed with the SEC on February 1, 2021 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2020. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 6,292,212 shares and sole dispositive power with respect to 6,375,526 shares.
(6)Includes 5,000 shares held by Linyanti Holdings Pty Limited ATF McLennan Superannuation Fund, a retirement fund of which Mr. McLennan is the beneficiary, and 4,000 shares of common stock held by Londolozi Pty Limited ATF Londolozi Family Trust, of which Mr. McLennan serves as trustee.
(7)Ms. Shanks is not presently serving as a director.
(8)Mr. Quartieri was succeeded as Executive Vice President and Chief Financial Officer of the Company, effective June 1, 2020. Mr. Quartieri’s beneficial ownership was determined as of the most recent date that was practicable for the Company, which was June 1, 2020 for the number of shares of our common stock held by Mr. Quartieri, and March 23, 2021 for the number of stock options held by Mr. Quartieri.
(9)Includes 190,895 shares issuable upon exercise of stock options and 12,237 shares issuable upon vesting of RSUs as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 23, 2021.
The following table sets forth certain information regarding beneficial ownership of the equity securities of SciPlay by:
•each of our directors and named executive officers, individually; and
•all of our directors and executive officers, as a group.
The number of shares and the percentages of beneficial ownership set forth below are calculated as of March 23, 2021 based on outstanding shares of Class A common stock of 24,383,474 and Class B common stock of 103,547,021. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares Beneficially Owned				% of Total Voting Power (1)
	Class A		Class B
Name of Beneficial Owner	Number (1)	Percent (1)	Number (1)	Percent (1)
Directors and Named Executive Officers:
Jamie R. Odell	—	—	—	—	—
Barry L. Cottle	318,001	*	—	—	*
Peter A. Cohen	—	—	—	—	—
Antonia Korsanos	—	—	—	—	—
Jack A. Markell	—	—	—	—	—
Hamish R. McLennan	—	—	—	—	—
Michael J. Regan	—	—	—	—	—
Virginia E. Shanks (2)	—	—	—	—	—
Timothy Throsby	—	—	—	—	—
Maria T. Vullo	—	—	—	—	—
Kneeland C. Youngblood	—	—	—	—	—
Michael C. Eklund	—	—	—	—	—
Michael A. Quartieri	—	—	—	—	—
Patrick J. McHugh	—	—	—	—	—
James Sottile	6,125	*	—	—	*
Michael F. Winterscheidt	3,125	*	—	—	*
All current directors and executive officers as a group (consisting of 16 persons) (3)	327,251	*	—	—	*
________________
* Represents less than 1% of the outstanding shares of Class A common stock or Class B common stock, as applicable.
(1)In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of March 23, 2021 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 23, 2021: Messrs. Sottile and Winterscheidt - 1,563 RSUs each.
(2)Ms. Shanks is not presently serving as a director.
(3)Includes 3,126 shares issuable upon vesting of RSUs as to which the equivalent number of underlying shares may be acquired through conversion within 60 days of March 23, 2021.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and program, the compensation decisions made by the Compensation Committee and the matters considered in making such decisions. The Company’s executive compensation program is administered by the Compensation Committee, referred to in this section as the “Committee.” The Committee is responsible for determining the compensation of the Company’s President and Chief Executive Officer and other executive officers of the Company, and for overseeing the Company’s executive compensation program.
Our executive compensation program is designed to attract, reward and retain our executive officers. This Compensation Discussion and Analysis focuses on the compensation of our “named executive officers” for the fiscal year ended December 31, 2020, who were:

Executive	Position
Barry L. Cottle	President and Chief Executive Officer
Michael C. Eklund (1)	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Michael A. Quartieri (1)	Former Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
James Sottile	Executive Vice President and Chief Legal Officer
Matthew Wilson	Executive Vice President and Group Chief Executive, Gaming
Michael F. Winterscheidt	Senior Vice President and Chief Accounting Officer
________________
(1)Mr. Eklund succeeded Mr. Quartieri as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, effective as of June 1, 2020. On June 1, 2020, in order to provide for a smooth and orderly transition, Mr. Quartieri became an advisor to Mr. Cottle through June 30, 2020, and then provided consulting services to the Company through December 31, 2020.
As used in this Compensation Discussion and Analysis and the tables and narratives that follow, “SGICP” refers to our annual management incentive compensation program.
Executive Summary
Scientific Games is a leading developer of technology-based products and services and associated content for the worldwide gaming, lottery, social and digital gaming industries. Our portfolio of revenue-generating activities primarily includes supplying gaming machines and game content, casino-management systems and table game products and services to licensed gaming entities; providing instant and draw-based lottery products, lottery systems and lottery content and services to lottery operators; providing social casino game solutions to retail consumers; and providing a comprehensive suite of digital real money gaming and sports wagering solutions, distribution platforms, content, products and services. We also gain access to technologies and pursue global expansion through strategic acquisitions and equity investments.
We report our results of operations in four business segments - Gaming, Lottery, SciPlay and Digital - representing our different products and services. In connection with the IPO, certain of our named executive officers received SciPlay equity awards and certain information in this Compensation Discussion and Analysis and in the Executive Compensation Tables that follow includes SciPlay equity awards.
Our 2020 executive compensation program reflected key business priorities relating to operational and financial considerations, including the continued innovation to provide best in class content and systems and support growth in our gaming, lottery, social and digital product lines and services worldwide, creation of cash flow available to reduce our debt, while continuing to invest in our business, and realization of ongoing cost savings. In addition, our 2020 executive compensation program also reflected certain strategic decisions made by the Committee in response to the unprecedented challenges from the widespread, adverse impact of the COVID-19 pandemic on our business, which are described in more detail below.
During 2020, the Company also introduced exciting new products and services in the gaming and digital space to better position it for improved results in the future and create value for stockholders.
Impact of COVID-19 on Executive Compensation
In March 2020, the World Health Organization declared the rapidly spreading COVID-19 outbreak a pandemic. In response to the COVID-19 pandemic, governments across the world implemented a number of measures to prevent its spread, including, but not limited to, the temporary closure of a substantial number of gaming operations establishments and disruptions to lottery operations, travel restrictions and cancellation of sporting events, which affected our business segments in a number of ways. These measures and other effects of the pandemic have, and continue to, negatively impact our results of operations, cash flows and financial condition, and the ultimate magnitude and length of time that the disruptions from the COVID-19 pandemic will continue remain uncertain. As a result of the widespread, adverse impact of the COVID-19 pandemic on our business, and taking into account its uncertain magnitude and duration, the Committee took several actions designed to balance the needs to conserve cash and preserve the long-term viability of the Company by retaining and appropriately motivating key employees:
•In order to support the Company’s efforts to conserve cash, each of our executive officers proposed, and the Committee accepted, a temporary reduction in his base salary, beginning on April 5, 2020 (June 1, 2020 in the case of Mr. Eklund). The reduction for Messrs. Cottle and Wilson was 100% (subsequently changed to 50% for Mr.

Wilson), 50% for each other named executive officer (other than Mr. Winterscheidt) and 20% for Mr. Winterscheidt. These reductions were continued through July 31, 2020 (or September 30, 2020 in the case of Mr. Eklund), but Messrs. Cottle and Wilson’s reductions were changed to 50% beginning on July 1, 2020 to generally align their reductions with the rest of the executive team.
•When establishing the 2020 SGICP, the Committee determined that the uncertain magnitude and duration of the COVID-19 pandemic on the Company’s business meant that clear and meaningful performance goals based on our traditional SGICP metrics that would properly incentivize executives could not be implemented. However, the Committee believed that annual incentives still served a valuable retentive and incentive purpose, and should still be tied to Company performance, and therefore implemented the 2020 SGICP with simplified metrics, where the payouts were based on one performance goal. As a result of the simplified structure, and to further the Company’s cash conservation efforts, the Committee determined that achievement of target performance would only result in a 25% payout of target bonuses, and that payout above this level would be solely in the discretion of the Committee. In early 2021, the Committee determined that target performance had been met, and 2020 SGICP bonuses were paid at 25% of target.
•As previously disclosed in our proxy statement filed with the SEC on April 28, 2020 (the “2020 Proxy Statement”), in light of the uncertainty due to the COVID-19 pandemic and the difficulty of establishing reasonable metrics for a multi-year performance period in light of such uncertainties, rather than grant awards with the expectation of having to waive or revise the metrics at a later date, the Committee determined that it was in the best interests of the Company to grant 2020 equity awards that consisted solely of time-vesting RSUs. Based on the volatility of the Company’s stock price at the time of grant, and what the Committee believed was an artificially deflated price, the Committee also determined to reduce the number of awards that would have been granted based on the Company’s standard practice for determining grant date value by setting the value at $20, the closing price of the common stock on February 26, 2020, which was greater than the closing price of the common stock on the grant date. The Committee believed that these actions resulted in grants that provided meaningful motivation to the executive team and aligned their interests with stockholders, while limiting share dilution and potential windfalls that would result from a temporarily depressed share price. For the 2021 grants, the Company returned to its practice of granting performance-conditioned awards, and increased the proportion of performance-conditioned awards to two-thirds of the executive’s total target award value.
•In August 2020, the Committee determined that, as a result of the COVID-19 pandemic, the performance goal with respect to the 2019 performance-conditioned stock options was no longer capable of being achieved, and that the options therefore no longer served their purpose of retaining and properly incentivizing the named executive officers. The Committee therefore adjusted the performance goal for the options, as described in more detail below, to provide for a goal that was capable of being achieved in light of the COVID-19 pandemic and its effect on the Company’s business. In taking this action, the Committee considered it appropriate that the awards should retain a performance-vesting requirement to remain consistent with the original intent of the awards. Since the awards were stock options, they also provided senior executives with an incentive to increase the value of the Company’s share price, since the exercise price represented a greater than 10% premium to the share price when the awards were modified, and this incentive would not exist if the performance goal was incapable of being achieved.
•In 2020, the Committee also modified three sign-on equity awards, held by Messrs. Cottle, Eklund and Wilson, since it had been determined that the performance goals were no longer capable of being achieved due to the COVID-19 pandemic. In the case of each of the awards, achievement of the performance goals depended either solely on the Company’s performance during the final 12 months of the performance period or on the Company achieving strong results over the entire performance period and would not be smoothed out over a multi-year period. Therefore, the Committee removed the performance goals for these awards, but retained the time-vesting criteria so that the awards would continue to provide retentive value to the Company, in each case, conditioned on the applicable executive agreeing to forfeit 50% of his award, to which each of the executives agreed.
The Committee believes these actions were appropriate in light of the COVID-19 pandemic and its impact on our business, and that they appropriately balance conserving cash and appropriately retaining executives and incentivizing them to achieve the Company’s goals to the benefit of stockholders.
Other Compensation Program Highlights for 2020
The following is a summary of the other highlights of the Company’s executive compensation program:

•Executive pay is substantially at risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that can only be earned upon achievement of pre-approved financial targets. The amount of 2020 at-risk pay as a percentage of total compensation for our President and Chief Executive Officer and the average for the other named executive officers is shown below:

Executive	At-Risk Pay (1)
Mr. Cottle	61%
Other Named Executive Officers	74%
(1)Calculated based off total compensation, as reported in the “Summary Compensation Table”. At-Risk Pay consists of the grant date value of equity awards granted to the applicable executive and the value of the annual incentive compensation actually paid to the applicable executive.
•2020 SGICP annual cash bonuses to our named executive officers (excluding Mr. Eklund, who did not participate in the 2020 SGICP) paid out at 25.0% of target based on achievement of consolidated adjusted EBITDA (herein referred to as “Consolidated AEBITDA”, a non-GAAP financial measure with reconciliation provided to consolidated net loss in Appendix A, which is the same metric we use for external financial reporting purposes). Even though target performance was achieved, payouts were based on the reduced payout scale approved by the Committee to reflect the simplified SGICP structure in 2020 as a result of the COVID-19 pandemic. Mr. Quartieri’s payout was pro-rated to reflect the amount of time he was employed in 2020.
•SGICP annual cash bonuses have varied over the past five years as shown below.

Actual SGICP Annual Cash Bonus as a % of Target Bonus Opportunity
Employees with Company-wide Responsibilities
2016	2017	2018	2019	2020
73.0%	99.9%	25.5%	20.0%	25.0%
    Commitment to Good Governance and Best Practices
As part of its ongoing review of our executive compensation program, the Committee considers the results of our last “say on pay” proposal (approved by approximately 73.23% of the votes cast at the 2020 annual meeting of stockholders). While the majority of our stockholders supported our executive compensation program, we understand that the primary driver of our below average say-on-pay vote was related to concerns regarding the structure of our annual and long-term incentive programs, in particular the guaranteed minimum payout under our 2019 SGICP and the proportion of our annual equity incentive awards that are subject to performance goals. Unfortunately, the impact of COVID-19 on our business, as described above, restricted our ability to make significant changes to our compensation program, although we did remove the guaranteed minimum payout as a feature under the 2020 SGICP, and in 2021, two-thirds of our named executive officers’ annual equity incentive awards were subject to performance goals. In addition, we have reached out to several of our stockholders to discuss our executive compensation program, the related concerns raised by a proxy voting advisory firm last year and the steps the Company has taken to address the low 2020 “say on pay” vote, along with other topics raised by stockholders.
To ensure its commitment to good governance of our executive compensation program, the Committee and the Board adopted a number of policies that they believe should be viewed favorably by our stockholders. Those actions include the following:
•No guaranteed salary increases. Our named executive officers are not entitled to contractual inflation-based salary increases.
•Challenging financial objectives for annual cash bonus. Performance metrics support important business priorities. In general, no SGICP cash bonus was payable unless at least 85% of the targeted amount was achieved, and the payout percentage at the target threshold was only 25% of an executive’s target bonus opportunity. As a result of this rigorous payout scale, 2020 bonus payouts for executives were only 25%.
•Inclusion of performance-conditioned equity awards. Vesting of certain equity awards is generally contingent on attaining certain performance goals. For awards granted in 2021, the proportion of awards subject to performance goals was increased to two-thirds.

•Stock ownership guidelines. The Company’s stock ownership guidelines apply to our directors, President and Chief Executive Officer and executive officers who report directly to our President and Chief Executive Officer. The guidelines encourage a long-term perspective in managing the Company and further align the interests of our executive officers and directors with the interests of stockholders. See “- Corporate Governance Policies - Stock Ownership Guidelines” below for additional information.
•Clawback policy. The Company’s “clawback” policy subjects cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “- Corporate Governance Policies - Clawback Policy” below for additional information.
•No hedging and no pledging policies. The Company prohibits employees and directors from engaging in hedging transactions and from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. See “- Corporate Governance Policies- No Hedging and No Pledging Policies” below for additional information.
•Independent compensation consulting firm. The Committee benefits from its use of an independent compensation consulting firm, CAP, which provides no other services to the Company.
•Periodic risk assessment. The Committee has concluded that our executive compensation program does not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.
•No excise tax gross-ups. We do not agree to pay excise tax gross-ups.
•No loans to executive officers. We do not make personal loans to our executive officers.
Objectives and Components of Compensation Program
The objectives of our executive compensation program are to attract and retain executive talent, to encourage and reward excellent performance by executives whose contributions drive the success of the Company and to create value for our stockholders. The program is structured to provide compensation packages that are competitive with the marketplace, to reward executives based on Company and, in certain circumstances, individual performance, to encourage long-term service and to align the interests of management and stockholders through incentives that encourage annual and long-term results.
The principal components of the Company’s executive compensation program consist of base salaries, annual performance-based incentive compensation and long-term incentive compensation. The Company also has employment agreements and other arrangements with named executive officers that include severance and change of control protections. The following is a description of the Company’s compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objective
Base Salary	•Provides fixed level of compensation	•Attracts and retains executive talent
Annual Incentive Compensation (cash bonuses)
•Target level of annual incentive compensation provides an attractive total cash opportunity that incentivizes achievement of the Company’s financial goals by tying payouts to Company financial performance, with actual annual incentive compensation payouts depending upon Company and, in certain circumstances, individual performance

•Fosters excellent business performance

•Aligns executive and stockholder interests by linking all or a portion of compensation to the annual performance of the Company

•Attracts and retains executive talent

Long-Term Incentive Compensation
•Target level of long-term incentive compensation provides a market-competitive equity opportunity

•Conditioning certain equity awards upon achievement of multi-year financial performance targets or defined levels of share price appreciation aligns executive pay with stockholder interests

•Time-vesting RSUs promote executive retention

•Aligns executive and stockholder interests by linking a portion of compensation to long-term Company performance

•Fosters excellent business performance that creates value for stockholders

•Attracts and retains executive talent

•Encourages long-term service

Severance and Change of Control Protections
•Severance provisions under employment agreements provide benefits to ease an employee’s transition in the event of an unexpected employment termination by the Company due to changes in the Company’s employment needs

•Change in control protections encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes
•Attracts and retains executive talent •Encourages long-term service
Base Salary
The base salaries of the Company’s executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer’s responsibilities, experience and contributions and internal equity considerations. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably. In order to support the Company’s efforts to conserve cash in light of the COVID-19 pandemic, each of our named executive officers proposed, and the Committee accepted, a temporary reduction in his base salary, beginning on April 5, 2020 (June 1, 2020 in the case of Mr. Eklund). The reduction for Messrs. Cottle and Wilson was 100% (subsequently changed to 50% for Mr. Wilson), 50% for each other named executive officer (other than Mr. Winterscheidt) and 20% for Mr. Winterscheidt. These reductions were continued through July 31, 2020 (or September 30, 2020 in the case of Mr. Eklund), but Messrs. Cottle and Wilson’s reductions were changed to 50% beginning on July 1, 2020 to generally align their reductions with the rest of the executive team. After the expiration of these reductions, Mr. Sottile received a base salary increase of $100,000, from $600,000 to $700,000, effective as of August 1, 2020.
Annual Incentive Compensation

When establishing the 2020 SGICP, the Committee determined that the uncertain magnitude and duration of the COVID-19 pandemic on the Company’s business meant that clear and meaningful performance goals based on our traditional SGICP metrics that would properly incentivize executives could not be implemented. However, the Committee believed that annual incentives still served a valuable retentive and incentive purpose, and should still be tied to Company performance, and therefore implemented the 2020 SGICP with a simplified structure.
In order to conserve cash in connection with the COVID-19 pandemic, and in recognition of the simplified metrics for the 2020 SGICP (as described below), the Committee determined that the payout opportunities under the 2020 SGICP should be reduced as compared to prior years. Therefore, under the 2020 SGICP, achievement of targeted financial performance would result in a payout of only 25% of a named executive officer’s normal target bonus opportunity, which is equal to the threshold level of payout in prior years. Achievement of 85% of target would result in a payout of 20% of an executive’s normal target bonus opportunity, with payout determined based on linear interpolation for achievement between 85% and 100% of target, while achievement of less than 85% of target would not result in any payout. Any additional payout for achievement above target performance was solely in the discretion of the Committee, subject to a maximum of 50% of an executive’s normal target bonus opportunity in all circumstances. Thus, the potential payout curve was significantly reduced from prior years, when payouts could generally range from 25% to 200% of an executive’s normal target bonus opportunity.
This payout structure was approved in order to competitively reward executives for the achievement of targeted goals, but with both the goals and the potential payouts adjusted in light of the COVID-19 pandemic. Based on the 2020 annual cash bonus payout structure, the named executive officers had the following bonus opportunities.

Executive	Threshold Annual Bonus Opportunity (% of Base Salary)	Target Annual Bonus Opportunity (% of Base Salary)
Mr. Cottle	20%	25%
Mr. Eklund (1)	—%	—%
Mr. Quartieri (2)	15%	19%
Mr. Sottile	15%	19%
Mr. Wilson (4)	15%	19%
Mr. Winterscheidt	10%	13%
________________
(1)Mr. Eklund was not entitled to receive an annual bonus with respect to 2020 in light of the cash sign-on award he is eligible to receive in 2021 under his employment agreement.
(2)Mr. Quartieri’s employment with the Company terminated on May 21, 2020. Pursuant to the agreements entered into in connection with his separation, Mr. Quartieri remained eligible to receive a pro rata bonus.
(3)Because Mr. Sottile’s base salary increased from $600,000 to $700,000 on August 1, 2020, his annual bonus opportunity is based on a blended base salary rate.
(4)Mr. Wilson’s annual bonus opportunities is pro-rated from his hire date of March 1, 2020.
As described above, as a result of the uncertain magnitude and duration of the COVID-19 pandemic, the Committee determined that payouts under the 2020 SGICP would be based on the achievement of Consolidated AEBITDA only, and that this structure would apply uniformly to all of the Company’s business segments. A reconciliation of Consolidated AEBITDA to consolidated net loss is provided in Appendix A. The Consolidated AEBITDA target for 2020 and the associated payout opportunities for each named executive officer are shown below.

Target Achievement	Payout (as % of Target)	Financial Target (Consolidated AEBITDA)(1)
< 85%	—%	$—
85%	20%	$621 million
100%	25%	$731 - $812 million
________________
(1)Consolidated AEBITDA is a non-GAAP financial measure that is reconciled to net loss as the most directly comparable GAAP measure, as set forth in Appendix A.

If performance exceeded the upper threshold of the financial target ($812 million of Consolidated AEBITDA), then any payout above 25% of an executive’s target bonus opportunity would be in the sole discretion of the Committee, subject to a maximum of 50% of an executive’s target bonus opportunity in all circumstances.
Annual Cash Bonus Results
The SGICP result for 2020 is shown in the table below. The Consolidated AEBITDA result was in the target range, resulting in a 25.0% payout of normal target bonus opportunity for each of our named executive officers.

	2020 ($ millions)
	85% Target Achievement (20% Payout)	100% Target Achievement (25% payout)	SGICP Result (1)	Results (% of Target Achievement)	Payout (% of Target Bonus Opportunity)
Consolidated AEBITDA	$621	$731 -$812	$800	100%	25%
________________
(1)Refer to Appendix A for reconciliation of Consolidated AEBITDA, which is a non-GAAP financial measure.

Summary
In summary, the Committee approved annual cash bonuses for 2020 for the eligible named executive officers as shown below:

Executive	Actual Annual Bonus Award	Award as a % of Target Annual Bonus Opportunity (1)	Award as a % of Base Salary
Mr. Cottle	$437,500	25.0%	25.0%
Mr. Eklund	$—	—%	—%
Mr. Quartieri (2)	$62,935	12.4%	9%
Mr. Sottile (3)	$120,338	25.0%	19%
Mr. Wilson	$117,572	25.0%	19%
Mr. Winterscheidt	$59,375	25.0%	13%
________________
(1)As described above, the Committee adjusted the payout curve for the 2020 SGICP so that the payout at target performance would only result in a payout of 25% of the executive’s normal target bonus amount.
(2) Mr. Quartieri’s employment with the Company terminated on May 21, 2020. Pursuant to the agreements entered into in connection with his separation, Mr. Quartieri received a pro rata bonus.
(3) Because Mr. Sottile’s base salary increased from $600,000 to $700,000 on August 1, 2020, his annual bonus opportunity is based on a blended base salary rate.
Long-Term Incentive Compensation
Annual Equity Awards
The Company’s executive officers received annual long-term incentive compensation awards, comprised of time-vesting RSUs for 2020 grants, which link their compensation to the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, eligible executives have a target annual equity award opportunity equal to a designated percentage of their base salary (with the actual award determined on or prior to the grant date, in the discretion of the Committee). Long-term incentive opportunities are the largest component of variable compensation for the executives, which appropriately ties a significant proportion of their compensation to the long-term performance of the business. The target annual equity award opportunities for 2020 are shown below:

Executive (1)	Target Equity Award Opportunity for 2020 (% of Salary)
Mr. Cottle	250%
Mr. Quartieri	125%
Mr. Wilson	125%
Mr. Sottile	125%
Mr. Winterscheidt	70%
________________
(1)Mr. Eklund did not receive an annual equity award during 2020 in light of the sign-on equity grant he received upon his commencement of employment.
As previously disclosed in the 2020 Proxy Statement, in light of the uncertainty due to the COVID-19 pandemic and the difficulty of establishing reasonable metrics for a multi-year performance period in light of such uncertainties, rather than grant awards with the expectation of having to waive or revise the metrics at a later date, the Committee determined that it was in the best interests of the Company to grant 2020 equity awards that consisted solely of time-vesting RSUs. Based on the volatility of the Company’s stock price at the time of grant, and what the Committee believed was an artificially deflated price, the Committee also determined to reduce the number of awards that would have been granted based on the Company’s standard practice for determining grant date value by setting the value at $20, the closing price of the common stock on February 26, 2020. The Committee believed that these actions resulted in grants that provided meaningful motivation to the executive team and aligned their interests with stockholders, while limiting share dilution and potential windfalls that would result from a temporarily depressed share price. For the 2021 grants, the Company returned to its practice of granting both performance-conditioned awards and time-vesting awards, and increased the proportion of performance-conditioned awards to two-thirds of the executive’s total target award value.
Information regarding the 2020 annual equity awards is set forth below:

Executive	Date of Grants	Time-Vesting RSUs (1)	Vesting Schedule of Time-Vesting RSUs (2)
Mr. Cottle	04/03/2020	218,750	4 years
Mr. Quartieri	04/03/2020	42,187	4 years
Mr. Sottile	04/03/2020	37,500	4 years
Mr. Wilson	04/03/2020	39,187	4 years
Mr. Winterscheidt	04/03/2020	16,625	4 years
________________
(1)Mr. Eklund did not receive an annual equity award during 2020 in light of the sign-on equity grant he received upon his commencement of employment.
(2) Awards vest in four equal annual installments beginning on March 20, 2021.
Other Equity Awards
2020 Sign-On Awards
In connection with Mr. Eklund’s appointment as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary and his commencement of employment with the Company, the Company granted to Mr. Eklund sign-on equity awards consisting of 60,000 time-vesting RSUs with 26,667 vesting on June 1, 2021 and the remainder vesting in equal installments on each of June 1, 2022 and 2023, and 150,000 performance-conditioned RSUs vesting on March 31, 2023, subject to the achievement of certain performance targets. In connection with Mr. Wilson’s appointment as Executive Vice President and Group Chief Executive, Gaming and his commencement of employment with the Company, the Company granted to Mr. Wilson sign-on equity awards consisting of (i) 110,162 performance-conditioned RSUs vesting 50% on each of July 31, 2022 and 2023, subject to the achievement of certain performance targets, (ii) 38,556 RSUs with immediate vesting and (iii) 44,064 time-vesting RSUs, vesting on March 1, 2021. As described in “Other Actions with Respect to Equity Awards” below, the performance-conditioned RSUs granted to each of Mr. Eklund and Mr. Wilson were modified by canceling 50% of the award and eliminating the performance-vesting conditions on the remaining 50% (therefore converting the awards to time-vesting RSUs).

Retention Awards
In early 2020, in light of historically low bonus payouts as a result of challenging performance metrics that required exceptional performance to achieve any payout (e.g., in 2019, greater than 95% achievement against target was required to achieve an above-threshold payout), the Committee determined that it was appropriate to grant special retention awards to equity-eligible employees generally. Therefore, each of Messrs. Quartieri, Sottile and Winterscheidt received an award of 10,101, 8,979 and 4,739 time-vesting RSUs, respectively, vesting 60% on March 20, 2021 and 40% on March 20, 2022. Mr. Cottle was excluded from this grant. In September 2020, to recognize Mr. Sottile’s key contribution to the MafCo Transaction, which unlocked substantial value for the Company’s stockholders, the Committee approved a special retention award of 10,000 time-vested RSUs for Mr. Sottile, which will vest one-third on each of September 28, 2021, 2022 and 2023. In November 2020, the Committee approved a one-time retention award of 7,500 time-vested RSUs for Mr. Winterscheidt, which will vest one-third on each of November 25, 2021, 2022 and 2023.
Other Actions with Respect to Equity Awards
In addition to the sign-on awards granted to Messrs. Eklund and Wilson described above, in 2018, in connection with his appointment as President and Chief Executive Officer, the Company granted to Mr. Cottle a sign-on equity award of 200,000 RSUs, vesting on June 1, 2021, subject to the Company’s achievement of certain performance targets measured through May 31, 2021. In 2020, the Committee determined that the performance goals under these awards were no longer capable of being achieved due to the COVID-19 pandemic. Since achievement of the performance goals for these awards depended either solely on the Company’s performance during the final 12 months of the performance period or on the Company achieving strong results over the entire performance period and would not be smoothed out over a multi-year period, the Committee determined that such performance goals should be removed, with any time-vesting criteria remaining in place, so that the awards would continue to provide retentive value to the Company. However, in each case, the Committee determined that removal of the performance goals should be conditioned on the applicable executive agreeing to forfeit 50% of his award, to which each of Messrs. Cottle, Eklund and Wilson agreed.
In August 2020, the Committee also determined that, as a result of the COVID-19 pandemic, the performance goal with respect to the 2019 performance-conditioned stock options was no longer capable of being achieved, and that the options therefore no longer served their purpose of retaining and properly incentivizing the named executive officers. The Committee therefore adjusted the performance goal for the options to provide for a goal that was capable of being achieved in light of the COVID-19 pandemic and its effect on the Company’s business. The modified awards provided that the performance criteria would be achieved, and the awards vest on the time-vesting schedule, if Consolidated AEBITDA of $621 million was achieved for any of fiscal years 2020, 2021 or 2022. In taking this action, the Committee considered it appropriate that the awards should retain a performance-vesting requirement to remain consistent with the original intent of the awards. Since the awards were stock options, they also provided senior executives with an incentive to increase the value of the Company’s share price, since the exercise price represented a greater than 10% premium to the share price when the awards were modified, and this incentive would not exist if the performance goal was incapable of being achieved. The Committee determined that the Consolidated AEBITDA goal was achieved with respect to fiscal year 2020 in early 2021, and the awards will now vest on the time-vesting schedule.
As previously disclosed in the 2020 Proxy Statement, in 2019 Mr. Cottle and SciPlay entered into an agreement whereby SciPlay granted Mr. Cottle an award of 750,000 performance-conditioned RSUs (the “Social Award RSUs”) with respect to shares of SciPlay Class A common stock, which replaced a cash-based long-term incentive award we had previously granted to Mr. Cottle and subsequently canceled. The performance period for the Social Award RSUs ended on December 31, 2020, and in early 2021, the Compensation Committee of the SciPlay Board of Directors (the “SciPlay Compensation Committee”) determined that the Social Award RSUs would vest at 65.9% of target, resulting in 494,250 RSUs with respect to shares of SciPlay Class A common stock vesting. In accordance with the terms of the Social Award RSUs, the Committee had the opportunity to review SciPlay’s determination of the level of performance achieved and consult with SciPlay prior to any determination regarding the level of vesting being made.
Retirement Plans
Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. Historically the Company has made a matching contribution of 100% of the first 1% of contributions and 50% of the next 5% of contributions (for a match of up to 3.5% of eligible compensation), however, in order to conserve cash in connection with the COVID-19 pandemic, the Company decided to temporarily eliminate matching contributions under the 401(k) beginning in May 2020.

Other 2020 Compensation
Although Mr. Wilson and the Company entered into an employment agreement on July 6, 2019, Mr. Wilson was prevented from commencing employment with the Company until March 1, 2020 because of his non-competition obligations to his previous employer. Therefore, in order to ensure that it secured Mr. Wilson’s services, the Company agreed to provide Mr. Wilson with certain compensation during his non-compete period provided he did not accept another job. For a portion of this period, MacAndrews & Forbes and the Company arranged for Mr. Wilson to provide services to a portfolio company of MacAndrews & Forbes, Vericast, with the Company reimbursing Vericast for the amounts it paid to Mr. Wilson up to the amount the Company agreed to pay. During 2020, these payments amounted to $83,400 in the aggregate. The Company also paid Mr. Wilson a $400,000 sign-on cash bonus following his start date with the Company.
The Company also agreed to provide Mr. Eklund with a $500,000 sign-on cash bonus in connection with this commencement of employment with the Company, however the bonus will generally not be payable until the first anniversary of Mr. Eklund’s start date (and therefore is not included in the Summary Compensation Table below but will be reported in the Summary Compensation Table in the 2022 Proxy Statement, in accordance with applicable SEC rules). Mr. Eklund’s bonus will be reduced by any 2020 incentive compensation Mr. Eklund receives from his prior employer that exceeds $100,000 and is in lieu of any 2020 incentive compensation from the Company.
On May 18, 2020, the Company entered into an amendment to its employment agreement with Mr. Winterscheidt, Senior Vice President and Chief Accounting Officer, to provide Mr. Winterscheidt with a cash retention award, payable $125,000 on November 30, 2020 and $50,000 on February 28, 2021, subject to Mr. Winterscheidt’s continued employment with the Company through the applicable date.
Corporate Governance Policies
Stock Ownership Guidelines
The Committee approved stock ownership guidelines requiring our directors, President and Chief Executive Officer and executive officers who report to our President and Chief Executive Officer to acquire and maintain a meaningful ownership interest in the Company. These guidelines are intended to encourage a long-term perspective in managing the Company and to further align the interests of our executive officers and directors with the interests of our stockholders. Covered individuals are required to own the lesser of (i) a number of shares of our common stock equal to a specified multiple of annual base salary (or in the case of directors, other than our President and Chief Executive Officer, annual cash retainer for Board service) divided by the preceding 200-day average closing price of such shares and (ii) a fixed number of shares of our common stock. The stock ownership requirement varies based on position, as shown in the table below. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs to be settled in shares and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Covered individuals will have five years to comply from the date the individual became subject to the policy or to an increased level under the policy. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares of our common stock that vest or are acquired upon exercise of stock options, net of applicable taxes, until the ownership requirements are met.

Job Level	Minimum Required Ownership Interest
President and Chief Executive Officer	Lesser of five times annual base salary and 475,000 shares
Group Chief Executives and Chief Financial Officer	Lesser of two times annual base salary and 70,000 shares
Other Executive Officers Reporting to the President and Chief Executive Officer	Lesser of annual base salary and 25,000 shares
The following table summarizes the ownership of our named executive officers against these guidelines as of December 31, 2020. All of our current named executive officers are in compliance with our guidelines.

	Lesser Of
Name (1)	Ownership Requirement (# of Shares Based on Multiple of Salary)	Ownership Requirement (# of Shares/ Units)	Current Ownership (# of Shares/ Units)
Mr. Cottle (2)	378,300	475,000	545,117
Mr. Eklund (3)	64,900	70,000	135,000
Mr. Sottile (4)	30,300	25,000	71,527
Mr. Wilson (5)	64,900	70,000	152,644
________________
(1)Mr. Winterscheidt is not subject to the guidelines.
(2)Mr. Cottle became subject to the guidelines upon becoming President and Chief Executive Officer of the Company on June 1, 2018 and will have until June 2023 to satisfy the requirements.
(3)Mr. Eklund became subject to the guidelines upon becoming Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary on May 21, 2020 and will have until May 2025 to satisfy the requirements.
(4)Mr. Sottile became subject to the guidelines upon becoming Executive Vice President and Chief Legal Officer of the Company on September 4, 2018 and will have until September 2023 to satisfy the requirements.
(5)Mr. Wilson became subject to the guidelines upon becoming Executive Vice President and Group Chief Executive, Gaming, on March 1, 2020 and will have until March 2025 to satisfy the requirements.
Clawback Policy
The Committee and the Board have previously approved a cash and equity compensation “clawback” policy. Under the policy, the Committee may, in its discretion, take any one or more of the following actions in the event of a restatement of our financial statements that the Committee determines was due to an executive’s fraud or gross misconduct:
•cancel the executive’s outstanding incentive compensation awards (defined as annual cash bonus and equity compensation, whether or not vested);
•disqualify the executive from receiving future incentive compensation awards;
•recoup incentive compensation paid or awarded to the executive from and after the date that is one year before the events giving rise to the restatement were discovered; and/or
•recoup the executive’s gains from the sale of shares awarded as incentive compensation or the exercise of stock options from and after the date that is one year before the events giving rise to the restatement were discovered.
The Committee and the Board review and consider updates to this policy from time to time. In addition, to the extent that the SEC adopts final rules for clawback policies that require changes to our policy, we will revise our policy accordingly.
No Hedging and No Pledging Policies
The Committee also approved a policy prohibiting employees, officers and directors from hedging or engaging in similar transactions or arrangements designed to protect against declines in the market price of our securities (including the securities of the Company’s affiliates) and a policy prohibiting employees, officers and directors from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. In particular, employees, officers and directors may not:
•purchase or sell options (e.g., puts, calls and collars) relating to our securities;
•purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities;
•engage in short sales of the Company’s securities, including a “sale against the box”; or
•have standing orders regarding the Company’s securities unless used only for a very brief period of time, except for purchases and sales under a Rule 10b5-1 trading plan that is approved by the Company’s Chief Legal Officer;
•hold the Company’s securities in a margin account; or
•pledge the Company’s securities as collateral for a loan.

Peer Group
As a general matter, the Committee uses compensation data derived from a peer group of companies as a general indicator of relevant market conditions for both executives’ and non-employee directors’ compensation, but does not set specific benchmark targets for total executive or non-employee director compensation or for individual elements of executive or non-employee director compensation.
In 2019, the Committee, in consultation with its independent consultant, CAP, approved a peer group of 15 companies for fiscal year 2019, which the Committee continued to use in 2020. The peer group is comprised of Activision Blizzard, Inc., Alliance Data Systems Corporation, Boyd Gaming Corporation, Cadence Design Systems, Inc., Cardtronics plc, Crane Co., Daktronics, Inc., Diebold Nixdorf, Inc., Electronic Arts Inc., Everi Holdings Inc., Global Payments Inc., IAC/InterActiveCorp, International Game Technology PLC, Penn National Gaming, Inc. and Take-Two Interactive Software, Inc. As measured following the fourth quarter of fiscal 2020, the Company’s trailing 12-month revenue was at the 30th percentile of the peer group, while our market capitalization was at the 38th percentile.
Role of Management
The Committee works directly with our Chief Human Resources Officer on our executive compensation program and receives recommendations from the President and Chief Executive Officer regarding the compensation of executive officers, other than with respect to the President and Chief Executive Officer’s own compensation. The Committee has the authority to follow these recommendations or make different determinations in its sole discretion.
Role of Compensation Consultant
The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or other experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Committee has engaged CAP to provide such independent advice, including:
•attending scheduled meetings of the Committee and providing advice and context on matters discussed in the meetings;
•periodically reviewing and recommending updates to our compensation peer group;
•conducting competitive compensation reviews with respect to senior executives and non-employee directors;
•advising on long-term incentive programs generally, as well as on alternatives to historical equity grants;
•advising the Committee on legal and regulatory developments;
•advising on certain policies, including policies relating to stock ownership guidelines, compensation clawbacks and hedging prohibitions;
•advising on the design of annual incentives under the SGICP; and
•assisting in the review of the Company’s compensation policies and practices, with a focus on incentive programs, from a risk management perspective.
CAP generally attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee’s Chairman or the Committee’s other members outside of meetings. CAP was retained by and reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for its work, and CAP does not provide any other services to, or receive any other fees from, the Company without the prior approval of the Committee’s Chairman.
In 2020, the Committee reviewed the independence of CAP in light of the criteria set forth in the final rules relating to compensation consultant independence that were issued by the SEC in June 2012. Based on this review, the Committee is satisfied that no conflicts of interest exist that interfere with the independence of CAP, and CAP is fully able to provide to the Committee independent advice regarding executive and non-employee director compensation.
Compensation Program as it Relates to Risk
The Company’s management and the Committee, with the assistance of CAP, periodically review the Company’s compensation policies and practices, focusing particular attention on incentive programs, so as to ensure that they do not encourage excessive risk-taking by the Company’s employees. Specifically, this review includes the SGICP (in which executives generally participate), the Company’s business segment bonus and commission plans (in which other employees participate) and the Company’s long-term incentive plan. As discussed above, the SGICP is generally designed to reward achievement of annual results when measured against performance metrics, whereas the annual equity incentive program is designed to link a portion of compensation to long-term Company performance. Management and the Committee do not believe that the Company’s compensation program creates risks that are reasonably likely to have a material adverse impact on the Company for the following reasons:
•our incentive programs appropriately balance short- and long-term incentives, with a significant percentage of total compensation for the senior executive team provided in the form of incentive compensation focused on the Company’s long-term performance;
•the SGICP has historically used multiple financial performance metrics that encourage executives and other employees to focus on the overall health of the business rather than on a single financial measure; for 2020, in light of the COVID-19 pandemic and its impact on the Company’s business, the Committee determined that, under the circumstances, a single financial performance metric was the appropriate design;
•a qualitative assessment of individual performance is generally a component of individual compensation payments;
•annual cash bonuses under the SGICP and business segment plans are capped;
•the Committee approved stock ownership guidelines applicable to senior executives and directors, a clawback policy with respect to cash and equity incentive compensation and a hedging and pledging policy prohibiting transactions designed to protect against declines in the market price of our common stock or where our common stock is used as collateral for a loan;
•executive officers and certain other key employees with access to material nonpublic information must obtain permission from the Company’s Chief Legal Officer to trade in shares of our common stock, even during an open trading period;
•Board and management processes are in place to oversee risk associated with the SGICP and business segment plans, including periodic business performance reviews by management and regular bonus accrual updates to the Committee; and
•the Company’s risk management processes - including the Company’s enterprise risk management program, Code (and related training), strong ethics and compliance function that includes suitability reviews of customers and other persons and entities with which the Company does business, internal approval processes and legal department review of contracts - mitigate the potential for undue risk-taking.
Employment Agreements; Severance and Change in Control Arrangements
We typically enter into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are generally desirable as a means to attract executive talent, encourage long-term service, obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition, impose restrictive covenants and, where practicable, provide severance and other terms and conditions comparable to those provided to similarly situated executives.
The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive’s transition in the event of an unexpected termination by the Company due to changes in the Company’s employment needs. Severance provisions that are included in the agreements do not generally enhance an employee’s current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.
Some of the employment agreements with our named executive officers provide for enhanced severance payments if the named executive officer’s employment is terminated in connection with a change in control (as defined in the applicable employment agreement). The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes, allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security and are not triggered in connection with a change in control unless an executive’s employment is terminated without “cause” or the executive terminates for “good reason” within certain timeframes.
The Company has change in control provisions in the 2003 Plan such that unvested stock options, RSUs and other equity awards would generally accelerate upon a change in control (as defined in the 2003 Plan). These provisions apply to all 2003 Plan participants. The Committee believes that these provisions are appropriate given that an employee’s position could be adversely affected by a change in control even if he or she is not terminated.
In 2020, as a result of the announcement that MacAndrews & Forbes was exploring a possible sale of our common stock that it held, the Company conducted a review of its change in control protections, and determined that, in order to retain key executives and maintain their focus during any uncertainty that would result from such a sale, it was appropriate to adopt the Change in Control Protection Plan (the “CIC Plan”). The CIC Plan is only triggered upon an acquisition by a third-party of 30% or more of our common stock, and only provides for double-trigger benefits. The terms of the CIC Plan are described in more detail below under “Potential Payments Upon Termination or Change in Control”.
We entered into an employment agreement in December 2015 with Mr. Quartieri in connection with his commencement as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. In connection with Mr. Quartieri’s separation of employment from the Company and his commitment to offer certain transition services to the Company following his separation, we entered into an amendment to his employment agreement and a consulting agreement with him. In connection with their commencement as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary and Executive Vice President and Group Chief Executive, Gaming, respectively, we entered into employment agreements with each of Messrs. Eklund and Wilson, as well as a subsequent amendment to Mr. Eklund’s employment agreement. During 2020, we also entered into various amendments to our employment agreements with our named executive officers to reflect temporary reductions in base salary, merit increases in base salary and Mr. Winterscheidt’s cash retention award. The terms of these agreements and amendments are described below in “Summary Compensation Table” and “Potential Payments Upon Termination or Change in Control”, as applicable.
Tax Deductibility of Executive Compensation
In implementing the Company’s executive compensation program, the Committee’s general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which limits a public company’s tax deduction for compensation in excess of $1 million paid to named executive officers. While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company’s executive compensation program, the Committee’s ability to do so has been greatly reduced under the Tax Cuts and Jobs Act of 2017. As a result, the Committee has authorized compensation that does not qualify for tax deductibility in order to continue to provide a competitive compensation program that is aligned with stockholder interests.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee

Peter A. Cohen, Chairman Hamish McLennan Kneeland C. Youngblood
Summary Compensation Table
The table below shows the compensation of our President and Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer and our other three most highly compensated executive officers who were serving as executive officers as of December 31, 2020. These six individuals are the named executive officers for 2020.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Barry L. Cottle	2020	1,329,327	—	1,750,000	—	437,500	97,772	3,614,599
President and	2019	1,750,000	350,000	13,458,332	2,916,658	—	99,241	18,574,231
Chief Executive Officer	2018	1,406,731	—	18,659,996	1,709,970	750,312	85,008	22,612,017
Michael C. Eklund	2020	305,769	—	4,243,050	—	—	62,648	4,611,467
Executive Vice President,								—
Chief Financial Officer, Treasurer and Corporate Secretary								—
Michael A. Quartieri	2020	288,173	257,633	418,304	—	62,935	403,871	1,430,916
Former Executive Vice	2019	672,115	101,250	331,243	562,488	—	9,800	1,676,896
President, Officer, Treasurer and Corporate Secretary	2018	600,000	—	249,988	499,926	114,750	9,625	1,474,289
James Sottile	2020	565,385	—	713,732	—	120,338	24,427	1,423,882
Executive Vice President and Chief Legal Officer	2019	600,000	90,000	289,983	379,990	—	9,800	1,369,773
Matthew Wilson	2020	500,441	400,000	3,813,453	—	117,572	83,400	4,914,866
Executive Vice President, Group Chief Executive, Gaming								—
Michael F. Winterscheidt	2020	462,211	125,000	472,412	—	59,375	6,117	1,125,115
Senior Vice President and	2019	467,837	96,784	432,499	—	—	9,800	1,006,920
Chief Accounting Officer	2018	432,846	—	297,493	—	55,271	7,860	793,470
________________
(1)The amounts in the “salary” column reflect base salary amounts paid during the applicable year to the named executive officers, after taking effect of the temporary salary reductions in 2020 as described in “Impact of COVID-19 on Executive Compensation” above.
(2)The amounts in the “bonus” column for 2020 reflect (i) for Mr. Quartieri, a 2020 cash bonus paid in recognition of Mr. Quartieri’s work helping the Company meet the challenges posed by the COVID-19 pandemic, (ii) for Mr. Wilson, his sign-on cash bonus and (iii) for Mr. Winterscheidt, the first portion of his retention cash bonus. For 2019, amounts reflect (i) for all executives, the annual cash incentive paid in respect of 2019, which is treated as a bonus since the amount paid, after taking into account the Committee’s decision to reduce bonus payouts, reflects the Committee’s decision to provide the default minimum funding at 25% of target awards and (ii) for Mr. Winterscheidt only, a one-time cash bonus of $50,000.
(3)The amounts in the “stock awards” column reflect the aggregate grant date fair value of RSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the RSUs granted by the Company was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. However, as described in “Impact of COVID-19 on Executive Compensation” above, for purposes of determining the number of RSUs granted in connection with our annual equity award grants, as a result of the volatility of our common stock at the time of grant and what the Committee determined was an artificially deflated price as a result of the COVID-19 pandemic, the Committee used an assumed stock price of $20, the closing price of our common stock on February 26, 2020. For 2019, includes certain awards granted to our named executive officers by SciPlay in respect of services to be provided to SciPlay, which, in accordance with SEC rules, we are required to include in our Summary Compensation Table and related executive compensation disclosure. Although we modified certain RSUs in 2020, as discussed above, the incremental value associated with such modifications was negative, and therefore is not reflected in the above.
(4)The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Although we modified certain stock options in 2020, as discussed above, the incremental value associated with such modifications was negative, and therefore is not reflected in the above.
(5)The amounts in the “non-equity incentive plan compensation” column reflect the annual performance bonuses awarded under the SGICP. In the case of Mr. Quartieri, the amount is pro-rated to reflect the amount of time he was an employee of the Company in 2020. Mr. Eklund did not participate in the SGICP in 2020 in light of the cash sign-on award he is eligible to receive in 2021 under his employment agreement.
(6)The amounts in the “all other compensation” column for 2020 include the following:
a.Company contributions to the Company’s 401(k) plan for Messrs. Cottle ($9,975), Quartieri ($8,996), Sottile ($9,277) and Winterscheidt ($6,117).
b.For Mr. Cottle, costs associated with leased office space for him in Los Angeles ($ 36,707), with the reimbursement of travel expenses incurred in commuting from our main office to his home in Los Angeles ($51,090). For Mr. Eklund, costs associated with the reimbursement of moving expenses ($38,658) and with the reimbursement of travel expenses incurred in commuting from our main office to his home in Austin prior to his relocation ($23,990). For Mr. Sottile, costs associated with the reimbursement of expenses incurred in commuting from our main office to his home in New York ($15,150).
c.For Mr. Quartieri, payments of $394,875 made in respect of his consulting services.

d.For Mr. Wilson, payments made during the period he was unable to provide services to us as a result of a non-compete obligation with respect to his prior employer ($83,400).
For earlier years, consisted solely of contributions to the Company’s 401(k) plan, other than for Mr. Cottle, for whom the amounts in 2019 and 2018 also included costs associated with leased office space for him in Los Angeles ($30,400 and $27,800, respectively) and with the reimbursement of travel expenses incurred in commuting from our main office to his home in Los Angeles ($59,041 and 47,583, respectively). For 2019, the amount for each of Messrs. Quartieri and Winterscheidt also includes a 401(k) matching contribution true-up in respect of fiscal 2019 that was paid in September 2020.

Grants of Plan-Based Awards for Fiscal Year 2020
The table below provides information regarding the SGICP awards and RSUs granted to the named executive officers during 2020.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Target
Name	Grant Date	($)	($)	($)	(#)	(#) (3)	($) (4)
Barry L. Cottle	—	350,000	437,500	875,000	—	—	—
	4/03/2020	—	—	—	—	218,750	1,750,000
Michael C. Eklund	6/08/2020	—	—	—	150,000	—	3,030,750
	6/08/2020	—	—	—	—	60,000	1,212,300
Michael A. Quartieri (5)	—	50,348	62,935	125,870	—	—	—
	4/03/2020	—	—	—	—	42,187	337,496
	4/03/2020	—	—	—	—	10,101	80,808
James Sottile	—	96,270	120,338	240,676	—	—	—
	4/03/2020	—	—	—	—	37,500	300,000
	4/03/2020	—	—	—	—	8,979	71,832
	9/28/2020	—	—	—	—	10,000	341,900
Matthew Wilson	—	94,057	117,572	235,143	—	—	—
	3/01/2020	—	—	—	110,162	—	1,999,991
	3/01/2020	—	—	—	—	44,064	799,982
	3/01/2020	—	—	—	—	38,556	699,984
	4/03/2020	—	—	—	—	39,187	313,496
Michael F. Winterscheidt	—	47,500	59,375	118,750	—	—	—
	4/03/2020	—	—	—	—	16,625	133,000
	4/03/2020	—	—	—	—	4,739	37,912
	11/25/2020	—	—	—	—	7,500	301,500
________________
(1)The amounts shown under the “estimated future payouts under non-equity incentive plan awards” column represent the performance-based annual cash bonus opportunity approved for 2020 for each of the named executive officers. The actual amounts awarded under the program for 2020 are shown in the Summary Compensation Table above under the “non-equity incentive plan compensation” column.
(2)The amounts shown under the “estimated future payouts under equity incentive plan awards” column include the award of performance-conditioned RSUs granted under the 2003 Plan to each of Messrs. Eklund and Wilson in connection with their commencement of employment with the Company. As noted above, Messrs. Eklund and Wilson each subsequently agreed to forfeit 50% of these awards in exchange for removing the performance goals in light of the determination that the goals were no longer capable of being achieved as a result of the COVID-19 pandemic. For additional information regarding these awards, see “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation”. Although we modified certain equity awards in 2020, as discussed above, the incremental value associated with such modifications was negative, and therefore such value is not reflected in this table.
(3)The amounts shown under the “all other stock awards” column reflect annual grants of time-vesting RSU awards that vest in four equal installments on each of March 20, 2021 and the first three anniversaries of that date for each of Messer. Cottle, Quartieri, Sottile, Wilson and Winterscheidt. For additional information regarding these awards, see “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Annual Equity Awards.” The amounts shown in this column also include, in the case of Messrs. Quartieri, Sottile and Winterscheidt, broad-based special retention grants of time-vesting RSUs that vest 60% on March 20, 2021 and 40% on March 20, 2022, in the case of Mr. Sottile only, a grant of time-vesting RSUs in recognition of his efforts in connection with the MafCo Transaction that vest in three equal installments on each of September 28, 2021 and the first two anniversaries of that date and, in the case of Mr. Winterscheidt only, a retention grant of time-vesting RSUs that vest in three equal installments on each of November 25, 2021 and the first two anniversaries of that date. In the case of Messrs. Eklund and Wilson, the amounts shown in this column also include sign-on equity awards, the vesting terms of which are described above in “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Other Equity Awards – 2020 Sign-On Awards”. For additional information regarding all awards other than the annual equity awards, see “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Other Equity Awards.”
(4)The amounts shown as the “grant date fair value” of the awards were computed in accordance with FASB ASC Topic 718. The fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(5)All of Mr. Quartieri’s equity awards reflected here were forfeited in connection with his termination of employment.

Outstanding Equity Awards at Fiscal Year-End
The table below provides information with respect to the stock options and RSUs held by the named executive officers as of December 31, 2020.

			Option Awards					Stock Awards
Name	Security	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	($) Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Barry L. Cottle	SGMS	06/01/2018	14,207 (2)	14,208 (2)	—	59.35	05/31/2028	—	—	—	—
	SGMS	06/01/2018	—	—	28,415 (3)	59.35	05/31/2028	—	—	—	—
	SGMS	06/01/2018	—	—	—	—	—	100,000 (4)	4,149,000	—	—
	SGMS	06/01/2018	—	—	—	—	—	33,334 (5)	1,383,028	—	—
	SGMS	06/01/2018	—	—	—	—	—	7,203 (6)	298,852	—	—
	SGMS	03/20/2019	29,027(7)	87,082 (7)	—	22.69	03/20/2029	—	—	—	—
	SGMS	03/20/2019	—	—	116,109 (8)	22.69	03/20/2029	—	—	—	—
	SGMS	03/20/2019	—	—	—	—	—	48,204 (9)	1,999,984	—	—
	SCPL	05/07/2019	—	—	—	—	—	—	—	750,000 (10)	10,387,500
	SGMS	04/03/2020	—	—	—	—	—	218,750 (11)	9,075,938	—	—
Michael A. Quartieri	SGMS	03/30/2018	12,025 (12)	—	—	41.13	03/29/2028	—	—	—	—
	SGMS	03/30/2018	12,025 (13)	—	—	41.13	03/29/2028	—	—	—	—
	SGMS	03/09/2017	5,598 (14)	—	—	22.69	03/08/2027	—	—	—	—
Michael C. Eklund	SGMS	06/08/2020	—	—	—	—	—	75,000 (15)	3,111,750	—	—
	SGMS	06/08/2020	—	—	—	—	—	60,000 (16)	2,489,400	—	—
James Sottile	SGMS	09/04/2018	2,503 (17)	2,503 (17)	—	30.33	09/03/2028	—	—	—	—
	SGMS	09/04/2018	2,503 (18)	2,503 (18)	—	30.33	09/03/2028	—	—	—	—
	SGMS	09/04/2018	—	—	—	—	—	1,344 (19)	55,763	—	—
	SGMS	09/04/2018	—	—	—	—	—	2,198 (20)	91,195	—	—
	SGMS	03/20/2019	3,781 (7)	11,346 (7)	—	22.69	03/20/2029	—	—	—	—
	SGMS	03/20/2019	—	—	15,127 (8)	22.69	03/20/2029	—	—	—	—
	SGMS	03/20/2019	—	—	—	—	—	6,280 (9)	260,557	—	—
	SCPL	08/05/2019	—	—	—	—	—	4,688 (21)	64,929	—	—
	SGMS	04/03/2020	—	—	—	—	—	37,500 (11)	1,555,875	—	—
	SGMS	04/03/2020	—	—	—	—	—	8,979 (22)	372,539	—	—
	SGMS	09/28/2020	—	—	—	—	—	10,000 (23)	414,900	—	—
	SGMS	03/01/2020	—	—	—	—	—	55,081 (24)	2,285,311	—	—
Matthew Wilson	SGMS	03/01/2020	—	—	—	—	—	44,064 (25)	1,828,215	—	—
	SGMS	04/03/2020	—	—	—	—	—	39,187 (11)	1,625,869	—	—
Michael F. Winterscheidt	SGMS	03/09/2017	—	—	—	—	—	3,444 (26)	142,892	—	—
	SGMS	03/30/2018	—	—	—	—	—	3,617 (19)	150,069	—	—
	SGMS	03/20/2019	—	—	—	—	—	10,991 (9)	456,017	—	—
	SCPL	08/05/2019	—	—	—	—	—	4,688 (21)	64,929	—	—
	SGMS	04/03/2020	—	—	—	—	—	16,625 (11)	689,771	—	—
	SGMS	04/03/2020	—	—	—	—	—	4,739 (22)	196,621	—	—
	SGMS	11/25/2020	—	—	—	—	—	7,500 (27)	311,175	—	—
________________
(1)The value shown was calculated, in the case of awards of RSUs granted by the Company, by multiplying the number of RSUs by the closing price of our common stock on December 31, 2020 ($41.49). In the case of RSUs granted by SciPlay, the value shown was calculated by multiplying the number of RSUs by the closing price of SciPlay’s Class A common stock on December 31, 2020 ($13.85).

(2)These stock options were awarded with a four-year vesting schedule. The first and second installments vested and became exercisable on each of June 1, 2019 and June 1, 2020. The balance is scheduled to vest in two annual installments beginning on June 1, 2021.
(3)These stock options were scheduled to become exercisable in four equal annual installments beginning on June 1, 2019, subject to the Company’s 60-trading day average closing price of the Company’s common stock meeting or exceeding 120% of the strike price of the stock options prior to June 1, 2022. The stock price hurdle has not yet been achieved, and therefore all options remain unvested.
(4)These RSUs, granted to Mr. Cottle as part of his appointment as President and Chief Executive Officer, were originally scheduled to cliff vest at the end of a three-year performance period from June 1, 2018 to May 31, 2021, contingent upon the achievement of defined levels of Consolidated AEBITDA improvement over such three-year period. As described above, as a result of the impact of COVID-19 on the Company’s business, this award was modified to remove the performance condition, conditioned on Mr. Cottle agreeing to forfeit 50% of the award, such that the remaining 100,000 RSUs will now cliff-vest on June 1, 2021.
(5)These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first and second installments vested on each of June 1, 2019 and 2020. The RSUs shown in the table are scheduled to vest on June 1, 2021.
(6)These RSUs are part of a grant that was awarded with a four-year vesting schedule. The first and second installments vested on each of June 1, 2019 and June 1, 2020. The RSUs shown in the table are scheduled to vest in two annual installments beginning on June 1, 2021.
(7)These stock options were awarded with a four-year vesting schedule. The first installment vested and became exercisable on March 20, 2020. The balance is scheduled to vest in three annual installments beginning on March 20, 2021.
(8)These stock options were scheduled to become exercisable in four annual installments beginning on March 20, 2020, subject to the Company’s achievement of a Consolidated AEBITDA goal, which as described above, was modified as a result of the impact of the COVID-19 pandemic. In early 2021, the Committee determined that the Consolidated AEBITDA goal was achieved.
(9)These RSUs are part of a grant that was awarded with a four-year vesting schedule. The first installment vested on March 20, 2020. The RSUs shown in the table are scheduled to vest in three annual installments beginning on March 20, 2021.
(10)The Social Award RSUs are scheduled to cliff vest at the end of 2020, contingent upon the achievement of defined levels of SciPlay revenue and STIP AEBITDA for SciPlay’s 2020 fiscal year. In early 2021, the SciPlay Compensation Committee determined the applicable level of performance, and the Social Award RSUs vested with respect to 494,250 shares of SciPlay Class A common stock.
(11)These RSUs are scheduled to vest in four equal annual installments beginning on March 20, 2021.
(12)These stock options were awarded with a four-year vesting schedule. The first and second installments vested and became exercisable on March 20, 2019 and 2020. The balance was fully vested in connection with Mr. Quartieri’s termination of employment as described in more detail in “Potential Payments upon Termination or Change in Control- Mr. Quartieri”.
(13)These stock options were scheduled to become exercisable in four annual installments beginning on March 20, 2019, subject to the 60-trading day average closing price of the Company’s common stock meeting or exceeding 120% of the strike price of the stock options prior to March 20, 2022. The performance goal with respect to these stock options was achieved on June 25, 2018, and the first and second installments vested and became exercisable on each of March 20, 2019 and March 20, 2020. The balance was fully vested in connection with Mr. Quartieri’s termination of employment as described in more detail in “Potential Payments upon Termination or Change in Control- Mr. Quartieri”.
(14)These stock options were awarded with a four-year vesting schedule. The first installment vested and became exercisable on March 20, 2020. The balance was forfeited in connection with Mr. Quartieri’s termination of employment as described in more detail in “Potential Payments upon Termination or Change in Control- Mr. Quartieri”.
(15)These RSUs, granted to Mr. Eklund as part of his commencement as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, were originally scheduled to cliff vest on June 8, 2023, contingent upon the achievement of defined levels of Consolidated AEBITDA improvement during the period one-year period beginning on April 1, 2022 and ending on March 31, 2023. As described above, as a result of the impact of COVID-19 on the Company’s business, this award was modified to remove the performance condition, conditioned on Mr. Eklund agreeing to forfeit 50% of the award, such that the remaining 75,000 RSUs will now cliff-vest on June 8, 2023.
(16)These RSUs are scheduled to vest 26,677 on June 1, 2021 and the balance vest in two equal annual installments beginning on June 1, 2022.
(17)These stock options were awarded with a four-year vesting schedule. The first and second installments vested and became exercisable on March 20, 2019 and March 20, 2020. The balance is scheduled to vest in two annual installments beginning on March 20, 2021.
(18)These stock options were scheduled to become exercisable in four annual installments beginning on March 20, 2019, subject to the 60-trading day average closing price of the Company’s common stock meeting or exceeding 120% of the strike price of the stock options prior to March 20, 2022. The stock price hurdle has been achieved, and therefore the first two installments of the options have vested. The balance is scheduled to vest in two annual installments beginning on March 20, 2021.
(19)These RSUs are part of a grant that was awarded with a four-year vesting schedule. The first and second installments vested on each of March 20, 2019 and March 20, 2020. The RSUs shown in the table are scheduled to vest in two annual installments beginning on March 20, 2021.
(20)These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first and second installment vested on August 31, 2019 and August 31, 2020. The RSUs shown in the table are scheduled to vest on August 31, 2021.
(21)These RSUs are part of a grant that was awarded by SciPlay with a four-year vesting schedule. The first installment vested on May 7, 2020. The RSUs shown in the table are scheduled to vest in three annual installments beginning on May 7, 2021. These awards will settle in shares of SciPlay Class A common stock.
(22)These RSUs are scheduled to vest 60% on March 20, 2021 and 40% on March 20, 2022.
(23)These RSUs are scheduled to vest in three equal annual installments beginning on September 28, 2021.
(24)These RSUs, granted to Mr. Wilson as part of his commencement as Executive Vice President, Group Chief Executive, Gaming, were originally scheduled to vest in two installments on each of July 31, 2022 and 2023, contingent upon the achievement of defined levels of Consolidated AEBITDA and revenue improvement for the Gaming division during the one-year period ending on each of June 30, 2022 and 2023, respectively. As described above, as a result of the impact of COVID-19 on the Company’s business, this award was modified to remove the performance condition, conditioned on Mr. Wilson agreeing to forfeit 50% of the award, such that the award will now vest in two equal annual installments beginning on July 31, 2022.
(25)These RSUs are scheduled to vest on March 1, 2021.
(26)These RSUs are part of a grant that was awarded with a four-year vesting schedule. The first, second and third installments vested on each of March 20, 2018, March 20, 2019 and March 20, 2020. The RSUs shown in the table are scheduled to vest on March 20, 2021.
(27)These RSUs are scheduled to vest in three equal annual installments beginning on November 25, 2021.

Option Exercises and Stock Vested for Fiscal Year 2020
The table below provides information for the named executive officers with respect to stock options that were exercised and RSUs that vested during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Barry L. Cottle	—	—	53,003	650,474
Michael C. Eklund	—	—	—	—
Michael A. Quartieri	148,202	3,369,560	19,921	147,468
James Sottile	—	—	6,525	78,454
Matthew Wilson	—	—	38,556	699,984
Michael F. Winterscheidt	—	—	12,976	99,670
________________
(1)Value based on the average of the high and low sale prices of our common stock as of the trading day immediately prior to the date upon which the stock options were exercised.
(2)In the case of Messrs. Sottile and Winterscheidt, includes 1,562 shares of SciPlay Class A common stock.
(3)Value based on the average of the high and low sale prices of our common stock or SciPlay’s Class A common stock, as applicable, as of the trading day immediately prior to the date upon which the RSUs vested.
Potential Payments Upon Termination or Change in Control
For the named executive officers in 2020, other than Mr. Quartieri, the information below describes and quantifies certain compensation that would become payable pursuant to the terms of their employment agreements, their equity award agreements and the CIC Plan under the various termination events described below. For Mr. Quartieri, who ceased to be employed with the Company during 2020, in accordance with applicable SEC rules, the information describes what became payable in connection with his actual termination of employment. In each case, the applicable arrangements were the result of arm’s length negotiations and were approved by the Committee and/or the Board.
Employment Agreements and Equity Award Agreements with Current Named Executive Officers and CIC Plan. The following disclosure applies to the named executive officers who were executives as of December 31, 2020, and therefore does not apply to Mr. Quartieri. For purposes of the disclosure that follows, a “Qualifying Termination: means the executive’s employment was terminated by the Company without “cause” or by him for “good reason” (as such terms are defined in the applicable agreement or the CIC Plan, as applicable), and an executive’s “Severance Bonus Amount” is equal to the highest annual incentive compensation paid to him in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year.
The employment agreement with each of Messrs. Cottle, Eklund and Sottile in effect as of December 31, 2020 provides that if the applicable executive experienced a Qualifying Termination, the executive would have been entitled to receive: (i) a pro rata bonus for the year of termination; (ii) an amount equal to the sum of his base salary and Severance Bonus Amount (in the case of Mr. Cottle, multiplied by two if the Qualifying Termination occurs within one year after a “change in control” (as defined in Mr. Cottle’s employment agreement)), generally payable over a period of 12 or 24 months, as applicable; and (iii) payment of COBRA premiums for up to 12 months if the executive elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.
Notwithstanding the foregoing, the employment agreement with Mr. Eklund, as amended, and as in effect on December 31, 2020, provides that if his employment is terminated by the Company without “cause” prior to June 1, 2022, he will instead be entitled to receive: (i) a pro rata bonus for the year of termination; (ii) cash severance equal to two times the sum of his base salary and Severance Bonus Amount, multiplied by a fraction, the numerator of which is the number of days in the period beginning on the day following such termination of employment and ending on May 31, 2023, inclusive, and the denominator of which is 730; (iii) accelerated vesting of the 75,000 RSUs and the 60,000 RSUs granted to him as part of his appointment as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (described above in “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Other Equity Awards – 2020 Sign-On Awards) and his sign-on cash award of $500,000, in each case, to the extent outstanding and unvested, provided that, the timing for the payment of Mr. Eklund’s sign-on cash award will remain unchanged if such termination occurs on or after January 1, 2021; and (iv) payment of COBRA premiums for up to 12 months if Mr. Eklund elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.

The employment agreement with Mr. Wilson, in effect as of December 31, 2020, provides that if Mr. Wilson experienced a Qualifying Termination, Mr. Wilson would have been entitled to receive: (i) a pro rata bonus for the year of termination; (ii) an amount equal to two times his base salary, payable over a period of 24 months; (iii) a pro-rated portion of the 44,064 RSUs and the 55,081 RSUs granted to him as part of his appointment as Executive Vice President and Group Chief Executive, Gaming, which are described above in “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Other Equity Awards – 2020 Sign-On Awards” and (iv) payment of COBRA premiums for up to 18 months if Mr. Wilson elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.
The employment agreement with Mr. Winterscheidt in effect as of December 31, 2020 provides that if Mr. Winterscheidt experienced a Qualifying Termination, he would have been entitled to receive an amount equal to his base salary, payable over a period of 12 months.
In the event of the death of a named executive officer, his beneficiary or estate would have been entitled to receive any benefits that would have been payable under any life insurance benefit of his for which the Company pays premiums. In the event of the termination of a named executive officer due to his “total disability” (as such term is defined in the applicable agreement), such named executive officer would have been entitled to receive disability payments pursuant to a disability plan sponsored or maintained by the Company.
Upon a Qualifying Termination occurring on December 31, 2020, Mr. Cottle would have remained eligible to receive a pro-rated portion of the 100,000 RSUs granted to him as part of his appointment as President and Chief Executive Officer, which are described above in footnote (4) to the Outstanding Equity Awards at Fiscal Year End Table. The award agreement with respect to Mr. Cottle’s Social Award RSUs provides that, in the event Mr. Cottle’s employment with the Company and SciPlay terminated without “cause” or for “good reason” (each, as defined in such agreement), Mr. Cottle would remain eligible to fully vest in the Social Award RSUs, based on actual performance achieved. In the event of a “change in control” of SciPlay (as defined in the SciPlay Long-Term Incentive Plan, which, as long as the Company remains a majority stockholder of SciPlay in respect of voting rights, includes a “change in control” of the Company, as defined in the 2003 Plan), the Social Award RSUs would vest based on the level of performance determined by the SciPlay Compensation Committee, provided that, if Mr. Cottle’s employment with SciPlay had terminated without cause or for good reason prior to such change in control, the Social Award RSUs would vest at target (regardless of whether or not Mr. Cottle’s employment with the Company is terminated).
Under the terms of our and SciPlay’s standard equity award agreements, unvested stock options and RSUs held by an employee (including a named executive officer), other than the Social Award RSUs, would generally vest upon the termination of such employee’s employment by reason of death or “disability” (as such term is defined in the applicable award agreement).
Each employment agreement also contains, among other things, covenants imposing on the named executive officer certain obligations with respect to confidentiality and proprietary information and restricting his ability to engage in certain activities in competition with the Company during the term of his employment and for a period of 12 months after termination (in the case of Mr. Wilson, for a period of 24 months after termination). Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company’s “clawback” policy, described above under “Compensation Discussion and Analysis - Corporate Governance Policies - Clawback Policy”.
Under the CIC Plan, if a named executive officer’s employment is terminated by the Company without “cause” or by the executive for “good reason” within 18 months of a “change in control” (each as defined in the CIC Plan), the executive would be entitled to receive: (i) a pro rata bonus for the year of termination based on actual performance; (ii) cash severance equal to the sum of his base salary and Severance Bonus Amount, multiplied by two in the case of Messrs. Cottle, and Wilson and one and a half in the case of Messrs. Eklund, Sottile and Winterscheidt, payable in a lump sum unless Section 409A of the Internal Revenue Code would require a different payment timing; (iii) payment of COBRA premiums for up to the length of the severance period if the applicable named executive officer elects to continue medical coverage under the Company’s group health plan in accordance with COBRA; and (iv) accelerated vesting of all equity awards granted by the Company or SciPlay, with the level of achievement of any performance-based vesting criteria determined by the Committee or the SciPlay Compensation Committee, as applicable. For purposes of the CIC Plan, “change in control” is generally defined as a third-party, excluding MacAndrews & Forbes and its affiliates, acquiring at least 30% of the Company’s common stock. The CIC Plan provides that, upon a termination of employment, the named executive officer would receive benefits under either CIC Plan or his employment agreement, whichever provides the greater benefit.

The CIC Plan and the employment agreements with the named executive officers, other than Mr. Winterscheidt’s employment agreement, provide that if the payments and benefits to be provided under the CIC Plan or the executive’s employment agreement, as applicable, were subject to the excise tax under Section 4999 of the Internal Revenue Code, a “best net” cutback will apply, such that the applicable executive would have received either the full amount of such payments and benefits or payments and benefits with a value equal to one dollar less than the threshold that would subject such executive to such excise tax, whichever would have resulted in a greater after-tax amount.
The amounts described below are estimates, and the actual amounts to be paid can only be determined at the time of the executive’s separation. The amounts described below would be in addition to amounts the individual would receive in respect of previously earned amounts, such as balances under the 401(k) plan and previously vested equity or bonus awards, as to which neither the named executive officer’s employment agreement nor the plans provide for enhanced benefits or payments upon termination. The values shown below for equity awards that would have accelerated had the specified termination event occurred on the last day of the year were calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock or SciPlay’s Class A common stock, as applicable, on the last trading day of the year, which was $41.49 and $13.85, respectively (and, in the case of stock options, reducing the value, but not below zero, by the exercise price for such options).

Mr. Cottle
The following describes the estimated amounts Mr. Cottle would have received if the termination event specified occurred on December 31, 2020:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$1,750,000 (b)	$3,500,000 (c)	—	—
Severance Bonus Amount	—	—	$750,312 (b)(d)	$1,500,624 (e)	—	—
Bonus for Year of Termination	—	—	$437,500 (f)	$437,500 (f)	—	—
Total Cash Payments	—	—	$2,937,812	$5,438,124	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$16,094 (g)	$32,189 (g)	$3,500,000 (g)	—
Total Benefits & Perquisites	—	—	$16,094	$32,189	$3,500,000	—
Long-Term Incentive Compensation
“Spread” Value of Accelerated SGMS Options	—	—	—	$3,819,991 (h)	$3,819,991 (h)	$3,819,991 (h)
Value of Accelerated SGMS RSUs	—	—	$3,577,377 (h)	$16,906,802 (h)	$16,906,802 (h)	$16,906,802 (h)
Value of Accelerated SCPL RSUs	—	—	$6,845,363 (i)	$6,845,363 (i)	—	—
Total Value of Accelerated Equity Awards	—	—	$10,422,740	$27,572,156	$20,726,793	$20,726,793
Total Value of Payments and Benefits	—	—	$13,376,646	$33,042,469	$24,226,793	$20,726,793
________________
(a)Either a Qualifying Termination upon or within one year immediately following a change in control for the purposes of Mr. Cottle’s employment agreement and the 2003 Plan or termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan.
(b)Paid over 12 months.
(c)Amount reflects two times base salary. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.
(d)Amount reflects Severance Bonus Amount. Amount shown is actual 2018 bonus.
(e)Amount reflects two times Severance Bonus Amount. Amount shown is two times actual 2018 bonus. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.
(f)Amount reflects pro-rata bonus that would have been received for the year of termination (amount shown is actual 2020 bonus). Paid in a lump sum.
(g)Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 12 months (or 24 months if the termination is without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan) or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.
(h)In the case of a termination without cause or for good reason, absent a change in control, reflects vesting of a pro-rata portion of the 100,000 RSUs granted to Mr. Cottle upon his appointment as President and Chief Executive Officer. In the case of a change in control for purposes of the 2003 Plan, termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan (and that did not constitute a change in control under the 2003 Plan) or termination due to death or disability, reflects full vesting of all Scientific Games equity awards upon the change in control or applicable termination event (assuming achievement of all applicable performance criteria at “target” levels).
(i)Reflects vesting of Social Award RSUs based on actual achievement as of December 31, 2020, as described in “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Other Actions with Respect to Equity Awards”.

Mr. Eklund
The following describes the estimated amounts Mr. Eklund would have received if the termination event specified occurred on December 31, 2020:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$1,812,329 (b)	$1,812,329 (c)	—	—
Severance Bonus Amount	—	—	—(d)	— (e)	—	—
Bonus for Year of Termination	—	—	$500,000 (f)	$500,000 (f)	—	—
Total Cash Payments	—	—	$2,312,329	$2,312,329	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$16,272 (g)	$16,272 (g)	$1,500,000 (g)	—
Total Benefits & Perquisites	—	—	$16,272	$16,272	$1,500,000	—
Long-Term Incentive Compensation
Value of Accelerated SGMS RSUs	—	—	$5,601,150 (h)	$5,601,150 (h)	$5,601,150 (h)	$5,601,150 (h)
Total Value of Accelerated Equity Awards	—	—	$5,601,150	$5,601,150	$5,601,150	$5,601,150
Total Value of Payments and Benefits	—	—	$7,929,751	$7,929,751	$7,101,150	$5,601,150
________________
(a)Either a change in control for purposes of the 2003 Plan or a termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan. Mr. Eklund’s employment agreement does not provide for enhanced severance in the event of a change in control.
(b)Amount reflects 24 months of base salary, multiplied by a fraction, the numerator of which is the number of days from December 31, 2020 through May 31, 2023, inclusive, and the denominator of which is 730. If Mr. Eklund’s termination was for good reason, this amount would have been only one times base salary ($750,000). Paid over 12 months.
(c)Amount reflects 24 months of base salary, multiplied by a fraction, the numerator of which is the number of days from December 31, 2020 through May 31, 2023, inclusive, and the denominator of which is 730. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months. If Mr. Eklund’s termination was for good reason and he received benefits under the CIC Plan, this amount would have been only 18 months of base salary ($1,125,000). This amount will be reduced to 12 months of base salary ($750,000) in the event of a change in control for purposes of the 2003 Plan that is not a change in control for purposes of the CIC Plan and if Mr. Eklund’s termination is for good reason.
(d)Amount reflects Severance Bonus Amount, which would have been zero as of December 31, 2020, subject to the same multiplier as would apply to base salary. Paid over 12 months.
(e)Amount reflects Severance Bonus Amount, which would have been zero as of December 31, 2020, subject to the same multiplier as would apply to base salary. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months.
(f)Amount reflects vesting of Mr. Eklund’s cash sign-on award. If Mr. Eklund’s termination was for good reason, this amount would not have been payable.
(g)Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 12 months (or 18 months if Mr. Eklund had received severance under the CIC Plan) or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.
(h)In the case of a termination without cause only, reflects vesting of all Mr. Eklund’s sign-on equity awards. In the case of a change in control for purposes of the 2003 Plan, termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan (and that did not constitute a change in control under the 2003 Plan) or termination due to death or disability, reflects full vesting of all Scientific Games equity awards upon the change in control or applicable termination event (assuming achievement of all applicable performance criteria at “target” levels).

Mr. Sottile
The following describes the estimated amounts Mr. Sottile would have received if the termination event specified occurred on December 31, 2020:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$700,000 (b)	$1,050,000 (c)	—	—
Severance Bonus Amount	—	—	$90,000 (d)	$135,000 (e)	—	—
Bonus for Year of Termination	—	—	$120,338 (f)	$120,338 (f)	—	—
Total Cash Payments	—	—	$910,338	$1,305,338	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$11,191 (g)	$16,787 (g)	$1,400,000 (g)	—
Total Benefits & Perquisites	—	—	$11,191	$16,787	$1,400,000	—
Long-Term Incentive Compensation
“Spread” Value of Accelerated SGMS Options	—	—	—	$553,559 (h)	$553,559 (h)	$553,559 (h)
Value of Accelerated SGMS RSUs	—	—	—	$2,750,828 (h)	$2,750,828 (h)	$2,750,828 (h)
Value of Accelerated SCPL RSUs	—	—	—	$64,929 (h)	$64,929 (h)	$64,929 (h)
Total Value of Accelerated Equity Awards	—	—	—	$3,369,316	$3,369,316	$3,369,316
Total Value of Payments and Benefits	—	—	$921,529	$4,691,441	$4,769,316	$3,369,316
________________
(a)Either a change in control for purposes of the 2003 Plan or a termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan. Mr. Sottile’s employment agreement does not provide for enhanced severance in the event of a change in control.
(b)Paid over 12 months.
(c)Amount reflects 18 months of base salary. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months. This amount will be reduced to 12 months of base salary in the event of a change in control for purposes of the 2003 Plan that is not a change in control for purposes of the CIC Plan.
(d)Amount reflects Severance Bonus Amount. Amount shown is actual 2019 bonus.
(e)Amount reflects one and a half times Severance Bonus Amount, which is based on actual 2019 bonus. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months.
(f)Amount reflects pro-rata bonus that would have been received for the year of termination (amount shown is actual 2020 bonus). Paid in a lump sum.
(g)Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 12 months or 18 months if the termination is without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.
(h)In the case of a change in control for purposes of the 2003 Plan, termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan (and that did not constitute a change in control under the 2003 Plan) or termination due to death or disability, reflects full vesting of all Scientific Games and SciPlay equity awards upon the change in control or applicable termination event (assuming achievement of all applicable performance criteria at “target” levels).

Mr. Wilson
The following describes the estimated amounts Mr. Wilson would have received if the termination event specified occurred on December 31, 2020:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$1,500,000 (b)	$1,500,000 (c)	—	—
Severance Bonus Amount	—	—	—	— (d)	—	—
Bonus for Year of Termination	—	—	$117,572 (c)	$117,572 (e)	—	—
Total Cash Payments	—	—	$1,617,572	$1,617,572	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$24,141 (g)	$32,189 (f)	$1,500,000 (f)	—
Total Benefits & Perquisites	—	—	$24,141	$32,189	$1,500,000	—
Long-Term Incentive Compensation
Value of Accelerated SGMS RSUs	—	—	$2,209,522 (g)	$5,739,395 (h)	$5,739,395 (g)	$5,739,395 (g)
Total Value of Accelerated Equity Awards	—	—	$2,209,522	$5,739,395	$5,739,395	$5,739,395
Total Value of Payments and Benefits	—	—	$3,851,235	$7,389,156	$7,239,395	$5,739,395
________________
(a)Either a change in control for purposes of the 2003 Plan or a termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan. Mr. Wilson’s employment agreement does not provide for enhanced severance in the event of a change in control.
(b)Amount reflects 24 months of base salary. Paid over 24 months.
(c)Amount reflects 24 months of base salary. Paid in a lump sum upon termination if severance benefits are provided under the CIC Plan and if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.
(d)Amount reflects two times Severance Bonus Amount, which would have been zero as of December 31, 2020.
(e)Amount reflects pro-rata bonus that would have been received for the year of termination (amount shown is actual 2020 bonus). Paid in a lump sum.
(f)Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 18 months or 24 months if the termination is without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.
(g)In the case of a termination without cause or for good reason, absent a change in control, reflects vesting of a pro-rata portion of the two sign-on awards (55,081 RSUs and 44,064 RSUs) granted to Mr. Wilson upon his appointment as Executive Vice President and Group Chief Executive, Gaming. In the case of a change in control for purposes of the 2003 Plan, termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan (and that did not constitute a change in control under the 2003 Plan) or termination due to death or disability, reflects full vesting of all Scientific Games equity awards upon the change in control or applicable termination event (assuming achievement of all applicable performance criteria at “target” levels).

Mr. Winterscheidt
The following describes the estimated amounts Mr. Winterscheidt would have received if the termination event specified occurred on December 31, 2020:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$475,000 (b)	$712,500 (c)	—	—
Severance Bonus Amount	—	—	—	$82,907 (d)	—	—
Bonus for Year of Termination	—	—	—	$59,375 (e)	—	—
Total Cash Payments	—	—	$475,000	$854,782	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	—	$23,531 (f)	$950,000 (f)	—
Total Benefits & Perquisites	—	—	—	$23,531	$950,000	—
Long-Term Incentive Compensation
Value of Accelerated SGMS RSUs	—	—	—	$1,946,545 (g)	$1,946,545 (g)	$1,946,545 (g)
Value of Accelerated SCPL RSUs	—	—	—	$64,929 (g)	$64,929 (g)	$64,929 (g)
Total Value of Accelerated Equity Awards	—	—	—	$2,011,474	$2,011,474	$2,011,474
Total Value of Payments and Benefits	—	—	$475,000	$2,889,787	$2,961,474	$2,011,474
________________
(a)Either a change in control for purposes of the 2003 Plan or a termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan. Mr. Winterscheidt’s employment agreement does not provide for enhanced severance in the event of a change in control.
(b)Paid over 12 months.
(c)Amount reflects 18 months of base salary. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months. This amount will be reduced to 12 months of base salary in the event of a change in control for purposes of the 2003 Plan that is not a change in control for purposes of the CIC Plan.
(d)Amount reflects one and a half times Severance Bonus Amount, which is based on actual 2019 bonus. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months. This amount is only payable in connection with a change in control for purposes of the CIC Plan.
(e)Amount reflects pro-rata bonus that would have been received for the year of termination (amount shown is actual 2020 bonus). Paid in a lump sum. This amount is only payable in connection with a change in control for purposes of the CIC Plan.
(f)Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 18 months if the termination is without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.
(g)In the case of a change in control for purposes of the 2003 Plan, termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan (and that did not constitute a change in control under the 2003 Plan) or termination due to death or disability, reflects full vesting of all Scientific Games and SciPlay equity awards upon the change in control or applicable termination event (assuming achievement of all applicable performance criteria at “target” levels).

Mr. Quartieri
On May 21, 2020, Mr. Quartieri and the Company agreed that Mr. Quartieri’s employment with the Company would terminate on June 30, 2020, and in connection with such agreement, Mr. Quartieri and the Company entered into an amendment to Mr. Quartieri’s employment agreement and a consulting agreement. These agreements provided that Mr. Quartieri would receive: (i) cash payments totaling $257,633; (ii) remain eligible to receive a pro rata bonus for 2020; (iii) vest in all options and time-vesting RSUs granted prior to January 1, 2019 and continue to vest in all equity awards granted in 2019 and 2020 in accordance with their terms through December 31, 2020; (iv) payment of COBRA premiums for up to 6 months if Mr. Quartieri elects to continue medical coverage under the Company’s group health plan in accordance with COBRA; and (v) subject to Mr. Quartieri providing consulting services through December 31, 2020, consulting payments with an aggregate value of $394,875.
The following describes the amounts Mr. Quartieri received as a result of his termination of employment with the Company on June 30, 2020 pursuant to the terms of the amendment to his employment agreement and his consulting agreement:

	Termination Without Cause or for Good Reason
Cash Payments
Severance		$257,633 (a)
Bonus for Year of Termination		$62,935 (b)
Consulting Payments		$394,875 (a)
Total Cash Payments		$715,443
Benefits & Perquisites
Health and Welfare Benefits		$8,047 (c)
Total Benefits & Perquisites		$8,047
Long-Term Incentive Compensation
“Spread” Value of Accelerated SGMS Options	$	— (d)
Value of Accelerated SGMS RSUs		$91,724 (e)
Value of Accelerated SCPL RSUs	$	— (f)
Total Value of Accelerated Equity Awards		$91,724
Total Value of Payments and Benefits		$815,214
________________
(a)Paid over 6 months.
(b)Paid in a lump sum.
(c)Amount reflects payment of 6 months of COBRA premiums.
(d)Represents the “spread” value of the stock options that vested on June 30, 2020, based on the closing price of our common stock on that day ($15.46). Although the vesting of certain stock options held by Mr. Quartieri was accelerated in connection with his termination of employment, at the time of such accelerated vesting, each such option had an exercise price that exceeded the closing price of our common stock on that day, and therefore no value is shown above in respect of such accelerated vesting. All other stock options were forfeited.
(e)Represents the value of Mr. Quartieri’s RSUs that vested on June 30, 2020, based on the closing price of our common stock on that day ($15.46). All other RSUs were forfeited.
(f)All SciPlay RSUs were forfeited.
Pay Ratio Disclosure
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide the ratio of the annual total compensation of Mr. Cottle, the Company’s President and Chief Executive Officer, to the annual total compensation of the median employee of the Company and its consolidated subsidiaries (the “Pay Ratio Disclosure”). The pay ratio included in this Pay Ratio Disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2020, the estimated annual total compensation of the median employee of the Company and its consolidated subsidiaries (other than the President and Chief Executive Officer) was $53,764. Mr. Cottle’s annual total compensation for 2020 was $3,614,599, as detailed in the Summary Compensation Table and its accompanying footnotes. Based on this information, the ratio of the compensation of the President and Chief Executive Officer to the annual total compensation of the median employee was 67 to 1 in 2020.

We identified the median employee by collecting payroll data globally for those individuals identified as employees as of December 31, 2020, whether on a full-time, part-time, temporary or seasonal basis, and we used reasonable estimates to remove those individuals who were not active employees on December 31, 2020. We changed our median employee determination date from November 30 to December 31 in order to reduce the administrative burdens in calculating the pay ratio. Out of our resulting total of 8,483 employees, 4,209 were employed in the United States and 4,274 were employed in foreign jurisdictions. We excluded a total of 422 employees from 6 countries under the de minimis exemption: Austria (123), China (28), Germany (51), Hungary (126), Sweden (92) and Ukraine (2). Therefore, for purposes of determining our median employee at the time, we used a total of 4,209 U.S. employees and 3,852 non-U.S. employees. We also applied exchange rates in effect on December 31, 2020 to convert all international currencies into U.S. dollars and used total cash compensation, including base salary, annual bonus (paid in 2020), overtime and other forms of supplemental cash paid for the 12-month period ending on December 31, 2020, as our consistently applied compensation measure. For employees who were furloughed in 2020, we only included the amount actually earned during the year, without any annualizing adjustments. We then selected our median employee based on this metric from the employee pool resulting from the process described above.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	5,433,498	$32.89	2,424,577
Equity compensation plans not approved by security holders (2)	—	—	69,157
Total	5,433,498	$32.89	2,493,734
________________
(a)The “Equity compensation plans approved by security holders” includes 2,424,577 shares of common stock that may be issued under the 2003 Plan and 1,674,992 shares of common stock that may be issued under the Company’s 2016 Employee Stock Purchase Plan.
(b)The “Equity compensation plans not approved by security holders” consists of our 1995 Equity Incentive Plan (discussed below).
(c)The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. At December 31, 2020, there was a total of 3,239,126 shares subject to RSUs which were outstanding under the 2003 Plan. Had those RSUs been included in calculating the weighted average exercise price (treating them in effect as options with an exercise price of $0), the weighted average exercise price for awards under security holder-approved plans would have been $13.28.

1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan (the “1995 Plan”), which was originally adopted by our Board in May 1995, authorizes grants of non-qualified options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2020, no shares were subject to outstanding awards under the 1995 Plan and 69,157 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue or terminate the 1995 Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ Stock Market rules which would require stockholder approval for material modifications of the 1995 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has written policies and procedures relating to related person transactions. The Audit Committee, with assistance from the Chief Legal Officer, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements under Item 404 of Regulation S-K (each a “Related Party Transaction”), including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company’s policy is not to enter into a Related Party Transaction unless both the Audit Committee and the Board approve the transaction as specified in the Audit Committee’s charter. Other transactions with related persons as well as certain material changes in previously approved relationships may also require legal department or compliance department approval under our policies and procedures.

PROPOSAL 2
APPROVAL, ON AN ADVISORY BASIS, OF THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
The Company is seeking an advisory vote on executive compensation from stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. In 2017, the Board considered the recommendation of stockholders and determined to conduct an annual say-on-pay vote until the next required advisory vote on the frequency of say-on-pay votes. Accordingly, the next say-on-pay vote is expected to occur at our 2022 annual meeting of stockholders.
The Company’s executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is well aligned with the long-term interests of our stockholders.
Highlights of our executive compensation program include:
•At-risk pay.  Executive pay is substantially at-risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that depend on achievement of pre-approved financial targets.
•SGICP cash bonus program reviewed annually; payouts based on rigorous financial performance targets. The Compensation Committee reviews the bonus program design each year with a view to realizing desired corporate objectives. In recent years, this review has focused on structuring a payout scale that the Compensation Committee has deemed appropriate in light of our growth objectives, our focus on paying down debt and our interest in managing incentive compensation costs. In 2020, despite the challenges posed by COVID-19, our Compensation Committee required that any SGICP payout be tied to achievement of a performance goal, and annual SGICP bonuses for our named executive officers paid out at only 25% of the normal target amount. This payout also reflected a decision on the part of the Compensation Committee to limit 2020 SGICP payouts to 25% of the normal target amount if target performance was achieved. Annual SGICP bonuses for our named executive officers have varied with the Company’s financial performance over the past five years.
•Use of Performance-conditioned Restricted Stock Units. In 2020, in light of the uncertainty due to the COVID-19 pandemic and the difficulty of establishing reasonable metrics for a multi-year performance period in light of such uncertainties, rather than grant awards with the expectation of having to waive or revise the metrics at a later date, the Compensation Committee determined that it was in the best interests of the Company to grant time-vesting RSUs only. However, for the 2021 grants, the Company returned to its practice of granting performance-conditioned awards, and increased the proportion of performance-conditioned awards to two-thirds of the executive’s total target award value.
•No deferred compensation.  We do not offer a deferred compensation plan.
•Stock ownership guidelines.  Since 2013, we have had stock ownership guidelines in place for our President and Chief Executive Officer, his executive officer direct reports and non-employee directors in order to encourage a long-term perspective in managing the Company and to further align the interests of our executive officers and directors with the interests of stockholders. See “Compensation Discussion and Analysis — Corporate Governance Policies — Stock Ownership Guidelines” above for additional information.
•Clawback policy.  Since 2013, we have had in place a “clawback” policy subjecting cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “Compensation Discussion and Analysis – Corporate Governance Policies – Clawback Policy” above for additional information.
•No hedging and no pledging policies. Since 2013, we have had a policy prohibiting employees and directors from engaging in hedging transactions, and in 2021 we adopted a policy prohibiting employees and directors from holding the Company’s securities in a margin account or pledging them as collateral for a loan. See

“Compensation Discussion and Analysis - Corporate Governance Policies - No Hedging Policies” above for additional information.
•Independent compensation consulting firm. The Compensation Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.
The “Compensation Discussion and Analysis” section above provides a more detailed discussion of our executive compensation program.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Scientific Games Corporation approve the compensation of the Company’s named executive officers for 2020, as disclosed under SEC rules, including as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the Company’s 2021 Proxy Statement.
This advisory vote on executive compensation is not binding on the Board or the Compensation Committee. However, the Board and/or Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 3
RATIFICATION OF THE AMENDMENT TO EXTEND THE TERM OF OUR REGULATORY COMPLIANCE PROTECTION RIGHTS PLAN
The Company is asking stockholders to ratify the amendment entered into by the Company on June 16, 2020 (the “Amendment”) to its Amended and Restated Rights Agreement dated as of January 10, 2018 between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Regulatory Compliance Protection Rights Plan”) to extend the term of the Regulatory Compliance Protection Rights Plan to June 19, 2023 (subject to earlier expiration as described in the Regulatory Compliance Protection Rights Plan). The Amendment makes no other changes to the Regulatory Compliance Protection Rights Plan other than the extension of the term of the Regulatory Compliance Protection Rights Plan to June 19, 2023. The Board previously adopted the Regulatory Compliance Protection Rights Plan in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its licenses, contracts, franchises and other regulatory approvals related to the operations of gaming and related businesses now or hereafter engaged in by the Company or any of its affiliates (the “Gaming Licenses”). Although ratification of the Amendment extending the term of the Regulatory Compliance Protection Rights Plan is not required by the Regulatory Compliance Protection Rights Plan, our Amended and Restated Bylaws or otherwise, the Board is submitting the Amendment to the Regulatory Compliance Protection Rights Plan to our stockholders for ratification as a matter of good corporate practice. If the Amendment is not ratified, the Board will consider whether it is appropriate to act to amend the Regulatory Compliance Protection Rights Plan to expire promptly following the 2021 annual meeting.
Background and Reasons for the Regulatory Compliance Protection Rights Plan
On June 19, 2017, the Board of Directors of Scientific Games Corporation, a Delaware corporation (the “Predecessor Registrant”) approved, and the Predecessor Registrant entered into, a Rights Agreement (the “Original Regulatory Compliance Protection Rights Plan”), between the Predecessor Registrant and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).
On January 10, 2018 (the “Reincorporation Merger Effective Date”), the Company changed its state of incorporation from Delaware to Nevada pursuant to the merger (the “Reincorporation Merger”) of the Predecessor Registrant with and into the Company, with the Company continuing as the surviving corporation under the name “Scientific Games Corporation.” On the Reincorporation Merger Effective Date, the Company and the Rights Agent entered into the Regulatory Compliance Protection Rights Plan pursuant to which (i) the Company assumed and succeeded to, by virtue of the Reincorporation Merger, all of the duties and obligations of the Predecessor Registrant under the Original Regulatory Compliance Protection Rights Plan and (ii) certain additional changes were made to reflect the reincorporation of the Company from Delaware to Nevada. References in this proxy statement to “Common Stock” refer to the common stock, par value $0.001 per share, of the Company.
The Company is required to maintain certain Gaming Licenses, which are essential to the operation of the Company’s business. The Board adopted the Regulatory Compliance Protection Rights Plan in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its Gaming Licenses, which are conditioned upon some or all of the Company’s stockholders meeting prescribed standards for qualification for holding the Common Stock. In a majority of jurisdictions, the Company has the affirmative burden of establishing, by clear and convincing evidence, that stockholders holding 5% or more of the Common Stock meet the prescribed standards for qualification for holding the Common Stock and are not disqualified from holding the Common Stock on the basis of prescribed disqualifying criteria.
Pursuant to Article VIII (the “Disqualified Holder Provision”) of the Company’s Amended and Restated Articles of Incorporation (the “Amended and Restated Charter”), the Company may redeem stock held by a stockholder that is found by the Board (i) not to meet the standards for qualification prescribed by gaming laws and gaming regulators or (ii) to cause the imposition of any materially burdensome or unacceptable terms or conditions on any Company Gaming License.
The Board determined that the Company’s ability to enforce the Disqualified Holder Provision would be potentially diminished if a 5% or greater stockholder located outside the United States was found to be not subject to jurisdiction in the State of Nevada for purposes of the Disqualified Holder Provision and the Regulatory Compliance Protection Rights Plan while maintaining the ability to transfer its shares of Common Stock without any visibility. The Regulatory Compliance Protection Rights Plan is limited in scope and specifically tailored to address this concern. The Regulatory Compliance Protection Rights Plan is not intended to serve as a defensive measure and does not limit a stockholder’s ability to acquire Common Stock so long as the stockholder (i) is a person who is a legal resident or that is organized under the laws of the United States of America or any state of the United States of America, (ii) is a person who is not a legal resident or that is not organized under the laws of the United States or any state thereof, in each case who consents to jurisdiction in the State of Nevada for purposes of the Disqualified Holder Provision and the Regulatory Compliance Protection Rights Plan or (iii) is a person who is not a legal resident or that is not organized under the laws of the United States or any state thereof, in each case who holds his, her or its shares of Common Stock in registered form with the Company’s transfer agent. Due to the regulatory regimes applicable to the Company, any stockholder owning 5% or more of the Common Stock is already required to comply with the requirements of various gaming regulators, including potentially limited submissions to jurisdiction. In this regard, the Company believes that the limited submission to jurisdiction for a non-U.S. stockholder that may be required to comply with the Regulatory Compliance Protection Rights Plan is similar to actions that a 5% stockholder is already required to take in order to comply with the requirements of a number of the Company’s regulators.
Description of the Regulatory Compliance Protection Rights Plan
The following description of the terms of the Regulatory Compliance Protection Rights Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Regulatory Compliance Protection Rights Plan, a copy of which is attached to this proxy statement as Appendix B and incorporated herein by reference, and the Amendment, a copy of which is attached to this proxy statement as Appendix C and incorporated herein by reference. We urge you to read carefully the Regulatory Compliance Protection Rights Plan and the Amendment in their entirety as the discussion below is only a summary.
The Regulatory Compliance Protection Rights Plan provides for a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock outstanding as of June 29, 2017 (the “Rights Plan Record Date”). Each Right entitles the holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) for a purchase price of $109.00 (the “Purchase Price”), subject to adjustment as provided in the Regulatory Compliance Protection Rights Plan.
Effectiveness. The Regulatory Compliance Protection Rights Plan became effective on January 10, 2018. The Rights have been previously issued in respect of all outstanding shares of Common Stock as of the Rights Plan Record Date, and will continue to be issued for all shares of Common Stock outstanding, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below). Rights may be distributed with respect to shares of Common Stock that become outstanding after the Distribution Date only in certain limited circumstances as described in the Regulatory Compliance Protection Rights Plan (such as the issuance of Common Stock pursuant to stock options, employee compensation or benefit plans and convertible securities).
Term. The Rights will expire on the earlier of (i) June 19, 2023 and (ii) the close of business on the day that the Board determines that the Regulatory Compliance Protection Rights Plan is no longer necessary or desirable for the preservation of the Company’s good standing with respect to its Gaming Licenses (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, as provided below, as more fully set forth in the Regulatory Compliance Protection Rights Plan.
Exercisability. Initially, the Rights will not be exercisable. The Rights will become exercisable upon the earlier of the 10 business days from (such date, the “Distribution Date”):
i.the public announcement that a person has become an Acquiring Person (as defined below), or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person; and
ii.such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group who meets the criteria of clauses (ii), (iii) and (iv) the definition of “Acquiring Person” of 5% or more of the outstanding shares of Common Stock.
An Acquiring Person shall mean any person who or which:
i.shall be the Beneficial Owner (as defined in the Regulatory Compliance Protection Rights Plan) of 5% or more of the shares of Common Stock then outstanding;
ii.is a person (if not a natural person) not organized under the laws of the United States of America or any State of the United States of America;

iii.does not deliver to the Company a consent to jurisdiction in Nevada for purposes of enforcing the Company’s Amended and Restated Charter or the Regulatory Compliance Protection Rights Plan in the form attached as an exhibit to the Regulatory Compliance Protection Rights Plan; and
iv.does not hold all of such person’s beneficially owned shares of Common Stock as a registered holder directly through the Company’s transfer agent in certificated form, subject to certain exceptions.
Grandfathered Persons. Any person or group (a “Grandfathered Person”), that beneficially owned (as disclosed in public filings) 5% or more of the outstanding Common Stock as of June 19, 2017 (such percentage the “Grandfathered Percentage”), will not be deemed an Acquiring Person, so long as such person or group does not exceed its Grandfathered Percentage of the outstanding shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock, or pursuant to a split or subdivision of the outstanding Common Stock).
If a Grandfathered Person sells or otherwise disposes of its Common Stock, such person’s Grandfathered Percentage will be the lesser of (a) its Grandfathered Percentage immediately prior to the sale or other disposition or (b) the percentage of Common Stock beneficially owned by the Grandfathered Person immediately following the sale or other disposition.
If at any time a Grandfathered Person beneficially owns less than 5% of the outstanding shares of Common Stock it will cease to be a Grandfathered Person under the Regulatory Compliance Protection Rights Plan.
Exempt Persons and Exempt Transactions. A person shall not be deemed to be or to have become an Acquiring Person if such person (i) was unaware that it beneficially owned the number of shares of Common Stock such that the person would otherwise qualify as an “Acquiring Person”, or had no actual knowledge of the consequences of such ownership, (ii) obtained the shares solely as a result of a unilateral grant by the Company or through the exercise of any options, warrants, rights or similar interests granted by the Company to its directors, officers and employees, (iii) obtained the shares solely as a result of acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of shares beneficially owned by such person such that the person would otherwise qualify as an “Acquiring Person” or (iv) received the shares pursuant to an individual’s will or charitable trust after their death, when such individual was the Beneficial Owner of 5% or more of Common Stock then outstanding.
Rights Certificates and Detachability. Prior to the Distribution Date, the Rights will be evidenced by the certificates representing the shares of Common Stock registered in the names of the holders thereof (or by book entry shares in respect of such Common Stock), and the Rights will be transferable only in connection with the related Common Stock (or, in the case of uncertificated Common Stock, the applicable record of ownership) and will be automatically transferred with any transfer of the related Common Stock. After the Distribution Date, the Rights will “detach” from the Common Stock and will be separately transferable.
Terms of Preferred Stock. The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each 1/10,000th of a share of Preferred Stock is the economic and voting equivalent of one whole share of Common Stock of the Company. In addition, the Preferred Stock has certain minimum dividend and liquidation rights.
Dilution Adjustments. The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, combinations or reclassification of the Common Stock occurring, in any such case, prior to the Distribution Date.
The Flip-In Provision. In the event any person or group becomes an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/10,000ths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price. However, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void and will result in significant dilution to the Acquiring Person.
The Flip-Over Provision. In the event, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination, or 50% or more of the Company’s consolidated assets or earning power are sold to any other person, then each holder of a Right will have the right to purchase common shares in the surviving entity (the “Principal Party”), at 50% of the current per share market price of the stock of such Principal Party. As with the “flip-in” provision, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void.
Exchange. At any time after a person or group has become an Acquiring Person, the Board may elect to exchange all or part of the then outstanding Rights (other than any Rights that are or previously were beneficially owned by an Acquiring

Person, which will become null and void) at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock, after the date of the Regulatory Compliance Protection Rights Plan. However, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the shares of the Common Stock then outstanding.
Redemption. The Rights are redeemable by the Board at a redemption price of $0.0001 per Right (the “Redemption Price”) at any time prior to the earlier of (i) such time as any person or group becomes an Acquiring Person and (ii) the Expiration Date. Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendment. At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Regulatory Compliance Protection Rights Plan (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of Acquiring Person, or the time during which the Rights may be redeemed), except that no supplement or amendment may be made which reduces the Redemption Price of the Rights.
In connection with the adoption of the Regulatory Compliance Protection Rights Plan, the Board approved a Certificate of Designation of Series A Junior Participating Preferred Stock, which was filed with the Secretary of State of the State of Nevada on January 10, 2018.
Certain Considerations Relating to the Regulatory Compliance Protection Rights Plan
The Board believes that strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its Gaming Licenses is in our and the stockholders’ best interests. The Board does not believe the Regulatory Compliance Protection Rights Plan should impact stockholder liquidity or value given that, unlike other rights plans, it does not impose a limit or cap on the amount of shares of our Common Stock that can be acquired, so long as non-U.S. persons comply with specified procedural steps. However, in the event that a non-U.S. person determines that the specified procedural steps necessary to avoid triggering the Regulatory Compliance Protection Rights Plan are overly burdensome and does not comply with them, stockholder liquidity or value may be negatively impacted by deterring such non-U.S. person from acquiring our Common Stock.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AMENDMENT TO EXTEND THE TERM OF OUR REGULATORY COMPLIANCE PROTECTION RIGHTS PLAN

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates under a written charter adopted by the Board that is available on the Company’s website at www.scientificgames.com.
The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2020 with management and Deloitte & Touche LLP, or Deloitte, the independent registered public accounting firm for the Company. The Committee also discussed and reviewed with Deloitte all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Deloitte with the Audit Committee under PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X.
In addition, Deloitte provided to the Audit Committee a formal written statement describing all relationships between Deloitte and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Deloitte’s independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte any matters that could have impacted Deloitte’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee’s attention as a result of its review of Deloitte’s statement or its discussions with Deloitte that would indicate that Deloitte lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee
Michael J. Regan, Chairman Peter A. Cohen Timothy Throsby Maria T. Vullo

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2021, and stockholders are being asked to ratify such appointment at the annual meeting.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Deloitte & Touche LLP or to engage a different firm to serve as the Company’s independent auditor.
Fees Paid to Our Independent Registered Public Accounting Firm
On May 7, 2019, SciPlay completed the IPO for an 18.0% minority interest in our Social gaming business. Subsequent to the IPO, we continue to control shares representing a majority of the combined voting power in SciPlay and continue to have a controlling financial interest in, and consolidate, SciPlay. Aggregate fees billed to us for the fiscal years ended December 31, 2020 and 2019 by our and SciPlay’s independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates separated for each registrant were approximately:

	2020 Fees (in millions)			2019 Fees (in millions)
	Scientific Games	SciPlay	Consolidated	Scientific Games	SciPlay	Consolidated
Audit Fees:	$5.5	$0.8	$6.3	$6.1	$1.4	$7.5
Audit-Related Fees:	$0.1	$—	$0.1	$0.2	$—	$0.2
Tax Fees:	$1.2	$0.4	$1.6	$2.1	$0.7	$2.8
All Other Fees:	$—	$—	$—	$1.1	$—	$1.1
Scientific Games
The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation, statutory audits of foreign subsidiary financial statements and recurring gaming related regulatory audits and attestation services. The Audit-Related Fees listed above were billed in connection with the professional services performed in 2020 in connection with comfort letters and consents, primarily associated with efforts to support financing transactions. The Tax Fees listed above were billed for tax compliance, planning and advice. All Other Fees for 2019 listed above were billed for services provided in connection with agreed-upon procedures and related reports for lottery games. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.
SciPlay
The Audit Fees listed above were billed in connection with the audit of SciPlay’s annual consolidated financial statements included in SciPlay’s annual reports on Form 10-K, the reviews of SciPlay’s interim consolidated financial statements included in SciPlay’s quarterly reports on Form 10-Q and in 2019 for other professional services related to the IPO, including in relation to SciPlay’s registration statement on Form S-1. The Tax Fees listed above were primarily billed for tax compliance and advice. All of the fees set forth in the table above were pre-approved by either the Scientific Games Audit Committee for the period prior to the IPO and formation of the Audit Committee of the SciPlay Board of Directors (the “SciPlay Audit Committee”) or by the SciPlay Audit Committee for the period after the IPO and formation of the SciPlay Audit Committee.
Pre-Approval Policy for Services Performed by our Independent Registered Public Accounting Firm

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services — that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

PROPOSAL 5
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
COMPANY’S 2003 INCENTIVE COMPENSATION PLAN (AS AMENDED AND RESTATED)
Introduction
We are seeking stockholder approval of an amendment and restatement of the 2003 Plan, which was approved by the Board of Directors on April 1, 2021. The amendment and restatement will increase the number of shares reserved under the 2003 Plan by 3,500,000 shares. The amendment and restatement of the 2003 Plan also reflects a change to the 2003 Plan separately approved by the Board to modify the definition of "Change in Control" in the 2003 Plan to reflect the Company's changed ownership structure following the MafCo Transaction.
The proposed amendment and restatement to the 2003 Plan will not change the terms of any outstanding awards under the 2003 Plan.
The Board and Compensation Committee believe that the amended and restated 2003 Plan will continue to help us:
•attract, retain, motivate and reward executives, employees, directors and other persons who provide services to us and our subsidiaries;
•provide for equitable and competitive compensation opportunities to participants;
•encourage long-term service by participants;
•recognize individual contributions and reward achievement of our goals; and
•promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders.
The Board and the Compensation Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of the Company. In this regard, the 2003 Plan has been, and will continue to be, a key element of our overall compensation program. The Board believes that the number of shares remaining available for grants under the 2003 Plan is inadequate to achieve the stated purposes of the 2003 Plan in the future.
Shares Reserved and Available under Our Equity Compensation Plans
Information on the total number of shares available under our existing equity compensation plans (including our 2016 Employee Stock Purchase Plan (the “ESPP”)) and unissued shares deliverable under outstanding options and RSUs as of the end of the last fiscal year is presented above under the caption “Equity Compensation Plan Information.” The following table reflects the aggregate number of shares subject to outstanding equity awards (excluding the shares available under the ESPP), and the shares that would be available for future awards if stockholders approve this proposal — referred to as “overhang” — as of December 31, 2020. Because the aggregate number of shares will increase under the proposed amendment and restatement of the 2003 Plan, the level of overhang reflected in the table increases from 7.7% to 10.7% (based on awards and shares outstanding as of December 31, 2020) if stockholders approve the amendment and restatement of the 2003 Plan:

Shares subject to outstanding awards (1)	5,433,498
Shares available for future equity awards (2)	2,424,577
New share request	3,500,000
Total shares	11,358,075
Current percentage of outstanding shares (diluted) (3)	7.7%
Percentage of outstanding shares (diluted) after new share request	10.7%
________________
(a)Includes 2,194,372 outstanding stock options with a weighted average exercise price of $32.89 and a weighted average remaining term of 6.3 years and 3,239,126 outstanding RSUs with a weighted average remaining term of 2 years.
(b)This number represents shares available for delivery in connection with awards under the 2003 Plan at December 31, 2020.
(c)Outstanding shares (the denominator in this calculation) include all common stock outstanding at December 31, 2020 and include potential dilution from issuance of unissued shares reserved for outstanding awards or future full-value awards under the 2003 Plan.

For additional information concerning our historical granting practices and outstanding equity-based compensation awards, see Note 17 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020 and other information in this Proxy Statement.
2018-2020 “Burn Rate”
The following table presents information on our “burn rate,” showing the rate at which equity awards have been newly granted or earned during the past three years. For this purpose, equity award usage in a given year includes (1) the number of new equity awards granted solely with service-based vesting terms plus (2) the number of performance-based equity awards as to which, in the given year, the performance conditions were satisfied.

	2018		2019		2020
	Options	RSUs	Options	RSUs	Options	RSUs
Aggregate number of equity awards reported as granted(1)	422,180	1,096,588	582,224	1,465,060	1,512,249	2,670,157
Additions:	—	—	—	—	—	—
Performance-based awards earned in year	—	393,992	—	—	—	83,105
Eliminations:

Performance-based awards not earned in grant year	—	200,000	—	328,413	—	281,696
Total equity awards for burn rate calculation	422,180	1,290,580	582,224	1,136,647	1,512,249	2,471,566
Weighted average common shares outstanding	91,083,947	91,083,947	92,915,991	92,915,991	94,657,197	94,657,197
Burn rate, annual	0.46%	1.42%	0.63%	1.22%	1.60%	2.61%

________________
(a)As reported in the notes to our financial statements filed with our Annual Reports on Form 10-K (see Note 17) for each of 2018, 2019 and 2020). The aggregate number of equity awards granted included performance-based awards at grant (rather than upon satisfaction of performance conditions).
Based on the burn rates shown in the table above, the average burn rate for the period 2018-2020 was 2.65%. An alternative burn rate methodology, used by a proxy voting advisory firm, counts each RSU as using two shares rather than one, to account for the higher grant date fair value of RSUs as compared to stock options. Using that methodology and based on the equity grants shown in the table above, the average annual burn rate for the period 2018 to 2020 was 4.40%.
Grants for 2021 under Current Plans
The selection of the individuals who will receive grants under the proposed amended and restated 2003 Plan, and the number of shares to be granted to such individuals, are determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the 2003 Plan as proposed to be amended. The following tables set forth information with respect to options and other awards granted under the 2003 Plan during 2020 and options granted under the 2003 Plan since its original adoption through March 23, 2021. For the value of the equity awards received by our named executive officers and non-employee directors during 2020, please see the Grants of Plan-Based Awards Table and Director Compensation Table, respectively. As of March 23, 2021, the last reported sale price of the Company’s common stock on the NASDAQ Stock Market was $42.42 per share.

Name / Description	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
Named Executive Officers:
Mr. Cottle	—	218,750
Mr. Eklund	—	210,000
Mr. Quartieri	—	52,288
Mr. Sottile	—	56,479
Mr. Wilson	—	231,969
Mr. Winterscheidt	—	28,864
All current executive officers as a group (7 persons)	—	869,947
All current non-executive directors as a group (9 persons)	1,345,866	41,860
All employees, excluding current executive officers and other named executive officers	—	1,758,350

Name / Description	Position	Number of Options Granted over the life of the 2003 Plan through March 23, 2021
Named Executive Officers:
Mr. Cottle	President and Chief Executive Officer	289,048
Mr. Eklund	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	—
Mr. Quartieri	Former Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	217,036
Mr. Sottile	Executive Vice President and Chief Legal Officer	40,266
Mr. Wilson	Executive Vice President, Group Chief Executive, Gaming	—
Mr. Winterscheidt	Senior Vice President and Chief Accounting Officer	—
Total current executive officers as a group (7 persons)		646,204
Current non-executive directors as a group (10 persons)		1,435,866
Each associate of any such directors, executive officers or nominees		—
Each nominee for election as a director
Jaime R. Odell		677,933
Antonia Korsanos		677,933
Jack A. Markell		10,000
Hamish R. McLennan		10,000
Michael J. Regan		10,000
Timothy Throsby		10,000
Maria T. Vullo		10,000
Kneeland C. Youngblood		10,000
Virginia E. Shanks		—
Each other person who received 5% of such options		—
All employees, including all current officers who are not executive officers, as a group		16,575,915
Reasons for Stockholder Approval
We seek approval of the proposed amendment and restatement of the 2003 Plan by our stockholders in order to continue to provide equity incentives linked to common stock and tied to our performance to promote the long-term success of the Company. We believe the ability and flexibility to offer equity-based compensation is critical to attracting and retaining the talent we need to achieve our business objectives, especially the continued innovation to provide best in class content and systems and support growth in our gaming, lottery, social and digital product lines and services worldwide. In addition to attracting and retaining executives and other key talent, providing employees with equity-based compensation also incentivizes performance that is in the long-term interests of our stockholders. Our Board and Compensation Committee believe that continuing to provide equity-based compensation is essential to the execution of the Company’s long-term strategy, and, as we continue to review and improve our executive compensation program, expect that equity-based compensation will be an increasingly key component of our recruiting, retention and incentive efforts. In particular, if we were not able to provide equity-based compensation, we would be at a competitive disadvantage in attracting and retaining key talent, would not be as effective at aligning the interests of our key employees with those of our stockholders and would have to rely to a much greater extent on cash-based compensation. Accordingly, we believe that the adoption of the amendment and restatement of the 2003 Plan is in the best interest of our stockholders.
The request for 3,500,000 additional shares represents 3.7% of common shares outstanding as of the record date. We anticipate that the 3.5 million additional shares will be sufficient to fund grants for three to four years, but this period may be longer or shorter depending on the future price performance of our common stock. Our Compensation Committee regularly reviews our burn rate and overhang and actively tries to minimize the amount of dilution created for stockholders from the 2003 Plan, including by reducing annual equity grants in years when our stock price had underperformed. In particular, the onset of the COVID-19 pandemic and the related stock market volatility, resulted in a sharp but temporary decline in our stock price in and around March 2020 when government shut-downs were imposed. Due to the decline in our stock price at that time, our burn rate increased in 2020, despite the actions taken to limit burn rate and dilution described above in our Compensation Discussion & Analysis.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2003 INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED
Description of the 2003 Plan
The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on June 14, 2019. The amendment and restatement of the 2003 Plan would increase the number of shares reserved under the 2003 Plan by 3,500,000 shares.
You may obtain a copy of the 2003 Plan free of charge by writing to the Corporate Secretary, Scientific Games Corporation, 6601 Bermuda Road, Las Vegas, Nevada 89119. If stockholders decline to approve the proposed amendment and restatement of the 2003 Plan, the 2003 Plan as previously approved by stockholders would remain in effect.
Overview of 2003 Plan Awards. The 2003 Plan authorizes a broad range of awards, including:
•stock options;
•SARs;
•restricted stock, or a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;
•deferred stock, or a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are often called RSUs);
•performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);
•other awards based on common stock;
•dividend equivalents;
•cash-based performance awards tied to achievement of specific performance objectives; and
•shares issuable in lieu of rights to cash compensation
Restriction on Repricing. The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the 2003 Plan or other equity plans in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles or repurchasing for cash or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”
Shares Available under the 2003 Plan. The number of shares subject to outstanding awards at March 23, 2021 was 5,052,633 and the number of shares remaining available for future awards at that date under the 2003 Plan was 2,133,380, for a total of 7,186,013 shares.

Shares that are subject to awards under the 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are tendered by a participant or withheld by the Company as full or partial payment of the exercise price relating to an option or shares subject to a SAR in excess of the number delivered upon exercise of the SAR, and shares withheld in satisfaction of tax obligations relating to any award, will not be deemed to be deliverable or delivered and therefore will be available for other awards under the 2003 Plan. Under the 2003 Plan, shares repurchased in the open market with the proceeds from the exercise of an option do not become available for awards. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Compensation Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares. All shares available for issuance under the 2003 Plan may be granted as incentive stock options (“ISOs”).
On March 23, 2021, the last reported sale price of the Company’s common stock on the NASDAQ Stock Market was $42.42 per share.
Per-Person Award Limitations. The 2003 Plan includes limitations on the amount of awards that may be granted to a participant in a given year. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2003 Plan - options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents and other stock-based awards - relating to no more than his or her “Annual Limit.” The Annual Limit equals 1,500,000 shares plus the amount of the participant’s unused Annual Limit relating to that type of share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to common stock at the date of grant (i.e., cash-based awards), the 2003 Plan limits such performance awards that may be earned by a participant to such participant’s Annual Limit, which for this purpose equals $3,000,000 plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2003 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2003 Plan. Notwithstanding the foregoing, the 2003 Plan provides that a non-employee director may in any year only receive cash and other property, including awards under the plan, with a value of $750,000. The Board may still award compensation in excess of the foregoing limit, but subject to the other limits of the 2003 Plan, to individual non-employee directors in consideration for additional services provided to the Company.
Adjustments to Shares Reserved, Awards and Award Limits. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring, as defined under applicable accounting rules, or other similar event affecting our common stock. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of events (such as these) that constitute an “equity restructuring” under accounting rules to preserve (without enlarging) the rights of 2003 Plan participants with respect to their awards. The Compensation Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles. Furthermore, in the event of a transaction or event as described above, the Compensation Committee may provide for the termination of an award in exchange for a payment of cash or other property, provide for the assumption or substitution of an award by a successor or survivor corporation or replace an award with other rights or property.
Eligibility. Executive officers and other officers and employees of the Company and its subsidiaries or affiliates (including directors), non-employee directors of the Company and other consultants or advisers who provide substantial services are eligible to be granted awards under the 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As of December 31, 2020 we had approximately 500 full-time employees (including 5 executive officers) and 9 directors (excluding Mr. Cottle) who are potentially eligible for awards under the 2003 Plan. The number of non-employee service providers currently eligible for grants cannot be readily determined. Approximately 500 individuals held outstanding awards under the 2003 Plan as of December 31, 2020.
Administration. The 2003 Plan is administered by the Compensation Committee, except that the Board may itself act in place of the Compensation Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. Subject to the terms and conditions of the 2003 Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Compensation Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Compensation Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2003 Plan provides that Compensation Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 2003 Plan unless such action resulted from such person’s bad faith, fraud or willful criminal act or omission.
Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Compensation Committee, but may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine. This may include withholding of option shares to pay the exercise price. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.
Restricted and Deferred Stock/Restricted Stock Units. The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which will remain subject to the same forfeiture conditions as the underlying restricted stock), unless otherwise determined by the Compensation Committee.
Deferred stock gives a participant the right to receive shares at the end of a specified vesting and/or deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of RSUs. The Compensation Committee will establish any vesting requirements for deferred stock/RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which will be subject to the same forfeiture conditions as the underlying deferred stock) will accrue and become payable on vested shares, if authorized by the Compensation Committee.
Other Stock-Based Awards, Stock Bonus Awards and Awards in Lieu of Other Obligations. The 2003 Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.
Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of defined performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the

Compensation Committee. The business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards may include, but are not limited to, the following:
•earnings per share (basic or fully diluted);
•revenues;
•earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, capital expenses, extraordinary or special items or other adjustment;
•AEBITDA;
•cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;
•return on net assets, return on assets, return on investment, return on capital or return on equity;
•economic value created;
•operating margin or operating expense;
•net income;
•stock price or total stockholder return; and
•strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.
The Compensation Committee retains discretion to set the level of performance for a given business criterion that will result in the earning of a specified amount under a performance award, to set goals relative to fixed targets, past performance, performance of other companies or performance relative to an index, to adjust any of the business criteria, to target business criteria to a specific business unit, line of business or product and to choose business criteria not included among the foregoing.
Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2003 Plan. The Compensation Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2003 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may permit transfers of awards other than ISOs on a case-by-case basis for estate planning purposes.
The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards granted under the 2003 Plan will be subject to the Company’s “clawback” policy and may be subject to recoupment at the discretion of the Committee in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “- Corporate Governance Policies - Clawback Policy” above for additional information. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the 2003 Plan. The Compensation Committee also may grant awards in addition to and in tandem with other awards or rights.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents credited on equity awards must be forfeitable based on performance or service to at least the same extent as the underlying award, and no dividend equivalents may be credited on unexercised options and SARs.
Vesting, Forfeitures and Related Award Terms. The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.
The 2003 Plan provides that, upon a change in control (as defined in the 2003 Plan), unless the Compensation Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. The Compensation Committee will determine the extent to which any performance conditions are deemed met upon a change in control, unless otherwise provided in the applicable award agreement.
Amendment and Termination of the 2003 Plan. The Board may amend, suspend, discontinue or terminate the 2003 Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ Stock Market rules. NASDAQ Stock Market rules require stockholder approval of material modifications to plans such as the 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan.
Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.
Federal Income Tax Implications of the 2003 Plan
We believe that under current law the following U.S. federal income tax consequences generally would arise with respect to awards under the 2003 Plan.
The grant of an option or a SAR will create no U.S. federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the ISO shares at the date of exercise minus the exercise price and (2) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant’s sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise (or upon sale of the option shares in the case of an ISO). A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.
We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.
Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Internal Revenue Code, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of RSUs that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.
On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.
Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A of the Internal Revenue Code. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A of the Internal Revenue Code in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.
Some options and SARs may be subject to Section 409A of the Internal Revenue Code, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet Section 409A of the Internal Revenue Code’s requirements, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
Section 162(m) of the Internal Revenue Code currently provides that if, in any year, the compensation that is paid to one of our named executive officers (or any person who was a named executive officer for any year beginning with 2017) exceeds $1,000,000, any amounts that exceed the $1,000,000 threshold will generally not be deductible by us for federal income tax purposes. The recently enacted American Rescue Plan Act of 2021 will expand the number of employees covered by Section 162(m) of the Internal Revenue Code, beginning in 2027, to also include the Company’s five most highly compensated employees in addition to our named executive officers. In addition, compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Internal Revenue Code.
The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
No awards have been granted at this time subject to the approval of the proposed amendment and restatement of the 2003 Plan. If stockholders do not approve the proposed amendment and restatement of the 2003 Plan, the 2003 Plan will remain in effect in accordance with its current terms.
New Plan Benefits Under the 2003 Plan
All future awards to directors, executive officers and employees will be made at the discretion of the Board or the Compensation Committee. Therefore, we cannot determine future benefits under the 2003 Plan at this time. Information regarding our recent practices with respect to equity-based compensation under the 2003 Plan is presented elsewhere in this Proxy Statement and in our annual report on Form 10-K for the fiscal year ended December 31, 2020.

PROPOSAL 6
APPROVAL OF AN AMENDMENT OF
THE COMPANY’S
2016 EMPLOYEE STOCK PURCHASE PLAN
Introduction
We are seeking stockholder approval of an amendment of the ESPP, which was approved by the Board of Directors on April 1, 2021. The amendment will expand the employees who are eligible to participate in the ESPP by removing the requirement that eligible employees have been employed by the Company (or a designated subsidiary of the Company) for at least one continuous year. In connection with such amendment, the Board approved an amendment and restatement of the ESPP that reflects the expansion of the employees who are eligible to participate in the ESPP, as well as other changes that are not required to be approved by stockholders. Therefore, although only the amendment to expand the employees eligible to participate in the ESPP is being submitted for stockholder approval, the full amended and restated ESPP, as approved by the Board, is included in Exhibit E and described herein.
The proposed amendment of the ESPP will not change the terms of any outstanding awards under the ESPP.
The Board and Compensation Committee believe that the amended and restated ESPP will continue to help us provide eligible employees with an opportunity to participate in the Company’s success by permitting them to easily acquire an ownership interest in the Company through periodic payroll deductions that are applied towards the purchase of shares of our common stock at a discount from the market price. The Board adopted the ESPP with the intent that it would assist the Company in seeking to retain the services of its employees, securing and retaining the services of new employees and providing incentives for such persons to exert maximum efforts for the success of the Company.
Under the ESPP, at the end of each six-month purchase period, eligible employees who participate in the ESPP use their accumulated payroll deductions to purchase shares of our commons stock at 85% of the market price on such date. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
Grants for 2021 under Current Plans
It is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the ESPP as proposed to be amended. The following tables set forth information with respect to options granted under the ESPP during 2020 and since its original adoption through March 23, 2021. As of March 23, 2021, the last reported sale price of the Company’s common stock on the NASDAQ Stock Market was $42.42 per share.

Name / Description	Number of Options Granted (#)
Named Executive Officers:
Mr. Cottle	—
Mr. Eklund	—
Mr. Quartieri	—
Mr. Sottile	—
Mr. Wilson	—
Mr. Winterscheidt	—
All current executive officers as a group (7 persons)	—
All current non-executive directors as a group (9 persons)	—
All employees, excluding current executive officers and other named executive officers	84,021

Name / Description	Position	Number of Options Granted Over The Life of the ESPP Through March 23, 2021
Named Executive Officers:
Mr. Cottle	President and Chief Executive Officer	—
Mr. Eklund	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	—
Mr. Quartieri	Former Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	—
Mr. Sottile	Executive Vice President and Chief Legal Officer	—
Mr. Wilson	Executive Vice President, Group Chief Executive, Gaming	—
Mr. Winterscheidt	Senior Vice President and Chief Accounting Officer	—
Total current executive officers as a group (7 persons)		—
Current non-executive directors as a group (9 persons)		—
Each associate of any such directors, executive officers or nominees		—
Each nominee for election as a director
Jaime R. Odell		—
Antonia Korsanos		—
Jack A. Markell		—
Hamish R. McLennan		—
Michael J. Regan		—
Timothy Throsby		—
Maria T. Vullo		—
Kneeland C. Youngblood		—
Virginia E. Shanks		—
Each other person who received 5% of such options		—
All employees, including all current officers who are not executive officers, as a group		325,808
Reasons for Stockholder Approval
We seek approval of the proposed amendment of the ESPP by our stockholders in order to continue to provide equity incentives linked to common stock and tied to our performance to promote the long-term success of the Company. We seek to enhance such incentives by expanding the employees who are eligible to participate in the ESPP by removing the requirement that eligible employees have been employed by the Company (or a designated subsidiary of the Company) for at least one continuous year.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN
Description of the ESPP
The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached as Appendix A to our Proxy Statement filed on April 29, 2016.

You may obtain a copy of the ESPP free of charge by writing to the Corporate Secretary, Scientific Games Corporation, 6601 Bermuda Road, Las Vegas, Nevada 89119. If stockholders decline to approve the proposed amendment of the ESPP, the ESPP as previously approved by stockholders would remain in effect.
Shares Available under the ESPP. The number of shares authorized and reserved for issuance under the ESPP was 1,674,992 as of March 4, 2021. The shares subject to the ESPP may be either shares of authorized but unissued common stock or shares of reacquired common stock. In the event that the common stock is changed by reason of any stock dividend, spin-off, recapitalization, merger, consolidation, reorganization or other similar change, the number of shares of common stock subject to the ESPP, the number of shares of common stock to be purchased pursuant to an option and the maximum number of shares of stock covered by an option and the price per share of such common stock will be appropriately adjusted in an equitable manner, as determined by the Compensation Committee in its sole discretion.
On March 23, 2021, the last reported sale price of the Company’s common stock on the NASDAQ Stock Market was $42.42 per share.
Offering. Offerings under the ESPP begin on each January 1 and July 1 and extend for six months thereafter (an “Option Period”). Unless the Board determines otherwise, an offering of shares under the ESPP is made with respect to each Option Period during which the ESPP remains in effect. Each participant in the ESPP during an Option Period is granted one option to purchase shares of common stock under the ESPP (an “Option”) on the first day of such Option Period.
The number of shares of common stock offered in each Option Period is determined by the Compensation Committee. Absent any such determination by the Compensation Committee, the maximum number of shares of common stock then available for purchase under the ESPP are offered in the applicable Option Period.
Purchase Price. The purchase price of a share of common stock issued pursuant to the exercise of an Option is 85% of the fair market value of the common stock as of the day on which the Option is deemed exercised.
Participation Limits. Options are subject to the following two limits:
1.The maximum number of shares of common stock that can be purchased pursuant to an Option is equal to 15% of the ESPP participant’s compensation payable during the Option Period divided by 85% of the fair market value of a share of common stock (with both the compensation rate and fair market value determined as of the first day of the Option Period); and
2.No Option may permit a participant to purchase in a given year shares of common stock that, when aggregated with all other shares of common stock that may be purchased under the Company’s qualified stock purchase plans in such year, have a fair market value in excess of $25,000 (determined as of the first day of the Option Period).
Eligibility. Employees eligible to participate in the ESPP are those who are employed by the Company (or a designated subsidiary of the Company) and who have a customary work schedule of at least 20 hours per week. However, no employee is eligible to participate in the ESPP to the extent that, immediately after the grant of an Option, the employee would own (in accordance with Sections 423 and 424(d) of the Code) 5% or more of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company. In addition, any employee is not eligible to participate in an Option Period if, as of the first day of the Option Period, the employee’s compensation in the immediately preceding calendar year exceeded the greater of $250,000 and the amount provided for under Section 414 of the Code. As of March 5, 2021, approximately 5,300 employees, including no executive officers, would be eligible to participate in the ESPP.
Administration. The Compensation Committee administers the ESPP. The Compensation Committee’s powers include the ability to interpret the ESPP and to make and administer rules and regulations under the ESPP. The Compensation Committee may appoint a plan administrator to carry out ministerial functions necessary to implement the decisions and actions of the Compensation Committee.
Participation. To participate in the ESPP, prior to an Option Period an eligible employee must authorize payroll deductions during such Option Period at a rate equal to a whole percentage of at least 1% and not more than 15%, subject to the limitations discussed above. Each participant who elects to participate is automatically granted an Option as of the first day of the Option Period, which is exercised on the last day of the Option Period based on the payroll deductions accumulated during such Option Period. An ESPP participant’s payroll deduction authorization remains in effect for subsequent Option Periods unless the participant amends such authorization or withdraws from participation.

Changes to Deduction Authorization. An ESPP participant may decrease his or her payroll deduction authorization for an Option Period in progress by delivering written notice of such decrease prior to April 1 or October 1 of such Option Period, with such decrease taking effect on April 1 or October 1, or as soon as practicable thereafter. An ESPP participant may increase or decrease his or her payroll deduction authorization (subject to the limits above) for future Option Periods by written notice delivered to the Company within a reasonable time period prior to the first day of the Option Period in which the increase or decrease will take effect.
Shares Purchased. On the last day of the Option Period, each Option is exercised to purchase the maximum number of whole shares of common stock (based on the purchase price described above) that can be purchased with the ESPP participant’s accumulated payroll deductions on such date, subject to the limits described above. Any remaining cash balance is returned to the participant, unless the amount is less than the purchase price of one share of common stock, in which case it is retained for use in future Option Periods.
Restrictions on Transfer. A participant may not transfer (other than by inheritance) any shares of common stock acquired under the ESPP for six months following the date such shares are issued to such participant, unless the Compensation Committee determines otherwise. Any attempt to transfer any shares of common stock acquired under the ESPP other than in accordance with the ESPP is considered null and void and of no effect.
Termination of Employment. Termination of a participant’s employment for any reason immediately cancels his or her Option and participation in the ESPP, and the balance of his or her withholding account is returned to him or her.
Withdrawal. A participant may withdraw from the ESPP at any time during an Option Period by giving written notice to the Company of his or her election to withdraw. Upon such withdrawal, the participant’s Option is cancelled, and the balance in his or her withholding account is returned to him or her.
Amendment and Termination of the ESPP. The Board may amend or terminate the ESPP at any time. However, (1) any amendment relating to the aggregate number of shares of common stock which may be issued under the ESPP or to the employees (or class of employees) eligible to receive Options requires stockholder approval within twelve months of its adoption and (2) written consent from affected participants is required in the case of any adverse amendments.
If the ESPP is terminated, the Board may elect (i) to complete the current Option Period, (ii) to return the value of any accrued deductions to ESPP participants or (iii) a combination of (i) and (ii).
Federal Income Tax Implications of the ESPP
We believe that under current law the following U.S. federal income tax consequences generally would arise with respect to awards under the ESPP.
The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income would be recognized by a participant, and no deductions would be allowable to the Company, upon either the grant or the exercise of the Options. Taxable income would not be recognized until either there is a sale or other disposition of the shares of common stock acquired under the ESPP or in the event the participant should die while still owning the purchased shares of common stock. However, the amounts withheld from a participant's pay under the ESPP will be taxable income to that participant and must be included in gross income for federal income tax purposes in the year in which the amounts otherwise would have been received.
The federal income tax consequences of a sale or disposition of shares of common stock acquired under the ESPP depend in part on the length of time the shares are held by a participant before any sale or disposition. If a participant sells or otherwise disposes of shares of common stock acquired under the ESPP (other than any transfer resulting from his or her death) within two years after the date on which the Option is granted to such participant or within one year after the date on which the Option is exercised and the shares purchased (such period, the “Holding Period”), the participant will recognize ordinary income in the year of such sale or disposition in an amount equal to the excess of (1) the fair market value of the shares on the date such shares were acquired by him or her over (2) his or her purchase price. The tax law requires a participant to recognize this amount of ordinary income even if the fair market value of the shares of common stock has decreased since the date the shares were purchased, and the ordinary income recognized is added to his or her basis in such shares. Any gain realized on the sale or disposition in excess of the purchase price will be taxed as capital gains and any loss realized will be a capital loss.
If a participant sells or otherwise disposes of shares of common stock acquired under the ESPP after the Holding Period, or the participant dies, he or she must recognize as ordinary income in the year of sale (or his or her taxable year ending with his or her death) an amount equal to the lesser of (1) the excess of the fair market value of the shares of common stock on the date such shares were acquired over the purchase price, or (2) the excess of the fair market value of the shares on the date he or she sells or otherwise disposes of the shares or on the date of his or her death over the purchase price. Except in the case of a transfer as a result of death, this amount of ordinary income recognized by the participant is added to his or her basis in the shares. The basis of shares transferred as a result of the death of a participant will not be increased as a result of the ordinary income recognized by the deceased participant. Any gain realized on the sale or disposition in excess of the participant's basis (after increasing the basis in such shares of common stock by the ordinary income recognized) will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.
The Company will not receive any income tax deduction as a result of issuing shares of common stock pursuant to the ESPP, except upon sale or disposition of shares by a participant prior to the end of the Holding Period. In that event, the Company ordinarily will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of the shares.
No options have been granted at this time subject to the approval of the proposed amendment of the ESPP. If stockholders do not approve the proposed amendment of the ESPP, the ESPP will remain in effect in accordance with its current terms.
New Plan Benefits Under the ESPP
Our executive officers, including our named executive officers who are current employees of the Company, are not eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP. Because benefits under the ESPP depend upon employees’ elections to participate, the restrictions of Section 423 of the Code and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by eligible employees if the amendment of the ESPP is approved by the stockholders. Information regarding our recent practices with respect to equity-based compensation under the ESPP is presented elsewhere in this Proxy Statement and in our annual report on Form 10-K for the fiscal year ended December 31, 2020.

OTHER MATTERS
We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.
We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
Proxy Statement Proposals
    Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2021 annual meeting of stockholders, it must be received at our principal executive offices, 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary, not less than 120 days before the anniversary of the date this Proxy Statement is released to stockholders, unless the date of the 2022 annual meeting of stockholders is more than 30 days before or after June 9, 2021, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Since this Proxy Statement will be first mailed to our stockholders on April 28, 2021, the proposal must be received not later than December 29, 2021. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.
Other Proposals and Nominations
    For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2022 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 9, 2022 and the close of business on March 11, 2022 for the 2022 annual meeting of stockholders. In the event that the 2022 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 9, 2022, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2022 annual meeting of stockholders and no later than the later of (i) the 90th day prior to the 2022 annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2022 annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
    All proposals should be sent to our principal executive offices at 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.
    These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
    A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
    Copies of our Amended and Restated Bylaws can be accessed through the Investors — Corporate Governance — Bylaws link on our website at www.scientificgames.com, or are available by request to the Corporate Secretary at the address set forth above.
Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

Dated: April 26, 2021	Michael C. Eklund Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Appendix A
Reconciliation of Consolidated AEBITDA to Consolidated Net Loss
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). As described in the “Executive Compensation” section, Consolidated AEBITDA is a non-GAAP financial measure designed by the Compensation Committee to determine whether certain of our equity and cash-based awards will vest. Consolidated AEBITDA, as used for this purpose, is a non-GAAP financial measure that is presented as a supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure, as set forth in the table below. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.
Consolidated AEBITDA is reconciled to consolidated net loss and includes net loss attributable to the Company with the following adjustments: (1) net income attributable to noncontrolling interest, (2) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (3) depreciation and amortization expense and impairment charges and goodwill impairments; (4) change in fair value of investments and remeasurement of debt; (5) interest expense; (6) income tax (benefit) expense; (7) stock-based compensation; (8) loss on debt financing transactions; and (9) other expense, net. In addition to the preceding adjustments, we exclude loss (earnings) from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax benefit (expense), depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of Consolidated AEBITDA to align with the provisions of our long-term debt arrangements.

($ in millions)	Year Ended December 31, 2020

Net loss attributable to the Company	$(569)
Net income attributable to noncontrolling interest	21
Net loss	(548)
Restructuring and other	67
Depreciation, amortization and impairments	554
Goodwill impairment	54
Other expense, net	10
Interest expense	503
Income tax expense	4
Stock-based compensation	61
Loss on debt financing transactions	1
Loss on remeasurement of debt	51
EBITDA from equity investments (1)	37
Loss from equity investments	6
Consolidated AEBITDA	$800
________________
(a)EBITDA from equity investments is a non-GAAP financial which measures EBITDA from equity investments. It is reconciled to loss from equity investments, the most directly comparable GAAP measure, in the table below.

A-1

RECONCILIATION OF LOSS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

($ in millions)	Year Ended December 31, 2020

EBITDA from equity investments:
Loss from equity investments	$(6)
Add: Income tax expense	4
Add: Depreciation and amortization	31
Add: Interest income, net and other	8
EBITDA from equity investments	$37
A-2

Appendix B

AMENDED AND RESTATED RIGHTS AGREEMENT
dated as of January 10, 2018
between
SCIENTIFIC GAMES CORPORATION
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent
B-i

B-ii

RIGHTS AGREEMENT
AMENDED AND RESTATED RIGHTS AGREEMENT dated as of January 10, 2018 (the “Agreement”), between SCIENTIFIC GAMES CORPORATION, a Nevada corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent (the “Rights Agent”).
WHEREAS, the Company wishes to secure and maintain in good standing all licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses now or heretoafter engaged in by the Company or any of its Affiliates within or without the United States of America, which licenses, contracts, franchises or other approvals are conditioned upon some or all of the holders of the Company’s Common Stock (as defined below) possessing prescribed qualifications; and, in furtherance of such objective, the Company desires to enter into this Agreement;
WHEREAS, in connection with that certain Rights Agreement, dated as of June 19, 2017, between Scientific Games Corporation, a Delaware corporation and predecessor to the Company (“SG Delaware”), and the Rights Agent (the “Initial Rights Agreement”), the Board of Directors of SG Delaware authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Class A common stock, par value $0.01 per share, of SG Delaware (the “SG Delaware Common Stock”) outstanding as of the Close of Business (as defined below) on June 29, 2017 (the “Record Date”), each Right initially representing the right to purchase one ten-thousandth (subject to adjustment as provided in the Initial Rights Agreement) of a share of Series C Junior Participating Preferred Stock, par value $1.00 per share, of SG Delaware, upon the terms and subject to the conditions set forth in the Initial Rights Agreement, and further authorized and directed the issuance of one Right (subject to adjustment as provided in the Initial Rights Agreement) with respect to each share of SG Delaware Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.
WHEREAS, pursuant to the Merger Agreement, dated as of September 18, 2017, between SG Delaware and the Company, following the effective time of the reincorporation merger between SG Delaware and the Company (the “Reincorporation Merger Effective Date”), (i) each share of SG Delaware Common Stock issued and outstanding immediately prior to the Reincorporation Merger Effective Date shall be converted into one share of Common Stock of the Company and (ii) the Rights shall remain outstanding as and be converted into rights to acquire Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of the Company has adopted resolutions creating a series of preferred stock designated as “Series A Junior Participating Preferred Stock”; and
WHEREAS, in compliance with the terms of Section 27 of the Initial Rights Agreement, the Company has (i) delivered to the Rights Agent a certificate of an appropriate officer of SG Delaware which states that this amendment and restatement is in compliance with the terms of Section 27 of the Initial Rights Agreement and (ii) instructed the Rights Agent to execute this Agreement;
ACCORDINGLY, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree that the Initial Rights Agreement shall be amended and restated in its entirety as follows:

SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meaning indicated:
(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) other than an Exempt Person (as such term is hereinafter defined) who or which satisfies each condition described in clauses (i), (ii), (iii) and (iv) below:
(i) is the Beneficial Owner (as such term is hereinafter defined) of 5% or more of the shares of Common Stock then outstanding,
(ii) is not organized under the laws of an Exempt Jurisdiction (or in the case of a natural person, is not a legal resident of an Exempt Jurisdiction) unless the ultimate parent of such Persons is organized under the laws of an Exempt Jurisdiction,

(iii) has not delivered to the Company, as promptly as possible, but in no event later than 10 days after becoming the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding, a consent to jurisdiction, in substantially the form of Exhibit D hereto, and
(iv) does not hold, as promptly as possible, but in no event later than 10 days after becoming the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding, all of such Person’s Beneficially Owned shares of Common Stock as a registered holder directly through the Transfer Agent in certificated form (other than shares of Common Stock that are Beneficially Owned because they are subject to an option, call or other right to acquire Common Stock, or underlie a security that is convertible or exchangeable into Common Stock, or otherwise Beneficially Owned under a Derivatives Contract, but only until such option, call or other right to acquire is exercised, such conversion or exchange occurs, or such Derivatives Contract is settled, in each case, in a manner that results in direct or indirect ownership of shares of Common Stock by such Person); provided, however, that
(A) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” became such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned that number of shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), (an “Inadvertent Acquiror”), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to take action, as soon as practicable (as determined by the Board of Directors of the Company in good faith), so that such Person would no longer otherwise qualify as an “Acquiring Person”;
(B) if, as of June 19, 2017 (the “Initial Rights Agreement Effective Date”), any Person was the Beneficial Owner of 5% or more of the shares of Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the Initial Rights Agreement Effective Date, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock)(and such Person otherwise meets the criteria in clauses (ii), (iii) and (iv) of the definition of “Acquiring Person”), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding;
(C) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees;
(D) no Person shall become an “Acquiring Person” solely as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of the shares of Common Stock beneficially owned by such Person to 5% or more of the Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock)(and such Person otherwise meets the criteria in clauses (ii), (iii) and (iv) of the definition of “Acquiring Person”), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person does not beneficially own 5% or more of the shares of Common Stock then outstanding; and
(E) no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of shares of Common Stock from an individual who, on the Initial Rights Agreement Effective Date, was the Beneficial Owner of 5% or more of the Common Stock then outstanding if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes unless and until such time as such Person shall become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the

Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock)(and such Person otherwise meets the criteria in clauses (ii), (iii) and (iv) of the definition of “Acquiring Person”), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding.
With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of shares of Common Stock not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock beneficially owned by any other Person (unless such other Person is also otherwise deemed to beneficially own for purposes of this Agreement such shares of Common Stock not outstanding).
For purposes of this definition of “Acquiring Person”, “Transfer” means the sale, transfer, pledge, exchange, assignment, tender or other disposition, directly or indirectly, of any Common Stock.
(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined).
(c) “Agreement” shall have the meaning set forth in the preamble.
(d) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:
(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act;
(ii) which such Person or any of such Person’s Affiliates or Associates has: (A) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon compliance with regulatory requirements, upon the satisfaction of conditions (whether or not within the control of such Person) or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, provided, further, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) and with respect to which such first Person or any of such first Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of such securities; or
(iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are hereinafter defined); provided, however, that the number of shares of Common

Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares (as such term is hereinafter defined) with respect to such Derivatives Contract; provided further that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;
provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section l(d)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.
(e) “Book Entry” shall mean an uncertificated book entry for the Common Stock.
(f) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(g) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(h) “Common Stock” when used with reference to the Company or without reference shall mean (i) before the Reincorporation Merger Effective Date, the SG Delaware Common Stock, and (ii) as of and after the Reincorporation Merger Effective Date, the common stock, par value $0.001 per share of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary (as such term is hereinafter defined) of another Person, the Person or Persons which ultimately control such first-mentioned Person.
(i) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
(j) “Company” shall have the meaning set forth in the preamble.
(k) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
(l) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number of shares of Common Stock corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property or (ii) such contract conveys any voting rights in shares of Common Stock, without regard to any short or similar position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.
(m) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(n) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.
(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(p) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
(q) “Exempt Person” shall mean the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.
(r) “Exempt Jurisdiction” shall mean the United States of America or any State of the United States of America.
(s) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(t) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(u) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.
(v) “Inadvertent Acquiror” shall have the meaning set forth in the definition of “Acquiring Person” hereof.
(w) “Initial Rights Agreement” shall have the meaning set forth in the recitals hereto.
(x) “Initial Rights Agreement Effective Date” shall have the meaning set forth in Section 1(a)(iv)(B) hereof.
(y) “NASDAQ” shall mean The NASDAQ Stock Market LLC.
(z) “New York Stock Exchange” shall mean the New York Stock Exchange LLC.
(aa) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) to such entity.
(bb) “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.
(cc) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.
(dd) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.
(ee) “Record Date” shall have the meaning set forth in the recitals hereto.
(ff) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
(gg) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(hh) “Reincorporation Merger Effective Date” shall have the meaning set forth in the recitals hereto.
(ii) “Right” shall have the meaning set forth in the recitals hereto.
(jj) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
(kk) “Rights Agent” shall have the meaning set forth in the preamble.
(ll) “Securities Act” shall mean the Securities Act of 1933, as amended.
(mm) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.
(nn) “SG Delaware” shall have the meaning set forth in the recitals hereto.
(oo) “SG Delaware Common Stock” shall have the meaning set forth in the recitals hereto.
(pp) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.
(qq) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the

Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors of the Company shall become aware of facts indicating the existence of an Acquiring Person.
(rr) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
(ss) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
(tt) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(uu) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
(vv) “Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, in such capacity.
(ww) “Trust” shall have the meaning set forth in Section 24(a) hereof.
(xx) “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.

SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

SECTION 3. Issue of Right Certificates.
(a) Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date or (ii) such date (prior to such time as any Person becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) who satisfies the conditions described in clauses (ii) and (iii) of the definition of “Acquiring Person” and has not publicly announced an intent to hold such Person’s Beneficially Owned shares of Common Stock in such a way as would cause the condition described in clause (iv) of the definition of “Acquiring Person” to not be satisfied, having beneficial ownership or becoming the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding (the earlier of such dates being herein referred to as the “Distribution Date”, provided, however, that the Distribution Date shall in no event be prior to the Record Date), (x) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates representing the Common Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
(b) At the written request of a holder (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail to such holder, at the address of such holder shown on the records of the Company. With respect to certificates representing Common Stock (or Book Entry shares of Common Stock) outstanding as of the Reincorporation Merger Effective Date or issued prior to the Distribution Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such Book Entry shares). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Stock (or any Book Entry shares of Common Stock) outstanding on the Reincorporation Merger Effective Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.
(c) Rights shall, without any further action, be issued in respect of all shares of Common Stock issued or disposed of by the Company after the Reincorporation Merger Effective Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Common Stock after the Reincorporation Merger Effective Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Scientific Games Corporation (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent, dated as of January 10, 2018, and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person or any Affiliate or Associate thereof (in each case as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.
With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Reincorporation Merger Effective Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.
Notwithstanding this paragraph (c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

SECTION 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, each Right Certificate shall entitle the holder thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such one ten-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

SECTION 5. Countersignature and Registration.
(a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board of Directors of the Company, the Vice Chairman of the Board of Directors of the Company, the President or any Vice President of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.
(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.
(a) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
(b) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
(c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

SECTION 7. Exercise of Rights, Purchase Price; Expiration Date of Rights.
(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one ten-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on June 19, 2020 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof or (iv) the Close of Business on the day that the Board of Directors determines that this Agreement is no longer necessary or desirable for the preservation of the Company’s good standing in its licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses of the Company or any of its Affiliates.

(b) The purchase price for each one ten-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right shall be initially $109.00 (the “Purchase Price”). The Purchase Price and the number of one ten-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.
(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.
(d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void pursuant to Section 11(a)(ii) surrendered for any purpose shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all canceled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Rights Certificates canceled or destroyed by the Rights Agent.

SECTION 9. Availability of Shares of Preferred Stock.
(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, free from preemptive rights or any right of first refusal, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.
(c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.
(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or other securities of the Company) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or other securities of the Company) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

SECTION 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable upon exercise of a Right as of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.
(ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the “Flip-In Event”), then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are beneficially owned by (x) any Person that, as of or after the Flip-In Event, is or was an Acquiring Person (or any Affiliate or Associate of any such Acquiring Person), (y) a transferee of any such Acquiring Person (or of any such Affiliate or Associate) who becomes such a transferee after the Flip-In Event or (z) a transferee of any such Acquiring Person (or of any such Affiliate or Associate) who became such a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer (whether or not for consideration) from such Acquiring Person (or from such Affiliate or Associate) to holders of its equity securities or to any Person with whom the Acquiring Person (or any such Affiliate or Associate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (II) a transfer which the Board of Directors of the Company has determined in good faith is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of the Persons identified in clauses (y) and (z) of this Section 11(a)(ii), shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, its Affiliates or Associates or its or their transferees hereunder. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).
(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors of the Company shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (2) the Purchase Price (as adjusted in accordance with the foregoing subparagraph (ii)), and (B) with respect to each Right (other than Rights which have become null and void pursuant to the foregoing subparagraph (ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common

Stock are determined by the Board of Directors of the Company to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”, and, when used with reference to any Person other than the Company, shall have a correlative meaning in respect of such Person’s Common Stock)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the date of the Flip-In Event being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors of the Company shall determine that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors of the Company so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the per share value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii).
(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed on a national securities exchange, the last quoted price or, if not so quoted, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
(ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundred-thousandth of a share of Preferred Stock or one-hundredth of a share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest one hundred-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one ten-thousandths of a share purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.
(i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j) Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a share of Preferred Stock issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.
(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(n) Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.
(o) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a) In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become null and void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii)

hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
(b) “Principal Party” shall mean:
(i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and
(ii) in the case of any transaction described in (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;
provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
(c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:
(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;
(ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange, NASDAQ or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;
(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
(d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
(e) The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

SECTION 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Board of Directors of the Company shall be used.
(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of shares of Preferred Stock in integral multiples of one ten-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock (as determined in accordance with the method set forth in Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.
(c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock for which a Right is exercisable shall be deemed to be the closing price of one share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise.
(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

SECTION 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

SECTION 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock and the Right associated with each such share of Common Stock shall be automatically transferred upon the transfer of each such share of Common Stock;
(b) after the Distribution Date, the Right Certificates are transferable, subject to Section 11(a)(ii), only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed; and
(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate (or Book Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate (or notices provided to holders of Book Entry shares of

Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary.
(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

SECTION 18. Concerning the Rights Agent.
(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate representing the Preferred Stock, the Common Stock or any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
(c) The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the redemption, exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors of the Company, the Vice Chairman of the Board of Directors of the Company, the President or any Vice President of the Company, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary and to the fullest extent permitted by law, in no event will the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Chairman of the Board of Directors of the Company, the Vice Chairman of the Board of Directors of the Company, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and, in the event that the Rights Agents or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. In the event that the Rights Agent or one of its Affiliates is also the transfer agent for the Company and the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned as the Rights Agent automatically and be discharged from its duties under this Agreement as of the effective date of such termination (subject to the appointment of a successor Rights Agent pursuant to this Section 21), and the Company shall be responsible for sending any required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States of America or any state of the United States of America so long as such entity is authorized to do business as a banking institution in such state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall mail notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold (a) pursuant to the exercise of stock options, (b) under any employee plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

SECTION 23. Redemption.
(a) The Board of Directors of the Company may, at any time prior to the Flip-In Event, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the Initial Rights Agreement Effective Date (the redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine.
(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights (or such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

SECTION 24. Exchange.
(a) The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock, after the Initial Rights Agreement Effective Date (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the shares of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into (i) such arrangements or implement such procedures as it deems necessary or appropriate for ensuring that Common Stock (or such other consideration contemplated by Section 24(c) below) issuable upon an exchange pursuant to this Section 24 is not received by any holders of Rights that have become null and void pursuant to Section 11(a)(ii) hereof, and/or (ii) a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs the Company to enter into a Trust Agreement, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or such other consideration) issuable pursuant to the exchange, and all Persons entitled to receive shares (or such other consideration) pursuant to the exchange shall be entitled to receive such shares (or such other consideration) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock (or such other consideration contemplated by Section 24(c) below) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock (or such other consideration) for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

SECTION 25. Notice of Certain Events.
(a) In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
(b) In case any event described in Section 11(a)(ii) or Section 13 shall occur then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

SECTION 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Scientific Games Corporation

6601 Bermuda Road
Las Vegas, NV 89119
Attention: General Counsel
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: Executive Vice President
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27. Supplements and Amendments. Except as provided in the third sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the third sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of Rights that have become null and void pursuant to Section 11(a)(ii) hereof), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement.

SECTION 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

SECTION 30. Determinations and Actions by the Board of Directors. The Board of Directors of the Company (and any committee thereof) shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company (and any committee thereof) in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

SECTION 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if at any time following a Flip-In Event, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the twentieth day following the date of such determination by the Board of Directors.

SECTION 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

SECTION 34. Effectiveness. The Initial Rights Agreement became effective as of the Close of Business on the Initial Rights Agreement Effective Date. This Agreement shall be effective as of the Reincorporation Merger Effective Date.

SECTION 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 36. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael C. Eklund
Name: Michael C. Eklund
Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Jennifer Donovan
Name: Jennifer Donovan
Title: SVP

Exhibit A
CERTIFICATE OF DESIGNATION
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
SCIENTIFIC GAMES CORPORATION
(Pursuant to Section 78.1955 of the Nevada Revised Statutes)
Scientific Games Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), in accordance with the provisions of Nevada Revised Statutes (“NRS”) 78.195 and 78.1955, DOES HEREBY CERTIFY:
That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Amended and Restated Articles of Incorporation of the Corporation, as filed with the Secretary of State of the State of Nevada on January 10, 2018 (as heretofore amended and as may be amended and/or restated from time to time, the “Articles of Incorporation”), the Board of Directors adopted the following resolution creating a series of 20,000 shares of preferred stock of the Corporation designated as “Series A Junior Participating Preferred Stock”:
RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation and by the provisions of NRS 78.195 and 78.1955, the Board of Directors hereby establishes a series of preferred stock, par value $0.001 per share, of the Corporation and hereby sets forth the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series of preferred stock and the number of shares of such series (in addition to any provisions set forth in the Articles of Incorporation applicable to the preferred stock of all series), as set forth as follows:

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Series A Junior Participating Preferred Stock
1. Designation and Amount. There shall be a series of preferred stock, par value $0.001, of the Corporation (the “Preferred Stock”) that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 20,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
2. Dividends and Distributions.
(i) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 and (b) the sum of (1) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends plus (2) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in each case declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 10,000. In the event the Corporation shall at any time after January 10, 2018 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(ii) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
(iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date; in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.
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3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(i) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein, in another certificate of designation authorizing a series of preferred stock, par value $0.001 per share, of the Corporation or as required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.
(ii) Except as required by law, by the Articles of Incorporation and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4. Certain Restrictions. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
(iii) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.
(iv) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.
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6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $10.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.
(i) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
(ii) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.
9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all series of Preferred Stock , as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless, in the case of any other series of Preferred Stock, the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.
10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation shall not be amended, by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.
B-A-4

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 10th day of January, 2018.

SCIENTIFIC GAMES CORPORATION

By:
Name:
Title:

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Exhibit B
Form of Right Certificate
Certificate No. R-______
NOT EXERCISABLE AFTER JUNE 19, 2020, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
RIGHT CERTIFICATE
SCIENTIFIC GAMES CORPORATION
This certifies that ____________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of January 10, 2018, as the same may be amended from time to time (the “Rights Agreement”), between Scientific Games Corporation, a Nevada corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, at the earliest of (a) June 19, 2020 or (b) the Close of Business on the day that the Board of Directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of the Company’s good standing in its licenses, contracts franchises and other regulatory approvals related to the operation of gaming and related businesses of the Company or any of its Affiliates. (the earliest of the events (a) or (b) being referred to as the “Expiration Date”), at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one ten-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company at a purchase price of $109.00 per one ten-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one ten-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 10, 2018, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one ten-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
If the Rights evidenced by this Right Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (each as defined in the Rights Agreement) or certain transferees thereof, such Rights will become null and void and will no longer be transferable.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this
B-B-1

Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.001 per share, shares of Preferred Stock, or Equivalent Preferred Shares (as defined in the Rights Agreement).
No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________ __, 20 .

SCIENTIFIC GAMES CORPORATION

By:
[Title]

ATTEST:

[Title]
Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:
[Title]

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Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED	hereby sells, assigns
and transfers unto
(Please print name and address of transferee)
_______ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.
Dated: ____________________________

Signature

Signature Guaranteed:
Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
..............................................................................................................
(To be completed)
The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by or are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

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Form of Reverse Side of Right Certificate – continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Rights Certificate)
To Scientific Games Corporation:
The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number

(Please print name and address)

Dated:________________________

Signature

(Signature must conform to holder specified on Right Certificate)
Signature Guaranteed:
Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

B-B-5

Form of Reverse Side of Right Certificate - continued

(To be completed)
The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by or are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or any Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

NOTICE
The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.
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Exhibit C
UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
SCIENTIFIC GAMES CORPORATION
On January 10, 2018, Scientific Games Corporation, a Nevada corporation (the “Company”) entered into an Amended and Restated Rights Agreement, as the same may be amended from time to time (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”). The Rights Agreement amends the terms of the outstanding preferred share purchase rights (the “Rights”) previously distributed by Scientific Games Corporation, a Delaware corporation and predecessor to the Company (“SG Delaware”), to its stockholders of record as of June 29, 2017 and subject to that certain Rights Agreement, dated as of June 19, 2017, between SG Delaware, and the Rights Agent. The Rights are currently evidenced by the existing certificates registered in the names of the holders thereof (or book entry shares) representing outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and are not exercisable and do not trade separately from such shares. Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $109.00 per one ten-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.
The Board of Directors adopted the Rights Agreement in an effort to protect stockholder value by attempting to secure and maintain the Company’s good standing in its licenses, contracts, franchises and other regulatory approvals related to the operations of gaming and related businesses now or heretoafter engaged in by the Company or any of its Affiliates, which licenses, contracts, franchises or other approvals are conditioned upon some or all of the Company’s holders of the Company’s securities possessing prescribed qualifications.
Until the earlier to occur of (i) 10 business days from (a) the public announcement that a person has become an Acquiring Person (as defined below) or (b) such earlier date on which a majority of the Board of Directors of the Company becomes aware of the existence of an Acquiring Person or (ii) such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the certificates representing the Common Stock registered in the names of the holders thereof (or by book entry shares in respect of such Common Stock). “Acquiring Person” means, subject to certain exceptions, a person or entity that (i) alone or together with a group of affiliated persons, has acquired beneficial ownership of 5% or more of the outstanding shares of Common Stock of the Company, (ii) is not a legal resident of or organized under the laws of the United States of America, (iii) does not deliver to the Company a consent to Nevada jurisdiction in the form attached to the Rights Agreement and (iv) does not (A) hold all of its Common Stock (subject to certain exceptions set forth in the Rights Agreement) as a registered holder in certificated form directly through the Company’s transfer agent.
The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of
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such legend will be furnished to holders of book-entry shares. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book-entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) June 19, 2020 and (ii) the Close of Business on the day that the Board of Directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of the Company’s good standing in its licenses, contracts franchises and other regulatory approvals related to the operation of gaming and related businesses of the Company or any of its Affiliates (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.
The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 10,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.
Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, prior to the occurrence of one of the events described in the paragraph immediately below and unless the Rights are exchanged as described in the second paragraph below, each holder of a Right, other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned
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by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.
At any time after any person or group becomes an Acquiring Person and prior to the earlier of the occurrence of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.
At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated January 10, 2018. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

B-C-3

Exhibit D
Form of Consent to Jurisdiction
____________________ and its affiliates and advisory clients (collectively, the “Investor”) hereby irrevocably submits to the jurisdiction of any state or federal court within the State of Nevada for purposes of any suit, action or other proceeding relating to (i) Article VIII of the Amended and Restated Articles of Incorporation (as amended, the “Charter”) of the Company or (ii) the stockholder rights plan approved by the Board of Directors of the Company on [Date]. The Investor hereby irrevocably submits with regard to any such suit, action or other proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. The Investor hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding (a) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (1) the suit, action or other proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or other proceeding is improper or (3) the subject matter of such suit, action or other proceeding may not be enforced in or by such courts. The Investor hereby irrevocably agrees that service of process in connection with any such suit, action or other proceeding shall be duly served upon the Investor if delivered personally or sent by pre-paid recorded delivery, special delivery or registered post to the address specified below:
[Address:
Attention:
Phone:]
Dated:________________________

Signature

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Appendix C

AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment, dated as of June 16, 2020 (this “Amendment”), to the Amended and Restated Rights Agreement, dated as of January 10, 2018, between SCIENTIFIC GAMES CORPORATION, a Nevada corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (the “Rights Agent”) (the “A&R Rights Agreement”), is made between the Company and the Rights Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the A&R Rights Agreement.

WHEREAS, the Company desires to amend the A&R Rights Agreement to extend the Final Expiration Date of the A&R Rights Agreement; and

WHEREAS, in compliance with the terms of Section 27 of the A&R Rights Agreement, (i) an appropriate officer of the Company has delivered a certificate to the Rights Agent which states that this Amendment is in compliance with the terms of Section 27 of the A&R Rights Agreement and (ii) the Company has instructed the Rights Agent to execute this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.	Clause (i) of Section 7(a) of the A&R Rights Agreement is hereby amended and restated to read in its entirety as follows:
“(i) the Close of Business on June 19, 2023 (the “Final Expiration Date”),”

2.	Exhibits B and C to the A&R Rights Agreement are deemed amended in a manner consistent with this Amendment such that the references therein to “June 19, 2020” are hereby replaced with “June 19, 2023”.

3.	This Amendment shall be deemed effective as of June 16, 2020. Except as amended hereby, the A&R Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

4.	This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

5.	This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.
[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President, Director, Relationship Management
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Appendix D

AMENDED AND RESTATED 2003 INCENTIVE COMPENSATION PLAN

1.Purpose. The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the “Plan”), is to assist Scientific Games Corporation, a Nevada corporation (the “Company”), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value.
2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
(a)“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A.
(b)“Award” means any award of Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalents, Other Stock-Based Award or Performance Award together with any other right or interest granted to a Participant under the Plan.
(c)“Bally Merger Agreement” means the Agreement and Plan of Merger, dated as of August 1, 2014 by and among the Company, Scientific Games Nevada, Inc., Scientific Games International, Inc. and Bally Technologies, Inc.
(d)“Bally Stock” means shares of common stock of Bally Technologies, Inc., par value $0.10 per share.
(e)“Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(f)“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
(g)“Board” means the Company’s Board of Directors.
(h)“Change in Control” means Change in Control as defined with related terms in Section 9 hereof.
(i)“Change in Control Price” means the amount calculated in accordance with Section 9(c) hereof.
(j)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.
(k)“Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and other corporate governance documents of the Company, or another committee or subcommittee of the Board as appointed by the

Board, the extent permitted by applicable law. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s Charter or the Plan.
(l)“Continuing Company” means the entity resulting from the consummation of a transaction involving the Company, including a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.
(m)“Deferred Stock” means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified vesting and/or deferral period.
(n)“Dividend Equivalent” means a conditional right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.
(o)“Effective Date” means June 23, 2003.
(p)“Effective Time” shall have the meaning set forth in the Bally Merger Agreement.
(q)“Eligible Person” means each executive officer and other officer or employee of the Company or any of its subsidiaries or affiliates, including each such person who may also be a director of the Company, each non-employee director of the Company, each other consultant or adviser who provides substantial services to the Company and/or its subsidiaries or affiliates and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(s)“Fair Market Value” means, as of any given date, the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Option or SAR that is intended to be a Non-409A Award shall conform to requirements under Code Section 409A.
(t)“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.
(u)“Legacy Bally Awards” means awards of restricted stock units granted under the Legacy Bally Plan prior to the Merger Closing Date, and which remain outstanding as of the Effective Time.
(v)“Legacy Bally Plan” means the Bally Technologies, Inc. 2010 Long-Term Incentive Plan (amended and restated as of October 22, 2013), which was consolidated with and into the Plan and became a sub-plan under the Plan as of the Effective Time.
(w)“Legacy Bally Shares” means Stock equal to the sum of (A) 3,400,000 (which represents that number of shares of Bally Stock from the Legacy Bally Plan, as converted, assumed under the Plan and not related to Legacy Bally Awards) and (B) the product of (i) the number of shares of Bally Stock subject to outstanding Legacy Bally Awards as of the Effective Time and (ii) the quotient of (x) the per share closing price of Bally Stock on the Merger Closing Date (or if such day is not a trading day, the trading day immediately preceding the Merger

Closing Date and (y) the per share closing price of Stock on the Merger Closing Date (or if such day is not a trading day, the trading day immediately preceding the Merger Closing Date), with any fractional shares rounded down to a whole number of shares of Stock.
(x)“Legacy WMS Plan” means the Scientific Games Corporation Incentive Plan (2013 Restatement), which was assumed by the Company upon consummation of the merger in which WMS Industries, Inc. became a subsidiary of the Company (on October 18, 2013).
(y)“Merger Closing Date” shall have the meaning set forth in the Bally Merger Agreement.
(z)“Non-409A Awards” means Awards that do not constitute a deferral of compensation under Code Section 409A. Although the Committee retains authority under the Plan to grant Awards on terms that will qualify them as 409A Awards, Awards will be interpreted in a manner such that they will qualify as Non-409A Awards (with conforming terms, as provided in Section 10(h) hereof) unless otherwise expressly specified by the Committee.
(aa)“Option” means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(ab)“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.
(ac)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(ad)“Performance Award” means a conditional right, granted to a Participant under Section 7 hereof, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon the achievement of performance criteria specified by the Committee.
(ae)“Performance Goals” means: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items or other adjustments; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities, in each case, in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
(af)“Plan Merger Date” means the date on which Company stockholders approved the 2013 amendment and restatement of the Plan, which is the effective date of the merger of the Legacy WMS Plan into the Plan.
(ag)“Plan Consolidation Date” means the date on which the Company stockholders approve the amendment to the Plan, which was approved by the Board on April 24, 2015.
(ah)“Preexisting Plan” mean the Company’s 1997 Incentive Compensation Plan, as amended and restated.
(ai)“Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aj)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(ak)“Stock” means the Company’s Common Stock, $0.001 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
(al)“Stock Appreciation Rights” or “SAR” means a conditional right granted to a Participant under Section 6(c) hereof.
(am)“Voting Securities” means voting securities of an entity, which in the case of a corporation, shall mean those securities eligible to vote for the election of the corporation’s board of directors.
3.Administration.
(a)Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any purpose (subject to Nasdaq Listing Rule 5635(c)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.
(b)Manner of Exercise of Committee Authority. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may otherwise act with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 78.200 and other applicable provisions of the Nevada Revised Statutes. The Committee may appoint agents to assist it in administering the Plan.
(c)Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, certified public accountants, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s organizational documents relating to the creation and governance of the Company or the Committee, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4.Shares Available Under the Plan.
(a)Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan, all of which may be granted as ISOs, shall be equal to the sum of (i) 3,500,000 plus (ii) 17,000,000 plus the number of shares that, under the Preexisting Plan, were available at the Effective Date or thereafter have or will become available plus, (iii) from and after the Plan Merger Date, the number of shares that, under the Legacy WMS Plan, were available at the Plan Merger Date for delivery in connection with outstanding awards and 0.555 times the number of shares that, under the Legacy WMS Plan, remained available for future grants of equity awards, plus (iv) the Legacy Bally Shares. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
(b)Share Counting Rules. Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to an Award (other than an Option or SAR) which is cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Award is settled in cash, (iv) withheld upon exercise of an Option to satisfy the exercise price (including the Option shares equal to the number of shares separately surrendered to pay the exercise price), (v) subject to a SAR but in excess of the number of shares actually delivered to the Participant upon exercise of the SAR, or (vi) withheld in connection with an Award to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan. Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. For purposes of determining the number of shares that become available under the Preexisting Plan or the Legacy WMS Plan, the share counting rules applicable to outstanding Awards under this Plan shall apply in the same way to outstanding awards originally granted under the Preexisting Plan or the Legacy WMS Plan. The payment of dividends and Dividend Equivalents, other than in shares of Stock, in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business except as may be required by reason of Section 422 of the Code. (however, the shares subject to outstanding Awards granted under the Legacy WMS Plan and the Legacy Bally Awards are not subject to this provision as a result of the merger of the Legacy WMS Plan and the Legacy Bally Plan into this Plan). This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. This Section 4(b) will apply to Awards and awards outstanding, and transactions and events relating to Awards and awards, on and after June 7, 2011; with regard to transactions and events relating to Awards and awards before June 7, 2011, the share counting rules in the 2003 Plan as then in effect applied. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.
5.Eligibility; Per-Person Award Limitations.
(a)Grants to Eligible Persons. Awards may be granted under the Plan only to Eligible Persons.

(b)Annual Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), and 6(h) (including Performance Awards under Section 7 based on Awards authorized by each referenced subsection) relating to a number of shares of Stock up to his or her Annual Limit. A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,500,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.
(c)Non-Employee Director Limits. Notwithstanding the foregoing, in each calendar year during any part of which the Plan is in effect, the maximum aggregate amount of cash and other property (valued at its Fair Market Value at grant), including Awards, that may be paid or delivered to any one non-employee director shall be equal to $750,000. For the avoidance of doubt, the Board may award compensation in excess of this limit for individual non-employee directors in consideration for additional services provided to the Company (e.g., consulting services), as the Board may determine in its discretion.
6.Specific Terms of Awards.
(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(h) hereof. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan.
(b)Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except that, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization, and such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.
(ii)Time and Method of Exercise. The Committee shall determine the term of the Option, subject to Section 8(b) hereof, and the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), whether or not the Option will be a 409A Award or Non-409A Award, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Sections 10(h) and (i) hereof), including, without limitation, cash, Stock (including Stock deliverable upon exercise, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).
(iii)ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.
(c)Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price per share of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.
(ii)Other Terms. The Committee shall determine, at the date of grant or thereafter, the term of each SAR, subject to Section 8(b) hereof, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not the SAR will be a 409A Award or Non-409A Award, and any other terms and conditions of any SAR. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option.
(d)Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) hereof, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.
(ii)Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(iii)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the

Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv)Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock, cash or other property has been distributed.
(e)Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified vesting and/or deferral period, subject to the following terms and conditions:
(i)Award and Restrictions. Settlement of an Award of Deferred Stock shall occur upon satisfaction of the vesting criteria and/or expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.
(ii)Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable vesting and/or deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to vesting and/or deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.
(iii)Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be awarded. Such Dividend Equivalents shall either accrue with respect to such Deferred Stock at the dividend payment date in cash or in shares of Stock or additional Awards of Deferred Stock having a Fair Market Value equal to the amount of such dividends, in each case, subject to the same vesting and/or deferral conditions as the underlying Award of Deferred Stock to which such Dividend Equivalents relate. Dividend Equivalents accrued in cash may be deemed invested in such investment vehicles as the Committee shall determine or permit the Participant to elect.
(f)Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c) hereof; and (ii) in the event Dividend Equivalents are awarded in connection with another Award, the Participant shall receive such Dividend Equivalents only to the extent that the applicable vesting criteria for such Award have been satisfied and, in the case of Dividend Equivalents relating to a Performance Award, such Dividend Equivalents shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.
(h)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.
7.Performance Awards. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee, including any Performance Goals; provided that, in the case of non-employee directors, the Committee may grant cash retainers or other fees that are not subject to performance conditions. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”)), no discretion to increase the amounts payable (except as provided under Section 10(c) hereof) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.
8.Certain Provisions Applicable to Awards.
(a)Substitute Awards. Subject to the restrictions on “repricing” set forth in Section 10(e) hereof, Awards granted under the Plan may, in the discretion of the Committee, be granted in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate.
(b)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).
(c)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 10(h) and (i) hereof) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i) hereof). Installment or deferred payments may be required by the Committee (subject to Sections 10(e) and 10(h)

hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Code Section 409A(a)(2)(B)(ii).
(d)Additional Award Forfeiture Provisions. The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, the absence of a restatement of the Company’s financial statements, and other restrictions upon, or covenants of, the Participant, including during specified periods following termination of employment or service to the Company.
(e)Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner intended to cause each transaction with respect to such Participant to be exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
(f)Prohibition on Loans. No term of an Award shall provide for a personal loan to a Participant.
(g)Forfeiture and Clawback Provisions. Each Award (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of such Award or upon the receipt or resale of any shares of Stock, cash or other property underlying such Award) shall be subject to the provisions of any clawback policy implemented by the Company, whether or not such clawback policy was in place at the time of grant of such Award, to the extent set forth in such clawback policy and/or in the agreement evidencing such Award.
9.Change in Control.
(a)Effect of “Change in Control.” In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:
(i)Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control; except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof;
(ii)The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse, such Awards shall be deemed fully vested as of the time of the Change in Control and, except as otherwise provided in an award agreement or in the Plan, consideration in respect of such awards shall be payable within 60 days following the time of the Change in Control, in each case, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and
(iii)With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee.
The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any Non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Code Section 409A shall be limited to the extent necessary so that the distribution is permitted under Code Section 409A. For this purpose, the distribution of a 409A Award (i) triggered by a Change in Control will occur within 60 days following a Change in Control if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of Code Section 409A(a)(2)(A)(v) and the applicable regulations thereunder, otherwise distribution will occur at the earliest time permitted under Code Section 409A without incurring additional taxes or penalties; and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will not occur until the first business day following the date that is six months after such termination.
(b)Definition of “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:
(i)when any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of at least 40% of the Company’s Voting Securities; or
(ii)the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity (e.g., a statutory merger in which the Company’s securities are canceled) or for the purchase by an entity of substantially all of the assets of the Company.
For purposes of the foregoing, neither “person” nor entity shall include the Company, any subsidiary or any benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee). Furthermore, a transaction, or acquisition pursuant to such transaction, shall not constitute a “Change in Control” if immediately following such transaction:
(A) substantially all of the “persons” who were “beneficial owners” of the Company’s Voting Securities immediately prior to the consummation of the transaction continue to beneficially own, directly or indirectly, more than 50% of the Voting Securities of the Continuing Company in substantially the same proportions as their ownership immediately prior to such consummation of the Voting Securities; and
(B) a majority of the directors of the Continuing Company were members of the Board immediately prior to the consummation of the transaction.
10.General Provisions.
(a)Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h) hereof, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the

Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
(b)Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any term and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c)Adjustments. In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 10(h) and (i) hereof). In furtherance of the foregoing, a Participant who has a legally binding right to compensation under an outstanding Award shall have a legal right to an adjustment to such Award if the Award constitutes a “share-based payment arrangement” and there occurs an “equity restructuring” as such terms are defined under FASB ASC Topic 718. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, including, without limitation, a Change in Control) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that adjustments to Non-409A Awards will be made only to the extent permitted under Code Section 409A. Furthermore, in the event of the occurrence of any transaction or event as described in the preceding sentence, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may: (A) provide for the termination of any Award in exchange for an amount of cash and/or other property with an aggregate value equal to the value of such Award, as determined by the Committee in its sole discretion; (B) provide that an Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee; or (C) replace such Award with other rights or property selected by the Committee.
(d)Taxes. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, or require a Participant to remit, any payment relating to an Award, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection therewith, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.
(e)Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means: (i) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.
(f)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
(h)Certain Limitations on Awards to Ensure Compliance with Code Section 409A . For purposes of the Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) and the applicable regulations thereunder to a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i) and the applicable regulations thereunder, and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Code Section 409A for such Award. Non-409A Awards that are “grandfathered” under Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii), provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this provision of Section 10(h). To further ensure compliance with the requirements of Code Section 409A, Awards other than grandfathered Awards shall be subject to the Company’s Section 409A Compliance Rules, if any. The Company makes no representations or warranties as to the tax treatment of any Award under Code Section 409A or otherwise. The Company shall have no obligation under this Section 10(h) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Code Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Code Section 409A.
(i)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
(j)Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(k)Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the

United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(1) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
(l)Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Nevada Revised Statutes, the contract and other laws of the State of Nevada without giving effect to principles of conflicts of laws, and applicable federal law.
(m)Preexisting Plan. Upon stockholder approval of the Plan as of the Effective Date, no further grants of Awards will be made under the Preexisting Plan
(n)Authorization of Option Exchange. At June 7, 2011, the Company’s stockholders approved the authorization of a “value-for-value” exchange of certain outstanding Options for Deferred Stock. Such approval met the requirements of Section 10(e) of the Plan (relating to “repricing” transactions). Any Option exchange implemented under this authorization must be commenced prior to the Company’s Annual Meeting of Stockholders in 2012, and must conform to the terms of the option exchange as described in the Company’s Proxy Statement dated April 25, 2011 (subject to any permitted modifications as described in such Proxy Statement). For purposes of Sections 4(a) and (b), any shares deliverable or delivered in connection with Deferred Stock granted in exchange for Options in such option exchange shall not be counted against the limitation on shares available for delivery in connection with Full-Value Awards, but will be counted against the aggregate limit on shares available for delivery under the Plan.
(o)Plan Merger. At the Plan Merger Date, the Legacy WMS Plan was merged with the Plan. The effects of this merger are:
(i)shares reserved and available under the Legacy WMS Plan are incorporated into the reserved Shares under this Plan and available for Awards, as provided in Section 4 above;
(ii)the authorization for further grants under the Legacy WMS Plan (as a separate plan) is terminated; and
(iii)outstanding awards under the Legacy WMS Plan are deemed to be Awards under the Plan; provided, however, that the terms and conditions of such Awards are not modified as a result of the merger of the Legacy WMS Plan into the Plan. In order that the terms and conditions of such Awards are not changed, the Legacy WMS Plan (subject to Section 10(p)(ii) above) shall be deemed to be a sub-plan under the Plan for so long as any Award originally granted under the Legacy WMS Plan remains outstanding, and any agreement evidencing or governing such an Award shall be deemed to be an agreement under this Plan. If a term or condition specified in other provisions of this Plan is inconsistent with a term or condition of such an outstanding Award as in effect immediately before the Plan Merger Date, the term or condition of such outstanding Award shall govern, unless the Award is modified by the Committee by action specifically referencing the modified Award and taken on or after the Plan Merger Date.
(p)Legacy Bally Plan. As of the Plan Consolidation Date, the Legacy Bally Shares was consolidated with and subjected to the same terms as the other reserved Shares under this Plan. The effects of this consolidation are:
(i)the Legacy Bally Shares are available for Awards to Eligible Participants, as provided in Section 5 above, and are subject to Section 4 of the Plan; and

(ii)Legacy Bally Awards and other awards granted in respect of Legacy Bally Shares prior to the Plan Consolidation Date (collectively, “Bally Plan Awards”) will continue to be Awards under the Plan, and the terms and conditions of such Awards are not modified as a result of the consolidation. In order that the terms and conditions of such Awards are not changed, the Legacy Bally Plan shall be deemed to be a sub-plan under the Plan for so long as any Bally Plan Award remains outstanding, and any agreement evidencing or governing such an Award shall be deemed to be an agreement under this Plan;
provided that, as of the Effective Time, no further grants of equity awards will be made under the Legacy Bally Plan. If a term or condition specified in other provisions of this Plan is inconsistent with a term or condition of such an outstanding Award as in effect immediately before the Plan Consolidation Date, the term or condition of such outstanding Award shall govern, unless the Award is modified by the Committee by action specifically referencing the modified Award and taken on or after the Plan Consolidation Date.
(q)Plan Effective Date and Termination. The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company’s stockholders on the Effective Date. The Plan was amended and restated upon its approval by the Company’s stockholders on each of June 14, 2005, June 10, 2008, June 17, 2009, June 7, 2011, June 11, 2014, and June 10, 2015, and further amended, effective January 10, 2018, in connection with the Company’s reincorporation, and further amended and restated upon its approval by the Company’s stockholders on each of June 12, 2019 and June [●], 2021. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more than ten years after the date of the latest approval of the Plan by stockholders of the Company.

Appendix E

AMENDED AND RESTATED 2016 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. Purpose of Plan. (a) The purpose of the Scientific Games Corporation 2016 Employee Stock Purchase Plan is to provide Eligible Employees with the opportunity to purchase Common Stock of the Company by means of voluntary, systematic payroll deductions and thereby acquire an interest in the future of the Company.
(b)    It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to comply in all respects with the requirements of the Code applicable to employee stock purchase plans.
SECTION 2. Definitions.
“Board of Directors” means the Board of Directors of Scientific Games Corporation.
“Closing Price” of the Stock means, on any business day, the last sale price for a share of such Stock as reported on the principal market on which the Stock is traded.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board of Directors or a committee duly authorized by the Board of Directors to administer the Plan.
“Company” means Scientific Games Corporation.
“Compensation” means the Participant’s base wages, or base salary, as applicable, (not including any bonuses, commissions or similar payments) and shall include (and all calculations based upon the Participant’s Compensation shall include) all amounts that would be included in the Participant’s taxable income as base wages or base salary but for the fact that such amount was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code or deferred pursuant to a non-qualified deferred compensation plan, in each case, to the full extent permitted by law and applicable regulations, if any.
“Eligible Employee” means an employee of the Company or a Subsidiary who meets the eligibility requirements set forth in Section 5 of the Plan.
“Fair Market Value” means, unless the Board of Directors determines otherwise in good faith, on any given day the Closing Price of the Stock on such day (or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price). A good faith determination by the Board of Directors as to fair market value shall be final and binding.
“Highly Compensated Employee” means an employee of the Company or a Subsidiary whose Compensation in the immediately preceding calendar year exceeded the greater of $250,000 and the amount provided for under Section 414(q)(1)(B)(i) of the Code.
“Option Period” means each of the periods pursuant to Section 6 of the Plan during which the Plan remains in effect, except as otherwise provided in Section 18(c) of the Plan.
“Options” shall mean a right to purchase shares of Stock pursuant to the Plan.
“Participant” shall have the meaning set forth in Section 6(b) of the Plan.

“Plan” means this Scientific Games Corporation 2016 Employee Stock Purchase Plan.
“Purchase Date” shall have the meaning set forth in Section 10(a) of the Plan.
“Specified Percentage” shall have the meaning set forth in Section 7(a) of the Plan.
“Stock” means the Class A Common Stock, $0.01 par value per share, of the Company.
“Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code that the Board of Directors has designated as a subsidiary whose employees are, subject to the specific requirements of the Plan, eligible to participate in the Plan.
SECTION 3. Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have the right to determine all questions regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable with respect to the Plan. The Committee’s decisions will be final and binding. At the request of the Committee, the Company may appoint a “Plan Administrator” to carry out the ministerial functions necessary to implement the decisions and actions of the Committee with respect to any offering under the Plan.
SECTION 4. Stock. Under the Plan, there is available an aggregate of 2,000,000 shares of Stock (subject to adjustment as provided in Section 17 of the Plan) for sale pursuant to the exercise of Options granted under the Plan to Eligible Employees. The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine. With respect to the offering applicable to an Option Period, the Committee will specify the number of shares to be made available and such other terms and conditions not inconsistent with the Plan as may, in the opinion of the Committee, be necessary or appropriate; provided, however, that absent a determination by the Committee, the maximum number of shares of Stock then available for purchase under the Plan shall be offered in each Option Period for which such determination was not made. All shares included in any offering under the Plan in excess of the total number of shares of Stock for which Options are granted hereunder and all shares of Stock with respect to Options granted hereunder that are not exercised or are cancelled or deemed to be cancelled as provided herein shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.
SECTION 5. Eligible Employees. (a) Except as otherwise provided below, each individual who is an employee of the Company or a Subsidiary, who has a customary working schedule of at least twenty (20) hours per week, will be eligible to participate in the Plan.
(b)    Any employee who, immediately after the grant of an Option, would own or be considered to own (in accordance with the provisions of Sections 423 and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company, will cease to be eligible to receive such Option pursuant to the Plan.
(c)    With respect to an Option Period, each employee who, as of the first day of such Option Period, is a Highly Compensated Employee will not be eligible to participate in such Option Period.

(d)    The Plan will be operated in compliance with the limitations on purchases of stock contained in Section 423(b)(8) of the Code, as described in Section 8 of the Plan.

SECTION 6. Option Periods; Method of Participation. (a) Unless the Board of Directors determines otherwise, an offering of shares of Stock under the Plan shall be made with respect to each Option Period. Each

Option Period shall be of six-months duration. Each Option Period shall commence on either January 1 or July 1 of the calendar year.
(b)    Each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan by executing and delivering, within a reasonable time frame prior to the first day of the Option Period as specified by the Committee, a payroll deduction authorization form in accordance with Section 7 of the Plan. Such employee will thereby become a participant (“Participant”) in the Plan for that Option Period and each subsequent Option Period unless he or she withdraws from participation in the Plan in accordance with Section 12 of the Plan.
SECTION 7. Payroll Deduction Amounts and Procedures. (a) The payroll deduction authorization form completed by the Participant will request withholding by means of payroll deductions from Compensation payable during the applicable Option Period at a rate, expressed as a whole percentage, of not less than 1%, except as provided in Section 7(b) of the Plan, nor more than 15% of his or her Compensation payable during the applicable Option Period (based on the rate in effect on the first day of the applicable Option Period) (the “Specified Percentage”). The amount equal to the Specified Percentage of the Participant’s Compensation for the applicable Option Period will be withheld from the Participant’s Compensation in installments over the term of the Option Period (one installment each pay period during the Option Period, with the amount of the installments to be as nearly equal as is practicable, subject to adjustment resulting from a change in the Specified Percentage as permitted in Section 7(b) of the Plan). Such withheld amounts will be credited to a withholding account for the Participant. The Participant’s payroll deduction authorization will remain in effect for subsequent Option Periods until amended by the Participant in accordance with Section 7(b) or Section 7(c) of the Plan, or until the Participant withdraws from the Plan in accordance with Section 12 of the Plan.
(b)    A Participant may, subject to the provisions set forth elsewhere in the Plan, elect to decrease by one or more whole percentages (including to zero) the Specified Percentage of his or her payroll deductions for the current Option Period by delivering written notice to the Company of such election within a reasonable time period before the April 1 or October 1 that marks the first day of the second three months of such Option Period, as applicable, as specified by the Committee. The reduction in the Specified Percentage will take place as of the applicable April 1 or October 1 date or as soon thereafter as practicable, as determined by the Company, and will remain in effect for subsequent Option Periods unless amended in accordance with this Section 7(b) of the Plan or Section 7(c) of the Plan or the Participant withdraws from the Plan in accordance with Section 12 of the Plan. If a Participant elects to reduce his or her contribution rate to zero percent, amounts contributed to the Plan prior to the date such reduction is effective for the current Option Period will be used to purchase shares of Stock at the end of such Option Period but no further contributions will be made during the balance of the Option Period or during subsequent Option Periods unless the Participant completes a new authorization form in accordance with Section 6(a) of the Plan.
(c)    A Participant may increase (but not above 15%) or reduce (but not below 1%) the Specified Percentage of his or her payroll deduction authorization for a future Option Period by written notice delivered to the Company, within a reasonable time period specified by the Committee, prior to the first day of the Option Period as to which the change is to be effective.
SECTION 8. Grant of Options. Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Option Period, and the number of whole shares of Stock subject to such Option shall be the maximum number of shares of Stock the Participant can purchase during the applicable Option Period, as calculated in accordance with the next sentence (subject to any adjustments in accordance with Section 17 of the Plan). Such Option will be for the number of whole shares of Stock determined by dividing (i) an amount equal to 15% of such Participant’s Compensation payable during the applicable Option Period (assuming continued employment throughout such Option Period) at the rate in effect on the first day of the applicable Option Period by (ii) 85% of the Fair Market Value of a share of Stock as of the first day of the applicable Option Period and disregarding any fractional shares.

In the event the total maximum number of shares of Stock for which Options would otherwise be granted in accordance with this Section 8 under any offering hereunder exceeds the number of shares of Stock offered or available under the Plan, the Company shall reduce the maximum number of shares of Stock for which Participants may be granted Options to allot the shares of Stock available in such manner as it shall determine, but generally pro rata, and shall grant Options to purchase only such reduced number of shares of Stock. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly (without regard to the otherwise applicable minimum contributions) and the Company shall give written notice of such reduction to each Participant affected thereby.
Notwithstanding the foregoing, no Participant may be granted an Option to purchase shares of Stock under the Plan which, when aggregated with his or her rights to purchase shares of Stock under all other stock option plans of the Company pursuant to Section 423 of the Code, would permit such Participant to purchase shares of Stock with a Fair Market Value (determined as of the first day of the applicable Option Period) in excess of $25,000 in any calendar year.
SECTION 9. Purchase Price. The purchase price for shares of Stock issued pursuant to the exercise of an Option will be 85% of Fair Market Value as of the day on which the Option is deemed exercised. The purchase price for shares of Stock purchased pursuant to the Plan will be payable only by means of payroll deductions as provided herein.
SECTION 10. Exercise of Options. (a) Each employee who is a Participant on the last day of an Option Period will be deemed on such day to have exercised, to the extent of such Participant’s withholding, the Option granted to him or her for that Option Period (such date, the “Purchase Date”). The exercise shall be for the purchase of the maximum number of whole shares of Stock subject to the Option which can be purchased with the entire withholding amount in the Participant’s account, but not to exceed the number of shares determined under Section 8 of the Plan. In the event that the amount of the Participant’s withholding is in excess of the total purchase price for the shares of Stock so issued, the balance of the account shall be returned to the Participant, provided, that if such excess amount is less than the purchase price of one share of Stock, such excess amount shall be retained by the Company in the Participant’s withholding account and shall be available for application toward the purchase price of shares of Stock in a subsequent Option Period. The entire balance of the Participant’s withholding account following the final Option Period shall be returned to the Participant.
(b)    As promptly as practicable after the end of the Option Period, the Company will deliver the shares purchased upon exercise of the Option to a brokerage firm, as may be designated by the Committee from time to time, which will hold shares in individual accounts established for the benefit of each Participant. The brokerage account may be in the name of the Participant or, if such Participant so indicates on the appropriate form, in the Participant’s name jointly with another person, with right of survivorship. A Participant may not transfer (other than by inheritance) any shares of Stock acquired by such Participant under this Plan for six months following the date such shares are issued to such Participant, unless the Committee determines otherwise. Any stock certificates issued to a Participant representing the shares of Stock so purchased shall bear a legend referring to this restriction on transfer. Any attempt to transfer any shares of Stock acquired under this Plan other than in accordance with this Plan shall be considered null and void and of no effect.
(c)    Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares of Stock, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.
SECTION 11. Use of Funds; Interest; No Fractional Share Interests. (a) All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions; provided, however, that the Company may elect, at its sole discretion, to segregate such payroll deductions for the benefit of Participants. Until paid over to the applicable Participant or used to purchase shares of Stock as provided hereunder, the amount of each Participant’s payroll deductions in connection with any applicable offering shall represent an indebtedness of the Company to such Participant.
(b)    No interest will be payable on withholding accounts, including upon the return of the balance in a withholding account to the applicable Participant; provided, however, that the Company may elect, at its sole discretion, to pay interest on such withholding accounts on a non-discriminatory basis at a market rate of interest calculated pursuant to procedures established by the Company, all as determined in good faith by the Committee in its sole discretion.
(c)    No fractional shares of Stock or fractional share interests will be issued or credited to a Participant’s account under the Plan.
SECTION 12. Withdrawal and Cancellation. (a) A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 10 of the Plan withdraw from participation in the Plan by written notice delivered to the Company. Upon such withdrawal, the Participant shall cease to be a Participant, such Option shall be deemed cancelled in its entirety, and the balance in his or her withholding account will be returned to him or her as soon as practicable.
(b)    If a Participant reduces to zero his or her future payroll deductions with respect to the then current Option Period pursuant to Section 7(b) of the Plan, the Participant shall continue to be a Participant for such Option Period unless the Participant elects by notice in writing to the Company to withdraw from participation in the Plan as provided in Section 12(a) of the Plan. The Participant’s reduction to zero, however, will be treated as an election by the Participant to withdraw from the Plan with respect to subsequent Option Periods.
(c)    Any Participant who withdraws from participation in the Plan as provided herein may, as of the beginning of a subsequent Option Period, again become a Participant in accordance with Section 6 of the Plan.
(d)    If a Participant’s payroll deduction terminates for any reason not otherwise provided for in this Section 12 of the Plan, the Participant will be deemed to have withdrawn from participation in the Plan, his or her Option shall be cancelled in its entirety, and the balance in his or her withholding account will be returned to him or her as soon as practicable.
SECTION 13. Termination of Employment. Subject to Section 14 of the Plan, upon the termination of a Participant’s service with the Company or a Subsidiary for any reason, such person will cease to be a Participant, and any Option held by such Participant under the Plan will be deemed cancelled, the balance of his or her withholding account will be returned to him or her, and such person will have no further rights under the Plan.
SECTION 14. Designation of Beneficiary; Death of Participant. (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Stock and cash to the Participant’s credit under the Plan in the event of such Participant’s death prior to delivery to him or her of any such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant’s death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the actual knowledge of the Company) the Company shall deliver such shares and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares of Stock or cash credited to the Participant under the Plan.

(b)    In the event of the death of a Participant, any Option held by the Participant at such time shall be deemed to be immediately cancelled and any cash and/or Stock credited to the Participant under the Plan will be delivered to his or her designated beneficiary or, in the absence of a living designated beneficiary, the executor or administrator of his or her estate (or if no such executor or administrator has been appointed (to the actual knowledge of the Company), to the applicable court having jurisdiction over the administration of such estate) as soon as practicable after the end of the current Option Period.

SECTION 15. Participant’s Rights; Rights Not Transferable. All Participants will have the same rights and privileges under the Plan; provided, that the use of Compensation (which varies among Eligible Employees) as the basis for determining the number of shares for which an Eligible Employee electing to participate in an offering under the Plan may be granted an Option shall not be construed to create a difference in such rights and privileges so long as each Eligible Employee has the right to elect the same percentage of his Compensation as a payroll deduction under Section 7 of the Plan. Each Participant’s rights and privileges with respect to any Option may be exercisable during the Participant’s lifetime only by him or her, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by such Participant may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 16. Employment Rights and Stockholder Rights. (a) Nothing contained in the provisions of the Plan will be construed to give to any employee the right to be retained in the employ of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary to discharge any employee at any time. The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation to the Participant.
(b)    Neither an Eligible Employee nor a Participant shall have any rights as a stockholder with respect to shares subject to an Option issued hereunder until such Option has been exercised and shares issued in accordance with the terms of the Plan.
SECTION 17. Change in Capitalization. In the event of any change in the outstanding Stock by reason of a stock dividend, spin-off, recapitalization, merger, consolidation, reorganization, or other capital change, after the effective date of the Plan, the aggregate number of shares of Stock available under the Plan, the number of shares of Stock under Options granted but not exercised, the maximum number of shares of Stock subject to an Option pursuant to Section 8(a) of the Plan, and the Option price shall be appropriately adjusted in an equitable manner, as determined by the Committee in its sole discretion.
SECTION 18. Amendment and Termination of Plan; Rights Upon Termination. (a) The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by proper action of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares of Stock which may be issued under the Plan (other than an adjustment provided for in Section 17 of the Plan) or to the employees (or class of employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders of the Company within twelve months of its adoption; and provided further, that no such amendment shall make any change in any Option previously granted which would adversely affect the rights of any Participant without the express written consent of such Participant.
(b)    The Plan shall terminate: (i) automatically when all the Stock reserved for the purposes of the Plan has been purchased or (ii) notwithstanding anything in Section 18(a) of the Plan to the contrary, at any time, as the Board of Directors, acting in its sole discretion, shall specify.
(c)    If the Plan is terminated, the Board of Directors may elect in its sole discretion to (i) complete the purchase of shares of Stock underlying outstanding Options on the first Purchase Date following the date of termination of the Plan or (ii) deliver to each Participant the then balance of such Participant’s withholding account, if any (or any combination of clauses (i) and (ii) as the Board of

Directors may elect in its sole discretion), in each case, as soon as reasonably practicable following the date of termination of the Plan. Upon such termination, no Participant shall have any right to acquire shares of Stock under the Plan (other than under clause (i) of this Section or in connection with Options exercised with respect to completed Option Periods where the shares of Stock have not yet been delivered to the Participant) and the participation of all Participants shall terminate immediately as of the date of termination of the Plan.
SECTION 19. Governmental Approvals or Consents. The Board of Directors may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Participants will be eligible for tax benefits under the Code or the laws of any state.
SECTION 20. Costs and Expenses. No brokerage commissions or fees shall be charged by the Company in connection with the purchase of shares of Stock by Participants under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company.
IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed on its behalf this [●]th day of [●], 2021.

SCIENTIFIC GAMES CORPORATION,
By:	/s/ [●]

Its:	[●]

SCIENTIFIC GAMES CORPORATION 6601 BERMUDA ROAD LAS VEGAS, NV 89119
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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D44670-P54412
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCIENTIFIC GAMES CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposal 1:				☐	☐	☐
1.	To elect ten members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.
	Nominees:
01)	Jamie R. Odell	06)	Michael J. Regan
02)	Barry L. Cottle	07)	Timothy Throsby
03)	Antonia Korsanos	08)	Maria T. Vullo
04)	Jack A. Markell	09)	Kneeland C. Youngblood
05)	Hamish R. McLennan	10)	Virginia E. Shanks

The Board of Directors recommends you vote FOR each of the following proposals 2, 3, 4 and 5:							For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.						☐	☐	☐
3.	To ratify an amendment of the Company’s regulatory compliance protection rights plan to extend the term of the plan.						☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.						☐	☐	☐
5.	To approve an amendment and restatement of the Company’s 2003 Incentive Compensation Plan to increase the shares authorized for issuance thereunder.						☐	☐	☐
6.	To approve an amendment of the Company’s Employee Stock Purchase Plan to expand the employees who are eligible to participate therein.						☐	☐	☐
NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.
D44671-P54412

SCIENTIFIC GAMES CORPORATION

6601 Bermuda Road, Las Vegas, NV 89119
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - JUNE 9, 2021

The undersigned hereby appoints Michael C. Eklund and James Sottile, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the virtual Annual Meeting of Stockholders of Scientific Games Corporation to be held online via the Internet via a live webcast at 2:30 p.m. PDT on Wednesday, June 9, 2021, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors.

(Continued and to be signed on reverse side)